                                                                    EXHIBIT 10.1






                             VENTURE HOLDINGS TRUST



                                CREDIT AGREEMENT


                            dated as of May 27, 1999



                            THE LENDERS PARTY HERETO,



           THE FIRST NATIONAL BANK OF CHICAGO, as Administrative Agent

                 THE BANK OF NOVA SCOTIA, as Syndication Agent

           MORGAN STANLEY SENIOR FUNDING, INC., as Documentation Agent







                                  Arranged by:

                         BANC ONE CAPITAL MARKETS, INC.

EXHIBITS

EXHIBIT A                     BORROWING BASE CERTIFICATE
EXHIBIT B                     FOREIGN SUBSIDIARY OPINIONS
EXHIBIT C                     GUARANTY
EXHIBITS D-1 AND D-2          PLEDGE AGREEMENTS
EXHIBIT E                     REVOLVING CREDIT NOTE
EXHIBIT F                     SECURITY AGREEMENTS
EXHIBITS G-1, G-2 AND G-3     TERM NOTES
EXHIBIT H                     DOMESTIC LEGAL OPINIONS
EXHIBIT I                     TRANSFER AND FUNDING INSTRUCTIONS
EXHIBIT J                     COMPLIANCE CERTIFICATE
EXHIBIT K                     ASSIGNMENT AGREEMENT
EXHIBIT L                     NOTICE OF ASSIGNMENT



SCHEDULES

SCHEDULE 1.1-A                PRICING GRID
SCHEDULE 1.1-B                COMMITMENTS
SCHEDULE 1.1-C                PEGUFORM RESTRUCTURING
SCHEDULE 5.6                  TAXES
SCHEDULE 5.7                  LITIGATION
SCHEDULE 5.8                  SUBSIDIARIES
SCHEDULE 5.14                 OWNERSHIP OF PROPERTIES EXCEPTIONS
SCHEDULE 5.26                 INTELLECTUAL PROPERTY
SCHEDULE 5.30                 1999 SENIOR UNSECURED AND
                              SUBORDINATED DEBT DOCUMENTS
SCHEDULE 5.32                 FOREIGN SUBSIDIARY DIVIDEND RESTRICTIONS
SCHEDULE 6.11                 PERMITTED INDEBTEDNESS
SCHEDULE 6.14                 PERMITTED INVESTMENTS
SCHEDULE 6.15                 PERMITTED LIENS
SCHEDULE 6.19                 SUBSIDIARY DIVIDEND RESTRICTIONS
SCHEDULE 6.20                 ADDITIONAL COVENANT EXCLUSION
SCHEDULE 6.24                 NEGATIVE PLEDGE LIMITATIONS

                                CREDIT AGREEMENT


     This Agreement, dated as of May 27, 1999, is among Venture Holdings Trust, a grantor trust organized under the laws of Michigan, the Lenders, The First National Bank of Chicago, as Administrative Agent.

1.   DEFINITIONS

     a. As used in this Agreement:

     "Acquisition" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any Person, or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the Capital Stock of a Person.

     "Additional Subordinated Debt" means additional senior subordinated notes (in addition to the 1999 Subordinated Notes) in the face amount of at least $125,000,000, issued pursuant to agreements and documents, and on terms and provisions, reasonably satisfactory to the Administrative Agent.

     "Administrative Agent" means The First National Bank of Chicago in its capacity as Administrative Agent for the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Administrative Agent appointed pursuant to Article X.

     "Advance" means an advance hereunder (or conversion or continuation thereof) consisting of the aggregate amount of the several Revolving Credit Loans, Interim Term Loan, Term Loan A, Term Loan B, Swing Loans or Facility Letters of Credit made on the same Borrowing Date (or date of conversion or continuation) by the Lenders to the Borrower of the same Type and, in the case of Eurodollar Advances and Eurocurrency Advances, for the same Interest Period.

     "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

     "Aggregate Available Multicurrency Revolving Credit Commitments" means at any date of determination with respect to all Multicurrency Revolving Credit Lenders, an amount equal to the Available Multicurrency Revolving Credit Commitments of all Multicurrency Revolving Credit Lenders on such date.

     "Aggregate Available Revolving Credit Commitments" means as at any date of determination with respect to all Lenders, an amount equal to the Available Revolving Credit Commitments of all Lenders on such date.

     "Aggregate Interim Term Loan Commitment" means the aggregate amount of Interim Term Loan Commitments of all the Interim Term Loan Lenders, not to exceed $125,000,000, as reduced from time to time pursuant to the terms hereof.

     "Aggregate Interim Term Loan Outstandings" means at any date of determination with respect to any Lender, the aggregate unpaid principal amount of such Lender's Interim Term Loan on such date.

     "Aggregate Multicurrency Revolving Credit Commitment" means the aggregate amount, stated in Dollars, of the Multicurrency Revolving Credit Commitments of all the Multicurrency Revolving Credit Lenders, not to exceed $75,000,000, or such greater or lesser amount as determined by the Administrative Agent from time to time, as reduced from time to time pursuant to the terms hereof.

     "Aggregate Multicurrency Revolving Credit Outstandings" means on any date of determination with respect to any Multicurrency Revolving Credit Lender, the aggregate unpaid principal amount of such Lender's Multicurrency Revolving Credit Loans on such date.

     "Aggregate Revolving Credit Commitment" means the aggregate of the Revolving Credit Commitments of all the Revolving Credit Lenders, not to exceed the Dollar Equivalent of $200,000,000, as reduced from time to time pursuant to the terms hereof.

     "Aggregate Revolving Credit Outstandings" means as at any date of determination with respect to any Revolving Credit Lender, the Dollar Equivalent of the sum of the aggregate unpaid principal amount of such Lender's Revolving Credit Loans on such date and the amount of such Lender's Pro Rata Share of the Facility Letter of Credit Obligations and Swing Loans to the Borrower on such date and without duplication the amount of such Lender's participation in other Revolving Credit Loans pursuant to Section 2.25 on such date.

     "Aggregate Term Loan A Commitment" means the aggregate amount of the Term Loan A Commitment of all Term Loan A Lenders, not to exceed $100,000,000, as reduced from time to time pursuant to the terms hereof.

     "Aggregate Term Loan B Commitment" means the aggregate amount of Term Loan B Commitments of all the Term Loan B Lenders, not to exceed $150,000,000, as reduced from time to time pursuant to the terms hereof.

     "Aggregate Term Loan A Outstandings" means at any date of determination with respect to any Lender, the sum of the aggregate unpaid principal amount of such Lender's Term Loan A on such date.

     "Aggregate Term Loan B Outstandings" means as at any date of determination with respect to any Lender, the aggregate unpaid principal amount of such Lender's Term Loan B on such date.

     "Aggregate Term Loan Outstandings" means as at any date of determination with respect to any Lender, the sum of the Aggregate Term Loan A Outstandings, the Aggregate Interim Term Loan Outstandings and Aggregate Term Loan B Outstandings of such Lender.

     "Aggregate Total Outstandings" means as at any date of determination with respect to any Lender, the Dollar Equivalent of an amount equal to the sum of
(a) the Aggregate Revolving Credit Outstandings of such Lender on such date and
(b) the Aggregate Term Loan Outstandings of such Lender on such date.

     "Agreed Currencies" means Dollars and Eurocurrencies.

     "Agreement" means this credit agreement, as it may be amended or modified and in effect from time to time.

     "Agreement Accounting Principles" means generally accepted accounting principles as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in Sections 5.4 and subject to Section 9.9.

     "Alternate Base Rate" means, for any day, a rate of interest per annum equal to the higher of (i) the Corporate Base Rate for such day and (ii) the sum of the Federal Funds Effective Rate for such day plus 1/2% per annum.

     "Applicable Margin" is defined on Schedule 1.1-A.

     "Arranger" means Banc One Capital Markets, Inc.

     "Asset Sale" means the sale, transfer or other disposition by the Borrower or any Subsidiary of any asset of any kind to any Person.

     "Article" means an article of this Agreement unless another document is specifically referenced.

     "Authorized Officer" means the Principal and, subject to the revocation by either the Principal or the Board of Directors, Michael G. Torakis or James E. Butler, or any other person designated in writing by the Board of Directors, the Principal or Michael G. Torakis, or, with respect to any Borrowing Notice or Conversion/Continuation Notice, the controller or assistant controller of the Borrower, in each case acting singly.

     "Available Multicurrency Revolving Credit Commitment" means at any date of determination with respect to any Multicurrency Revolving Credit Lender (after giving effect to the making and payment of any Revolving Credit Loans required on such date pursuant to Section 2.6(b)), the lesser of (a) the excess, if any, of (i) the Dollar Equivalent of such Multicurrency Revolving Credit Lender's Multicurrency Revolving Credit Commitment in effect on such date over (ii) the Aggregate Multicurrency Revolving Credit Outstandings of such Multicurrency Credit Lender on such date and (b) the Available Revolving Credit Commitment of such Lender on such date.

     "Available Revolving Credit Commitment" means at any date of determination with respect to any Revolving Credit Lender (after giving effect to the making and payment of any Revolving Credit Loans required on such date pursuant to
Section 2.6(b)), an amount in Dollars equal to the excess, of (a) the amount of such Lender's Revolving Credit Commitment in effect on such date over (b) the Aggregate Revolving Credit Outstandings of such Lender on such date.

     "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership or any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" shall have a corresponding meaning.

     "Beneficiary" means (i) any beneficiary of the Borrower while it is a trust or (ii) any shareholder or member, as the case may be, of a successor corporation or limited liability company to the Borrower after a Trust Contribution.

     "Board of Directors" means:

          (1) either the board of directors, general partners or manager(s) of the Borrower's Subsidiaries or any duly authorized committee of such board; or

          (2) in the case of the Borrower, the Principal; provided that (a) in the event the Principal's rights, duties and powers are assumed by the Successor Special Advisor Group, "Board of Directors" means the Successor Special Advisor Group and (b) in the event the Borrower is reorganized as a corporation or limited liability company or a Trust Contribution shall occur, "Board of Directors" means the board of directors or manager(s) of the successor corporation or limited liability company.

     "Borrower" means (i) Venture Holdings Trust, a grantor trust organized under the laws of Michigan or (ii) any successor Person to the Borrower in accordance with the provisions of Section 6.12.

     "Borrowing Base" means, as of any date, the sum of (a) an amount equal to 70% of the amount of Eligible Accounts Receivable, plus (b) an amount equal to 40% of the amount of Eligible Inventory.

     "Borrowing Base Certificate" for any date means an appropriately completed report as of such date and substantially in the form of Exhibit A hereto, certified as true and correct as of such date by an Authorized Officer of the Borrower.

     "Borrowing Date" means a date on which an Advance is made hereunder.

     "Borrowing Notice" is defined in Section 2.10.

     "British Pound Sterling" or "(pound)" means the lawful currency of the United Kingdom.

     "Business Day" means (i) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Detroit, Chicago and New York for the conduct of substantially all of their commercial lending activities and on which dealings in United States dollars are carried on in the London interbank market
(ii) with respect to any borrowing, payment or rate selection of Eurocurrency Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Detroit, Chicago and New York for the conduct of substantially all of their commercial lending activities and on which dealings in Dollars and Eurocurrencies are carried on in the London interbank market (and, if the Eurocurrency Advances which are the subject of such borrowing, payment or rate selection are denominated in Euros, a day upon which such clearing or settlement of the Euro is open for business), and (iii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Detroit, Chicago and New York for the conduct of substantially all of their commercial lending activities.

     "Capital Expenditures" means, without duplication, any expenditures for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of the Borrower and its Subsidiaries prepared in accordance with Agreement Accounting Principles.

     "Capital Stock" means (i) in the case of any corporation, all capital stock and any securities exchangeable for or convertible into capital stock and any warrants, rights or other options to purchase or otherwise acquire capital stock or such securities or any other form of equity securities, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distribution of assets of, the issuing Person, including without limitation trust beneficiary interests, but excluding commissions and incentive compensation plans in the ordinary course of business.

     "Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

     "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

     "Cash Equivalents" means:

     (1) cash;

     (2) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof);

     (3) time deposits and certificates of deposit and commercial paper issued by the parent corporation of any domestic commercial bank of recognized standing having capital and surplus in excess of $250,000,000;

     (4) commercial paper issued by others rated at least A-1 or the equivalent thereof by Standard & Poor's Corporation or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc;

     (5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (3) above;

     (6) any money market deposit accounts issued or offered by a domestic commercial bank having capital and surplus in excess of $250,000,000;

     (7) investments in money market funds which invest substantially all their assets in securities of the type described in clauses (1), (2) (3) and (4) above and in the case of (1), (2) and (3) maturing within one year after the date of acquisition.

     "Change in Control" means the occurrence of any of the following:

          (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one transaction or a series of related transactions, of all or substantially all of the properties or assets of the Borrower and its Subsidiaries, taken as a whole, to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act) other than a Principal or a Related Party of a Principal;

          (2) the adoption of a plan relating to the liquidation or dissolution of the Borrower;

          (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principal and his Related Parties, becomes the Beneficial Owner, directly or indirectly, or more than 40% of the Capital Stock of the Borrower or the total voting power in the aggregate normally entitled to vote in the election of directors, managers, or trustees, as applicable, of the transferee(s) or surviving entity or entities, measured by voting power rather than number of shares, but only if the Principal and his Related Parties are the Beneficial Owners, directly or indirectly, of less than a majority of the total voting power in the aggregate normally entitled to vote in the election of directors, managers, or trustees, as applicable, of the Borrower or the transferee(s) or surviving entity or entities, measured by voting power rather than number of shares; or

          (4) during any 12 consecutive months after the Effective Date, individuals who at the beginning of any such 12 month period constituted the Board of Directors of the Borrower (together with any new directors or managers whose election by such Board or whose nomination for election by the equity holders of the Borrower, (A) with respect to Venture Holdings Trust was made pursuant to the terms of the Venture Trust Instrument and (B) with respect to Venture Holding Corporation or another successor to the Borrower, or their respective successors, after the occurrence of a Trust Contribution, (x) was approved by the Beneficiary of Venture Holdings Trust on or before the date of the Trust Contribution, or (y) was approved by a majority of the Board of Directors of the Borrower whose appointment, election or nomination to the Board of Directors was approved in accordance with the preceding clause (x) or by this clause (y)) cease for any reason to constitute a majority of the Board of Directors of the Borrower then in office.

          (5) the occurrence of any "Change of Control", "Change in Control" or similar term or event under the 1997 Senior Unsecured Debt Document, the 1999 Senior Unsecured Debt Documents or the 1999 Senior Subordinated Debt Documents.

Notwithstanding anything in this definition to the contrary, a "Change in Control" shall not be deemed to have occurred solely as a result of a transaction pursuant to which the Borrower is reorganized or reconstituted as a corporation or limited liability company or a Trust Contribution occurs in accordance with the provisions described herein and no event which is otherwise a "Change in Control" shall have occurred.

     "Change in Control Notice" is defined in Section 2.23.1.

     "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

     "Collateral" means all Property of the Borrower and of the Guarantors.

     "Collateral Documents" means, collectively, the Security Agreements, the Mortgages, the Pledge Agreements and all other agreements granting a Lien in favor of the Administrative Agent for the benefit of the Lenders, as any of the foregoing may be amended or modified from time to time.

     "Collateral Shortfall Amount" is defined in Section 8.1.

     "Condemnation" is defined in Section 7.8.

     "Consolidated" or "consolidated" means, when used with reference to any financial term in this Agreement, the aggregate for two or more persons of the amounts signified by such term for all such persons determined on a consolidated basis in accordance with Agreement Accounting Principles.

     "Consolidated Current Assets" means the consolidated current assets of the Borrower and its Subsidiaries determined in accordance with Agreement Accounting Principles.

     "Consolidated Current Liabilities" means the consolidated current liabilities of the Borrower and its Subsidiaries determined in accordance with Agreement Accounting Principles.

     "Consolidated Interest Expense" means, for any period, total net interest and related expense owed to Persons other than the Borrower and its Wholly Owned Subsidiaries (including, without limitation or duplication, that portion of any Capitalized Lease Obligation attributable to interest expense in conformity with Agreement Accounting Principles, amortization of debt discount, all capitalized interest, the interest portion of any deferred payment obligations, all commissions, discounts and other fees and charges owed with respect to letter of credit and bankers acceptance financing, the net costs and net payments under any interest rate hedging, cap or similar agreement or arrangement, agency fees and capitalized transaction costs allocated to interest expense) paid, payable or accrued during such period, without duplication for any other period or otherwise, with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries, all as determined for the Borrower and its Subsidiaries on a consolidated basis for such period in accordance with Agreement Accounting Principles.

     "Consolidated Net Income" means, for any period, the net income (or loss) of the Borrower and its Subsidiaries on a consolidated basis for such period taken as a single accounting period, determined in accordance with Agreement Accounting Principles; provided that in determining Consolidated Net Income there shall be excluded, without duplication: (a) the income of any Person (other than a Subsidiary of the Borrower) in which any Person other than the Borrower or any of its Subsidiaries has a joint interest or partnership interest, except to the extent of the amount of dividends or other distributions actually paid in cash to the Borrower or any of its Subsidiaries by such Person during such period, and all such cash dividends and distributions shall be included in Consolidated Net Income for the period in which such dividends or other distributions were actually paid, (b) the income of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries or that Person's assets are acquired by the Borrower or any of its Subsidiaries, (c) gains and losses from the sale, exchange, transfer or other disposition of property or assets not in the ordinary course of business of the Borrower and its Subsidiaries, and related tax effects in accordance with Agreement Accounting Principles, (d) any extraordinary or non-recurring gains and losses, and related tax effects in accordance with Agreement Accounting Principles, (e) any other income not from the continuing operations of the Borrower or its Subsidiaries, and related tax effects in accordance with Agreement Accounting Principles, (f) the income of any Subsidiary of the Borrower that is not a Guarantor to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the date of determination permitted by operation of the terms of its charter or of any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, or its owners; provided, that if such declaration or payment is not permitted at such date, such income shall nevertheless be included to the extent of the amount of dividends or other distributions are actually paid in cash, directly or indirectly, to the Borrower during such period if such declaration and payment were made during the applicable period without the prior required approval of any Person or governmental authority and were not made in violation of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental resolution applicable to that Restricted subsidiary or its stockholders, (g) any non-cash items added to income, excluding any such non-cash items to the extent it represents the reversal of an accrual or reserve for potential cash items in any prior period, and (h) Permitted Tax Distributions to the extent not already deducted.

     "Consolidated Net Worth" means the aggregate amount of trust equity (i.e., consolidated trust principal) and common shareholders' or members' equity, as applicable, as determined from a consolidated balance sheet of the Borrower and its Subsidiaries, prepared in accordance with Agreement Accounting Principles.

     "Contingent Obligation" of a Person means, without duplication, any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement or takeorpay contract, but excluding the endorsement of instruments for deposit or collection in the ordinary course of business.

     "Conversion/Continuation Notice" is defined in Section 2.11.

     "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414(b) of the Code.

     "Corporate Base Rate" means a rate per annum equal to the corporate base rate of interest announced by First Chicago from time to time or, when used in connection with any Advance denominated in any Eurocurrency, means the correlative floating rate of interest customarily applicable to similar extensions of credit to corporate borrowers denominated in such currency, as determined by the Administrative Agent, changing when and as said corporate base rate or correlative rate changes.

     "Cost Rate" means

1. The cost of compliance with existing requirements of the Bank of England Act 1998 (the "Act") and/or Bank of England and/or the Financial Services Authority (or any authority which replaces all or any of their functions) of a requirement to place non-interest-bearing or Special Deposits (whether interest bearing or not) with the Bank of England and/or pay fees to the Financial Services Authority in respect of liabilities used to fund Advances denominated in British Pounds Sterling will be calculated by the Administrative Agent in relation to each Advance on the basis of rates supplied by the Administrative Agent by reference to the circumstances existing on the first day of each Interest Period in respect of such Advance and, if any such Interest Period exceeds three months, at three calendar monthly intervals from the first day of such Interest Period during its duration calculated in accordance with the following formula:

     AB +C(B-D) + E x 0.01  per cent per annum
     ---------------------
     100 - (A+C)

Where:

     A. is the percentage of eligible liabilities (assuming these to be in excess of any stated minimum) which the Administrative Agent is from time to time required pursuant to the Act to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

     B. is the percentage (expressed as a decimal) rate per annum at which sterling deposits are offered by the Administrative Agent in accordance with its normal practice, for a period equal to (a) the relevant Interest Period (or, as the case may be, remainder of such

          Interest Period) in respect of the relevant Advance or (b) three months, whichever is the shorter, to a leading bank in the London Interbank Market at or about 11:00 a.m. in a sum approximately equal to the amount of such Advance.

     C. is the percentage of eligible liabilities which the Administrative Agent is required from time to time to maintain as interest bearing special deposits with the Bank of England.

     D. is the percentage (expressed as a decimal) rate per annum payable by the Bank of England to the Administrative Agent on interest bearing special deposits.

     E. is the rate payable by the Administrative Agent to the Financial Services authority pursuant to the Fees Regulations (but, for this purpose, the figure at paragraph [2.02b]/[2.03b] of the Fees Regulations shall be deemed to be zero) and calculated in pounds per (pound)1,000,000 of the Fee Base of the Administrative Agent.

2.   For the purposes of this definition:

     (a) "ELIGIBLE LIABILITIES" and "SPECIAL DEPOSITS" shall bear the meanings ascribed to them from time to time under or pursuant to the Bank of England Act 1998 or (as appropriate) by the Bank of England;

     (b) "FEE REGULATIONS" means the Banking Supervision (Fees) Regulations 1998 or such other regulations as may be in force from time to time in respect of the payment of fees for banking supervision; and

     (c) "FEE BASE" shall bear the meaning ascribed to it, and shall be calculated in accordance with, the Fees Regulations.

3. The percentages used in A and C above shall be those required to be maintained on the first day of the relevant period as determined in accordance with B above.

4. In application of the above formula, A, B, C and D will be included in the formula as figures and not as percentages e.g. if A is 0.5 per cent and B is 12 per cent, AB will be calculated as 0.5 x 12 and not as 0.5 per cent x 12 per cent.

5. Calculations will be made on the basis of a 365 day year (or, if market practice differs, in accordance with market practice).

6.   A negative result obtained by subtracting D from B shall be taken as zero.

7. The resulting figures shall be rounded upwards, if not already such a multiple, to the nearest whole multiple of one-thirty second of one percent per annum.

8. Additional amounts calculated in accordance with this definition are payable on the last day of the Interest Period to which they relate.

9. The determination of the relevant Cost Rate by the Administrative Agent in relation to any period shall, in the absence of manifest error, be conclusive and binding on all of the parties hereto.

10. The Administrative Agent may from time to time, after consultation with the Borrower and the Lenders, determine and notify to all parties any amendments or variations which are required to be made to the formula set out above in order to comply with any requirements from time to time imposed by the Bank of England or the Financial Services Authority (or any other authority which replaces all or any of their functions) in relation to Advances denominated in British Pounds Sterling (including any requirements relating to sterling primary liquidity) and, any such determination shall, in the absence of manifest error, be conclusive and binding on all the parties hereto.

     "Default" means an event described in Article VII.

     "Defaulting Lender" means any Lender that (i) on any Borrowing Date fails to make available to the Administrative Agent such Lender's Loans required to be made to the Borrower on such Borrowing Date, (ii) shall not have made a payment to the Administrative Agent required under Section 2.1(d) or (iii) shall not have made a payment to the Issuer pursuant to Section 2.2.5(b). Once a Lender becomes a Defaulting Lender, such Lender shall continue as a Defaulting Lender until such time as such Defaulting Lender makes available to the Administrative Agent, the amount of such Defaulting Lender's Loans and/or to the Issuer, such payments requested by the Issuer together with all other amounts required to be paid to the Administrative Agent and/or the Issuer pursuant to this Agreement.

     "Disqualified Capital Stock" means (a) with respect to a Person, except as to any Subsidiary of such Person, any Capital Stock of such Person that, by its terms or by the terms of any security into which it is convertible, exercisable or exchangeable, is, or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased (including at the option of the holder thereof) by such Person or any of its Subsidiaries, in whole or in part, on or prior to the latest of the Term Loan A Maturity Date, the Term Loan B Maturity Date or the Termination Date and (b) with respect to any Subsidiary of such Person (including with respect to any Subsidiary of the Borrower), any Capital Stock other than any common equity with no preference, privileges, or redemption or repayment provisions.

     "Documentation Agent" means, Morgan Stanley Senior Funding, Inc., in its capacity as Documentation Agent hereunder and not in its individual capacity as a Lender.

     "Dollar Equivalent" means, with respect to any currency, at any date, the equivalent thereof in Dollars, calculated on the basis of the arithmetical mean of the buy and sell spot rates of exchange of the Administrative Agent for such other currency at 11:00 a.m., London time, on the date on or as of which such amount is to be determined.

     "Dollar Revolving Credit Lender" means any Lender which has a Dollar Revolving Credit Commitment.

     "Dollar Revolving Credit Loans" means Revolving Credit Loans denominated in Dollars made to the Borrower pursuant to Section 2.1(a).

     "Dollar Revolving Credit Commitment" means, with respect to each Lender, the commitment of each such Lender to make Revolving Credit Loans in Dollars under Section 2.1(a), and to participate in Facility Letters of Credit and Swing Loans denominated in Dollars, in amounts not exceeding in the aggregate principal or face amount outstanding at any time the Dollar Revolving Credit Commitment amount for such Lender set forth opposite such Lender's name in
Schedule 1.1-B under the heading "Dollar Revolving Credit Commitment" or as otherwise established, reduced, or modified pursuant to the provisions hereof.

     "Dollars" and "$" means the lawful money of the United States of America.

          "Domestic Subsidiary" means any Subsidiary which is organized under the laws of any State of the United States of America or the District of Columbia.

          "EBITDA" means, for any period, Consolidated Net Income for such period plus all amounts deducted in determining such Consolidated Net Income on account of (a) Consolidated Interest Expense, (b) taxes based on income or profits of the Borrower and its Subsidiaries and, without duplication, payments of the State of Michigan single business tax and Permitted Tax Distributions,
(c) depreciation expense and non-cash amortization expense, and (d) other non-cash items (excluding any such non-cash item to the extent it represents an accrual or reserve for potential cash items in any future period), all as determined for the Borrower and its Subsidiaries on a consolidated basis in accordance with Agreement Accounting Principles.

          "Effective Date" means the date inserted by the Administrative Agent in the last paragraph of this Agreement.

          "Eligible Accounts Receivable" means, as of any date, those accounts receivable of the Borrower and its Subsidiaries, on a consolidated basis, valued at the face amount thereof less, without duplication, such reserves as may be established by the Borrower or on the books and records of the Borrower and less such reserves as the Administrative Agent elects to establish in its credit judgment; but shall not include any such account receivable (a) that is outstanding more than 90 days after the earlier of the date of the related invoice or the date the related goods were shipped or services provided, or (b) that for any other reason is at any time deemed by the Administrative Agent to be ineligible in its reasonable credit judgment.

     "Eligible Currency" means any currency other than Dollars (i) that is readily available, (ii) that is freely traded, (iii) in which deposits are customarily offered to banks in the London interbank market, (iv) which is convertible into Dollars in the international interbank market and (v) as to which a Dollar Equivalent may be readily calculated.

     "Eligible Inventory" means, as of any date, that inventory (including raw materials, work in process and finished goods) of the Borrower and its Subsidiaries, on a consolidated basis, less, without duplication, such reserves as may be established by the Borrower or on its books and records and less such reserves as the Administrative Agent elects to establish in its credit judgment; but shall not include any such inventory (a) that does not constitute inventory readily salable or usable in the business of the

Borrower or any Subsidiary, or (b) that for any other reason is at any time deemed by the Administrative Agent to be ineligible in its reasonable credit judgment.

     "Environmental Certificate" means an appropriately completed environmental certificate, substantially in the form approved by the Administrative Agent, delivered by each of the Borrower and Guarantors, certified as true and correct as of such date by an Authorized Officer of the Borrower and each Guarantor.

     "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to (i) the protection of the environment, (ii) the effect of the environment on human health, (iii) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (iv) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

"Euro" and/or "EUR" means the euro referred to in Council Regulation (EC) No. 1103/97 dated June 17, 1997 passed by the Council of the European Union, or, if different, the then lawful currency of the member states of the European Union that participate in the third stage of Economic and Monetary Union.

"Eurocurrency" means (i) so long as such currencies remain Eligible Currencies, British Pounds Sterling and the Euro, and (ii) any other Eligible Currency which the Borrower requests the Administrative Agent to include as a Eurocurrency hereunder and which is acceptable to all of the Multicurrency Revolving Credit Lenders and the Administrative Agent. If, after the designation by the Multicurrency Revolving Credit Lenders of any currency as a Eurocurrency, (x) currency control or other exchange regulations are imposed in the country in which such currency is issued with the result that different types of such currency are introduced, (y) such currency is, in the determination of the Administrative Agent, no longer readily available or freely traded or (z) in the determination of the Administrative Agent, a Dollar Equivalent of such currency is not readily calculable, the Administrative Agent shall promptly notify the Lenders and the Borrower, and such currency shall no longer be a Eurocurrency until such time as all of the Lenders agree to reinstate such currency as an Eurocurrency and promptly, but in any event within five Business Days of receipt of such notice from the Administrative Agent, the Borrower shall repay all Loans in such affected currency or convert such Loans into Loans in Dollars or another Eurocurrency, subject to the other terms set forth in Article II.

     "Eurocurrency Advance" means a Multicurrency Advance which bears interest at the Eurocurrency Rate.

     "Eurocurrency Reference Rate" means, with respect to each Interest Period for a Multicurrency Loan:

     (a) the rate per annum quoted at or about 11:00 a.m. (London time) on the Quotation Date for such period on that page of the Bloombergs' or Reuters' Screen which displays British Bankers Association Interest Settlement Rates for deposits in the relevant Eurocurrency for such period or, if such page or service shall cease to be available, such other page or such other service (as the case may be) for the purpose of displaying British Bankers Association Interest Settlement Rates for such currency as the Administrative Agent, in its discretion, shall select.

     (b) If no such rate is displayed for the relevant currency and the relevant period and there is no Eurocurrency alternative service on which two or more such quotations for the Eurocurrency are displayed, "Eurocurrency Reference Rate" will be the rate at which deposits in the Eurocurrency of that amount are offered by the Administrative Agent for that period to prime banks in the London inter bank market at or about 11:00 a.m. (London time) on the Quotation Date for such period.

     Plus, in each case in which the Eurocurrency Advance is to be made in British Pounds Sterling, the Cost Rate.

     "Eurocurrency Loan" means a Multicurrency Loan which bears interest at the Eurocurrency Rate.

     "Eurocurrency Rate" means, with respect to a Eurocurrency Loan for the relevant Interest Period, the sum of (a) the quotient of (i) the Eurocurrency Reference Rate applicable to such Interest Period, divided by (ii) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus (b) the Applicable Margin.

     "Eurodollar Advance" means an Advance which bears interest at a Eurodollar Rate.

     "Eurodollar Base Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the rate determined by the Administrative Agent to be the rate at which deposits in Dollars are offered to First Chicago by prime banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of First Chicago's relevant Eurodollar Loan and having a maturity approximately equal to such Interest Period.

     "Eurodollar Loan" means a Loan which bears interest at a Eurodollar Rate.

     "Eurodollar Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the sum of (i) the quotient of (a) the Eurodollar Base Rate applicable to such Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus
(ii) the Applicable Margin. The Eurodollar Rate shall be rounded to the next higher multiple of 1/16 of 1% if the rate is not such a multiple.

     "Excess Cash Flow" means for any period, the total of the following for the Borrower and its

Subsidiaries on a consolidated basis: (a) EBITDA, plus (b) increases in deferred income taxes, plus (c) decreases in Working Capital, less (d) Capital Expenditures, less (e) Interest Expense, less (f) all principal payments on the Advances (other than Revolving Credit Advances) during such period and all mandatory principal payments on any other Indebtedness of the Borrower and its Subsidiaries during such period, less (g) decreases in deferred incomes taxes resulting from tax payments actually made during, or to be made with respect to, such period, less (h) increases in Working Capital, less (i) taxes bases on income or profits of the Borrower and its Subsidiaries and, without duplication, payments of the State of Michigan single business tax and Permitted Tax Distributions. It is acknowledged and agreed that cash being held pursuant to Asset Sales which is expected to be reinvested in fixed assets shall be excluded from Excess Cash Flow.

     "Exchange Act" means the securities Exchange Act of 1934, as amended from time to time, and the rules, regulations and interpretations thereunder.

     "Facility Letter of Credit" means a Letter of Credit issued by the Issuer pursuant to Section 2.2.

     "Facility Letter of Credit Obligations" means, as at the time of determination thereof, all liabilities, whether actual or contingent, of the Borrower with respect to the Facility Letters of Credit, including the sum of
(a) Reimbursement Obligations and (b) the aggregate undrawn face amount of the outstanding Facility Letters of Credit.

     "Fairness Committee" means a committee duly established pursuant to the Venture Trust Instrument and the bylaws or other organizational documents of each other Guarantor, Subsidiary and any successor to the Borrower in accordance with the terms hereof without whose approval (and without the approval of a majority of its Independent members) the Borrower, a Guarantor or a Subsidiary shall not be authorized to enter into any transaction or take any action which pursuant to the terms hereof requires approval of the Fairness Committee.

     "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10 a.m. (Detroit time) on such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion or, when used in connection with any Advance denominated in any Eurocurrency, "Federal Funds Effective Rate" means the correlative rate of interest with respect to such Eurocurrency as determined by the Administrative Agent in its sole discretion for such day.

     "Financial Contract" of a Person means (i) any exchange-traded or over-the-counter futures, forward, swap or option contract or other financial instrument with similar characteristics, and (ii) any agreements, devices or arrangements providing for payments related to fluctuations of interest rates, exchange rates or forward rates, including, but not limited to, interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options.

     "First Chicago" means The First National Bank of Chicago, a national banking association, including any of its branches and Affiliates, and its successors and assigns.

     "Fixed Charges" means, for any period, without duplication, the sum of the following amounts for such period (i) Consolidated Interest Expense, (ii) taxes based on income or profits of the Borrower and its Subsidiaries and, without duplication, payments of the State of Michigan single business tax payable by the Borrower or any of its Subsidiaries and Permitted Tax Distributions, and
(iii) all scheduled principal payments paid or payable on Indebtedness, all calculated for the Borrower and its Subsidiaries on a consolidated basis in accordance with Agreement Accounting Principles.

     "Fixed Charge Coverage Ratio" means, as of the end of any fiscal quarter, the ratio of (a) EBITDA minus Capital Expenditures to (b) Fixed Charges, in each case calculated for the four consecutive fiscal quarters then most recently ended for the Borrower and its Subsidiaries on a consolidated basis in accordance with Agreement Accounting Principles consistently applied. Any purchase of fixed assets paid for with the Net Cash Proceeds from the sale of any other fixed assets within 360 days of such sale shall not be considered a Capital Expenditure under this definition to the extent such Net Cash Proceeds were used for such payment.

     "Floating Rate" means, for any day, a rate per annum equal to (i) the Alternate Base Rate for such day plus (ii) the Applicable Margin, in each case changing when and as the Alternate Base Rate changes.

     "Floating Rate Advance" means an Advance which bears interest at the Floating Rate.

     "Floating Rate Loan" means a Loan which bears interest at the Floating
Rate.

     "Foreign Plan" means any employee pension or welfare plan as described in
Section 3(3) of ERISA which (i) is maintained or contributed to for the benefit of employees of the Borrower, any of its subsidiaries or any other member of the Controlled Group, and (ii) is not covered by ERISA pursuant to Section 4(b)(4) of ERISA.

     "Foreign Subsidiary" means each Subsidiary of the Borrower other than a Domestic Subsidiary.

     "Foreign Subsidiary Opinion" means with respect to any Foreign Subsidiary, a legal opinion of counsel to such Foreign Subsidiary addressed to the Administrative Agent and the Lenders with respect to the matters listed on Exhibit B, with such assumptions, qualifications and deviations therefrom as the Administrative Agent shall approve.

     "Governmental Authority" means any nation or government, any state, or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, whether foreign or domestic.

     "Guarantor" means each present and future Domestic Subsidiary of the Borrower and each present and future Foreign Subsidiary of the Borrower required by the Administrative Agent to enter into a Guaranty, which Guaranty is not prohibited by applicable law or existing contractual restrictions or determined by the Administrative Agent to be impractical or cost prohibitive.

     "Guaranty" means, collectively, that certain Guaranty in the form of Exhibit C hereto, executed by the Guarantors in favor of the Administrative Agent, for the ratable benefit of the Lenders, and any other guaranty executed at any time by any Guarantor in connection herewith, as any of the foregoing may be amended or modified from time to time.

     "Indebtedness" of a Person means, without duplication, such Person's (i) obligations for borrowed money or similar monetary obligations, (ii) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (iii) obligations of others, whether or not assumed, secured by Liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, bonds, indentures or other instruments, (v) Capitalized Lease Obligations, (vi) obligations under Financial Contracts, provided that any obligation under any specific Financial Contract shall be net of amount owing to such Person under such Financial Contract, (vii) all reimbursements obligations under outstanding Letters of Credit in respect of drafts which (A) may be presented or (B) have been presented and have not yet been paid, (viii) monetary obligations under any receivables factoring, receivable sales or similar transactions and all monetary obligations under any synthetic lease, tax ownership/operating lease, off-balance sheet financing or similar financing, and (ix) Contingent Obligations of such Person for any of the obligations of other Persons of the type described in the foregoing clauses (i) through (viii).

     "Independent" shall have the meanings ascribed thereto in the 1999 Senior Unsecured Indenture as in effect on the date hereof.

     "Interim Term Loan" means the term loans made on the Effective Date to the Borrower by the Interim Term Loan Lenders pursuant to Section 2.5.

     "Interim Term Loan Lenders" means the Lenders from time to time parties hereto as lenders of the Interim Term Loan.

     "Interim Term Loan Maturity Date" means November 27, 2000.

     "Interim Term Loan Commitment" means with respect to each Interim Term Loan Lender, the commitment of such Lender to make the Advance of the Interim Term Loan on the Effective Date in an amount not exceeding the Interim Term Loan Commitment amount for such Lender set forth on Schedule 1.1-B, or as otherwise established, reduced or modified pursuant to the provisions hereof.

     "Interim Term Loan Percentage" means with respect to each Interim Term Loan Lender, its percentage share of Interim Term Loan.

     "Interest Coverage Ratio" means, as of the end of any fiscal quarter, the ratio of (a) EBITDA for the four fiscal quarters then ending to (b) to the sum of Consolidated Interest Expense, in each case calculated for the four consecutive fiscal quarters then most recently ended for the Borrower and its Subsidiaries on a consolidated basis in accordance with Agreement Accounting Principles consistently applied, provided, however, that (i) Consolidated Interest Expense as calculated for the period ending September 30, 1999 shall be deemed equal to the amount of Consolidated Interest Expense for the fiscal quarter ending September 30, 1999 times four, (ii) Consolidated Interest Expense calculated for the period ending December 31, 1999 shall be deemed equal to the amount of Consolidated Interest Expense for the two consecutive fiscal quarters ending December 31, 1999 times two and (iii) Consolidated Interest Expense as calculated for the period ending March 31, 2000 shall be deemed equal to the amount of Consolidated Interest Expense for the three consecutive fiscal quarters ending March 31, 2000 times four thirds.

     "Interest Period" means, with respect to a Eurodollar Advance or a Eurocurrency Advance, a period of one, two, three or six months commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such Interest Period shall end on the day which corresponds numerically to such date one, two, three, or six months thereafter, provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third, or sixth succeeding month. If a Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

     "Issuer" means First Chicago and any other Lender designated at any time in writing to the parties to the Agreement as an Issuer by the Borrower and the Administrative Agent.

     "Investment" of a Person means any loan, advance (other than commission, travel and similar advances to officers, employees and independent contractors made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade) or contribution of capital by such Person; stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by such Person; any deposit accounts and certificate of deposit owned by such Person; and structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person.

     "Joint Venture" means a limited purpose corporation, partnership, limited liability company, joint venture or similar legal arrangement (whether created by contract or conducted through a separate legal entity) now or hereafter formed by the Borrower or any of its Subsidiaries with another Person or Persons in order to conduct a common venture or enterprise with such Person or Persons.

     "Lenders" means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns.

     "Lending Installation" means, with respect to a Lender or the Administrative Agent, any office, branch, subsidiary or Affiliate of such Lender or the Administrative Agent with respect to each Eurocurrency listed on the administrative information sheets provided to the Administrative Agent in connection herewith or otherwise selected by such Lender or the Administrative Agent pursuant to Section 2.18.

     "Letter of Credit" of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

     "Letter of Credit Collateral Account" is defined in Section 2.2.7.

     "Leverage Ratio" means, at any time, the ratio of Total Debt at such time to EBITDA calculated for the four most recently ended fiscal quarters as of such time.

     "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement benefiting a third party of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

     "Loan" means, with respect to a Lender, such Lender's loan made pursuant to
Article II (or any conversion or continuation thereof), and, with respect to the Administrative Agent, the Swing Loans.

     "Loan Documents" means this Agreement, the Notes, the Collateral Documents, the Guaranty, the Environmental Certificate, Rate Hedging Agreements with any Lender or its Affiliates and all other agreements and documents contemplated hereby or otherwise executed in connection herewith by the Borrower or any Guarantor.

     "Margin Stock" means "margin stock" as such term is defined in Regulation T, U or X.

     "Material Adverse Effect" means a material adverse effect on (i) the business, Property, condition (financial or otherwise), results of operations, or prospects of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower or any Guarantor to perform its obligations under the Loan Documents, or (iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Administrative Agent or the Lenders thereunder.

     "Mortgages" means each mortgage, deed of trust or similar document granting a Lien on real property entered into by the Borrower or any Guarantor for the benefit of the Administrative Agent and the Lenders pursuant to this Agreement, substantially in the forms as approved by the Administrative Agent, as amended or modified from time to time.

     "Multicurrency Advance" means a borrowing hereunder (or continuation or a conversion thereof) consisting of the several Multicurrency Loans made on the same Borrowing Date (or date of conversion or continuation) by the Lenders to a Borrower of the same Type, in the same Eurocurrency and for the same Interest Period.

     "Multicurrency Revolving Credit Commitment" means, as to any Multicurrency Revolving Credit Lender at any time, its obligation to make Revolving Credit Loans to the Borrower in Eurocurrencies under Section 2.1.(b) in an aggregate amount not to exceed at any time outstanding the Dollar Equivalent of the amount set forth opposite such Lender's name in Schedule 1.1-B under the heading "Multicurrency Revolving Credit Commitment" or as otherwise established, reduced or modified pursuant to the provisions hereof.

     "Multicurrency Revolving Credit Lender" means a Revolving Credit Lender which has a Multicurrency Revolving Credit Commitment or holds a Multicurrency Revolving Credit Loan.

     "Multicurrency Revolving Credit Loans" means Revolving Credit Loans denominated in Eurocurrencies made to the Borrower pursuant to Section 2.1(b).

     "Multiemployer Plan" means a plan defined in Section 4001(a)(3) of ERISA to which the Borrower or any member of the Controlled Group has an obligation to contribute.

     "Net Cash Proceeds" means, without duplication (a) in connection with any sale or other disposition of any asset or any settlement by, or receipt of payment in respect of, any property insurance claim or condemnation award, the cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such sale, settlement or payment, net of reasonable and documented attorneys' fees, accountants' fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset which is the subject of such sale, insurance claim or condemnation award (other than any Lien in favor of the Administrative Agent for the benefit of the Administrative Agent and the Lenders) and other customary fees and expenses actually incurred in connection therewith, taxes paid or reasonably estimated to be payable as a result thereof, and any cash reserves required to be maintained for liabilities associated with the sale (provided that such cash reserves shall become Net Cash Proceeds when no longer required to be held as reserves), and (b) in connection with any issuance or sale of any equity securities or debt securities or instruments or the incurrence of loans, the cash proceeds received from such issuance or incurrence, net of investment banking fees, reasonable and documented attorneys' fees, accountants' fees, underwriting discounts and commissions and other reasonable and customary fees and expenses actually incurred in connection therewith.

     "1997 Credit Agreement" means the Credit Agreement dated as of July_9, 1997, as amended, among the borrowers named therein, the lenders party thereto and NBD Bank, as agent.

     "1997 Senior Unsecured Indenture" means the Indenture dated as of July 1, 1997 among the Borrower and certain of its Subsidiaries, as Issuers and The Huntington National Bank, as Indenture Trustee, under which the 1997 Senior Unsecured Notes were issued.

     "1997 Senior Unsecured Debt Documents" means the 1997 Senior Unsecured Indenture, together with all agreements, documents and instruments executed in connection therewith at any time related to the 1997 Senior Unsecured Notes.

     "1997 Senior Unsecured Notes" means the $205,000,000 9 1/2% Senior Notes due 2005 issued by the Borrower and certain of its Subsidiaries on July 9, 1997.

     "1999 Senior Unsecured Indenture" means that certain Indenture dated as of the Effective Date among the Borrower, as issuer, and The Huntington National Bank, as Indenture Trustee, under which the 1999 Senior Unsecured Notes were issued.

     "1999 Senior Unsecured Debt Documents" means the 1999 Senior Unsecured Indenture, together with all agreements, documents and instruments executed in connection therewith at any time related to the 1999 Senior Unsecured Notes.

     "1999 Senior Unsecured Notes" means the $125,000,000 Senior Notes due 2007 issued by the Borrower on the Effective Date.

     "1999 Subordinated Debt" means all Indebtedness owing pursuant to the 1999 Subordinated Debt Documents.

     "1999 Subordinated Debt Documents" means the 1999 Subordinated Indenture, together with all agreements, documents and instruments executed in connection therewith at any time related to the 1999 Subordinated Notes.

     "1999 Subordinated Indenture" means that certain Indenture dated as of the Effective Date among the Borrower, as issuer, and The Huntington National Bank, as Indenture Trustee, under which the 1999 Subordinated Notes were issued.

     "1999 Subordinated Notes" means the $125,000,000 Senior Subordinated Notes due 2009 issued by the Borrower on the Effective Date.

     "Note" means the Swingline Note, any Revolving Credit Note or any Term
Note.

     "Notice of Assignment" is defined in Section 12.3.2.

     "Obligations" means, without duplication, all unpaid principal of and accrued and unpaid interest on the Loans, all accrued and unpaid fees, all Facility Letter of Credit Obligations and all other obligations of any of the Borrower or Guarantors to the Lenders or to any Lender or the Issuer or the Administrative Agent arising under the Loan Documents, in each case whether now or hereafter owing.

     "Operating Expense or Cost Reduction" means, with respect to the calculation of any financial ratio under this Agreement on a Pro Forma Basis, an operating expense or cost reduction with respect to an Acquisition, which, in the good faith estimate of management, will be realized as a result of such Acquisition, provided that the foregoing eliminations of operating expenses and realizations of cost reductions shall be of the types permitted to be given effect to in accordance with Article 11 of Regulation S-X under the Exchange Act and the rules and regulations promulgated by the Securities and Exchange Commission thereunder, as in effect on the Effective Date and such reduction is subject to negative comfort by the Borrower's independent public accountants.

     "Operating Lease" of a Person means any lease of Property (other than a Capitalized Lease) by such Person as lessee which has an original term (including any required renewals and any renewals effective at the option of the lessor) of one year or more.

     "Overdue Rate" means (a) in respect of principal of Floating Rate Loans, a rate per annum that is equal to the sum of three percent (3%) per annum plus the Floating Rate, (b) in respect of principal of Eurodollar Loans or Eurocurrency Loans, a rate per annum that is equal to the sum of three percent (3%) per annum plus the per annum rate in effect thereon until the end of the then current Interest Period for such Loan and, thereafter, a rate per annum that is equal to the sum of three percent (3%) per annum plus the Floating Rate, and (c) in respect of other amounts payable by the Borrower hereunder (other than interest), a per annum rate that is equal to the sum of three percent (3%) per annum plus the Floating Rate.

     "Participants" is defined in Section 12.2.1.

     "Pass Through Entity" is defined in Section 6.10.

     "Payment Date" means the last Business Day of each March, June, September and December.

     "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

     "Peguform" means Peguform GmbH, a limited liability company organized under the laws of Germany.

     "Peguform Acquisition" means the Acquisition to be completed pursuant to the Peguform Acquisition Documents.

     "Peguform Acquisition Documents" means the agreements dated on March 8, 1999 between the Borrower and those companies listed in the agreements for the Acquisition of Peguform, together with all agreements, documents and instruments executed in connection therewith or otherwise pursuant thereto.

     "Peguform Restructuring" means the restructuring to be completed following the Peguform Acquisition as described on Schedule 1.1-C hereto.

     "Permitted Tax Distributions" is defined in Section 6.10.

     "Person" or "person" means any natural person, corporation, firm, limited liability company, joint venture, partnership, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

     "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.

     "Pledge Agreements" means each Pledge Agreement entered into by the Borrower or any Guarantor for the benefit of the Administrative Agent and the Lenders pursuant to this Agreement substantially in the forms attached hereto as Exhibits D-1 and D-2, as amended or modified from time to time.

     "Principal" means Larry J. Winget.

     "Pro Forma Basis" means, for purposes of calculating compliance with any financial ratio under this Agreement, giving pro forma effect to certain transactions such that, (i) Acquisitions which occurred during the four full fiscal quarters ended immediately preceding any date upon which any determination is to be made pursuant to this Agreement (the "Reference Period") or subsequent to the Reference Period and on or prior to the determination date shall be assumed to have occurred on the first day of the Reference Period and any Operating Expense or Cost Reduction with respect to such Acquisition shall be deducted from such calculation, (ii) transactions giving rise to the need to calculate any financial ratio under this Agreement shall be assumed to have occurred on the first day of the Reference Period, (iii) the incurrence of any Indebtedness or issuance of any Disqualified Capital Stock during the Reference Period or subsequent to the Reference Period and on or prior to the determination date (and the application of the proceeds therefrom, including to refinance or retire other Indebtedness) shall be assumed to have occurred on the first day of such Reference Period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based on the average daily balance during the Reference Period), and (iv) the Consolidated Fixed Charges of such person attributable to interest on any Indebtedness or dividends on any Disqualified Capital Stock bearing a floating interest (or dividend) rate shall be computed on a pro forma basis as if the average rate in effect from the beginning of the Reference Period to the determination date had been the applicable rate for the entire period, unless such person or any of its Subsidiaries is a party to any Rate Hedging Agreement (which shall remain in effect for the 12-month period immediately following the determination date) that has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used.

     "Pro Forma Financial Statements and Projections" mean the pro forma financial statements giving effect to the Acquisition and projections of the financial results of the Borrower previously furnished by the Borrower to the Administrative Agent and the Lenders.

     "Pro Rata Share" means, for each Lender, the ratio such Lender's Revolving Credit Commitment bears to the Aggregate Revolving Credit Commitment, or, if the Revolving Credit Commitments have been terminated, the ratio such Lender's Revolving Credit Commitment bore to the Aggregate Revolving Credit Commitment immediately prior to such termination, subject to Section 2.5(b).

     "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

     "Purchasers" is defined in Section 12.3.1.

     "Quotation Date" in relation to any period for which a Eurocurrency Reference Rate is to be determined hereunder, means the date on which quotations would ordinarily be given by prime lenders in the London inter-bank market for deposits in the Eurocurrency in relation to which such rate is to be determined for delivery on the first day of that period, provided that, if, for such period, quotations would ordinarily be given on more than one date, the Quotation Date for that period shall be the last of those dates.

     "Rate Hedging Agreement" means an agreement, device or arrangement providing for payments which are related to fluctuations of interest rates, commodity prices, exchange rates or forward rates, including, but not limited to, dollardenominated or crosscurrency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants.

     "Rate Hedging Obligations" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Rate Hedging Agreements, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Hedging Agreement.

     "Reimbursement Obligations" means, at any time, without duplication, the aggregate of the obligations of the Borrower to the Lenders and the Issuer in respect of all unreimbursed payments or disbursements made by the Issuer and the Lenders under or in respect of the Facility Letters of Credit.

     "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

     "Regulation T" means Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors.

     "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors.

     "Regulation X" means Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors.

     "Related Party" means the Principal's estate or legal representative, members of his immediate family and all lineal descendants of the Principal and all spouses of such lineal descendants (or any trust(s) or entity(ies) whose sole beneficiaries or holders of Capital Stock, or the holders of a majority of the outstanding Voting Stock are any one or more of the foregoing).

     "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

     "Required Lenders" at any time means Lenders holding at least 51% of the Revolving Credit Commitments, the Aggregate Interim Term Loan Outstandings of all Lenders, the Aggregate Term Loan A Outstandings of all Lenders and the Aggregate Term Loan B Outstandings of all Lenders (or 51% of the Aggregate Total Outstandings at such time if the Revolving Credit Commitments have been terminated).

     "Required Multicurrency Revolving Credit Lenders" at any time means Multicurrency Revolving Credit Lenders holding at least 51% of the Multicurrency Revolving Credit Commitments (or 51% of the Aggregate Multicurrency Revolving Credit Outstandings at such time if the Revolving Credit Commitments have been terminated).

     "Required Revolving Credit Lenders" means Revolving Credit Lenders holding not less than 51% of the Revolving Credit Commitments (or 51% of the Revolving Credit Loans and Reimbursement Obligations if the Revolving Credit Commitments have been terminated).

     "Required Term Loan A Lenders" means Term Loan A Lenders holding not less than 51% of the Term Loan A Commitments (or 51% of the Aggregate Term Loan A Outstandings if the Term Loan A Commitments have been terminated.)

     "Required Term Loan B Lenders" means Term Loan B Lenders holding not less than 51% of the Term Loan B Commitments (or 51% of the Aggregate Term Loan B Outstandings if the Term Loan B Commitments have been terminated.)

     "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

     "Reserve Requirement" means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities and/or under any applicable requirements of any Governmental Authority in the country in which such Eurocurrency circulates in the case of any Multicurrency Loan, without duplication of the effect of the Cost Rate in the determination of applicable interest rates and costs hereunder.

     "Revolving Credit Commitments" means, with respect to each Lender, the commitment of each such Lender to make Revolving Credit Loans, and to participate in Facility Letters of Credit and Swing Loans, in amounts not exceeding in the aggregate principal or face amount outstanding at any time the Revolving Credit Commitment amount for such Lender set forth next to the name of such Lender on the signature pages hereof, or, as to any Lender becoming a party hereto after the Effective Date, as set forth in the applicable assignment, in each case as reduced or modified pursuant to this Agreement.

     "Revolving Credit Lenders" means those Lenders which have Revolving Credit Commitments or, if such Revolving Credit Commitments shall have been terminated, have outstanding Revolving Credit Loans or Facility Letters of Credit Obligations.

     "Revolving Credit Loan" means any borrowing under Section 2.1(a) or (b).

     "Revolving Credit Notes" means the promissory notes, if any, of the Borrower in substantially the form of Exhibit E hereto evidencing the Revolving Credit Loans, respectively, as amended or modified from time to time and together with any promissory note or notes issued in exchange or replacement therefor.

     "Same Day Funds" means (i) with respect to disbursements and payments in Dollars, immediately available funds, and (ii) with respect to disbursements and payments in any Eurocurrency, same day or other funds as may be determined by the Administrative Agent to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Eurocurrency.

     "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

     "Secured Obligations" means, collectively, (i) the Obligations and (ii) all Rate Hedging Obligations owing to one or more Lenders or their Affiliates.

     "Securities Act" means the Securities Act of 1993, as amended from time to time, and the rules, regulations and interpretations thereunder.

     "Security Agreement" means each security agreement in substantially the form of Exhibit F hereto entered into by the Borrower or any Guarantor for the benefit of the Administrative Agent and the Lenders pursuant to this Agreement, as amended or modified from time to time.

     "Single Employer Plan" means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

     "Significant Subsidiary" means any one or more Subsidiaries of the Borrower which, if considered in the aggregate as a single Subsidiary, (i) represent more than 5% of the consolidated assets of the Borrower and its Subsidiaries as would be shown in the consolidated financial statements of the Borrower and its Subsidiaries as at the beginning of the twelve month period ending with the month in which such determination is made, or (ii) are responsible for more than 10% of the consolidated net sales or of the consolidated net income of the Borrower and its Subsidiaries as reflected in the financial statements referred to in clause (i) above.

     "Subordinated Indebtedness" of a Person means any Indebtedness of such Person the payment of which is subordinated to payment of the Secured Obligations to the written satisfaction of the Required Lenders.

     "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or
(ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" means a Subsidiary of the Borrower.

     "Substantial Portion" means, with respect to the Property of the Borrower and its Subsidiaries, property which (i) represents more than 5% of the consolidated assets of the Borrower and its Subsidiaries as would be shown in the consolidated financial statements of the Borrower and its Subsidiaries as at the beginning of the twelve month period ending with the month in which such determination is made, or (ii) is responsible for more than 10% of the consolidated net sales or of the consolidated net income of the Borrower and its Subsidiaries as reflected in the financial statements referred to in clause (i) above.

     "Swing Loans" is defined in Section 2.1(d).

     "Swingline Note" means the promissory note of the Borrower evidencing the Swing Loans, in form satisfactory to the Administrative Agent, as amended or modified from time to time and together with any promissory note or notes issued in exchange or replacement therefor.

     "Syndication Agent" means The Bank of Nova Scotia as Syndication Agent hereunder, and not in its individual capacity as a Lender.

     "Term Loan A" means the term loans made on the Effective Date to the Borrower by the Term Loan A Lenders pursuant to Section 2.3.

     "Term Loan A Lenders" means the Lenders from time to time parties hereto as lenders of Term Loan A.

     "Term Loan A Commitment" means with respect to each Term Loan A Lender, the commitment of such Lender to make an Advance of Term Loan A in an amount not exceeding the Term Loan A Commitment amount for such Lender set forth on
Schedule 1.1-B, or as otherwise established, reduced or modified pursuant to the provisions hereof.

     "Term Loan A Maturity Date" means May 27, 2004.

     "Term Loan A Percentage" means with respect to each Term Loan A Lender, its percentage share of Term Loan A.

     "Term Loan Lenders" means collectively the Interim Term Loan Lenders, the Term Loan A Lenders and the Term Loan B Lenders.

     "Term Loan B" means the term loans made on the Effective Date to the Borrower by the Term Loan B Lenders pursuant to Section 2.4.

     "Term Loan B Commitment" means with respect to each Term Loan B Lender, the commitment of such Lender to make Advances of Term Loans B on the Effective Date in an amount not exceeding the Term Loan B Commitment amount for such Lender set forth on Schedule 1.1-B, or as otherwise established, reduced or modified pursuant to the provisions hereof.

     "Term Loan B Lenders" means the Lenders from time to time parties hereto as lenders of Term Loan B.

     "Term Loan B Maturity Date" means April 1, 2005.

     "Term Loan B Percentage" means with respect to each Term Loan B Lender, its percentage share of Term Loan B.

     "Term Notes" means the term notes, if any, made by the Borrower to each of the applicable Lenders in the form attached as Exhibits G-1, G-2 and G-3 to this Agreement to evidence Term Loan A, Term Loan B and the Interim Term Loan, respectively, as such notes may be amended or supplemented from time to time, and any notes issued in substitution,_renewal or replacement thereof from time to time.

     "Termination Date" means the earlier to occur of (a) May 27, 2004, and (b) the date on which the Revolving Credit Commitments shall be terminated pursuant hereto.

     "Total Debt" as of any date, means all of the following for the Borrower and its Subsidiaries on a consolidated basis and without duplication: (i) all debt for borrowed money and similar monetary obligations evidenced by bonds, notes, debentures, Capitalized Lease Obligations or otherwise, including without limitation obligations in respect of the deferred purchase price of properties or assets and all monetary obligations and other amounts financed pursuant to any receivables factoring, receivable sales or similar transactions, any synthetic lease, tax ownership/operating lease, off-balance sheet financing or similar financing, in each case whether direct or indirect; (ii) all liabilities of others secured by any Lien existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed;
(iii) all reimbursement obligations under outstanding letters of credit, bankers acceptances or similar instruments in respect of drafts which (A) may be presented or (B) have been presented and have not yet been paid and are not included in clause (i) above; and (iv) all guarantees and other Contingent Obligations relating to indebtedness or liabilities of the type described in the foregoing clauses (i), (ii) or (iii).

     "Transferee" is defined in Section 12.4.

     "Trust Contribution" is defined in Section 6.12.

     "Type" means, with respect to any Advance, its nature as a Floating Rate Advance, Eurodollar Advance or Eurocurrency Advance.

     "Unfunded Liabilities" means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans using PBGC actuarial assumptions for single employer plan terminations.

     "United Kingdom" or "U.K." means the United Kingdom of Great Britain and Northern Ireland.

     "United States" or "U.S." means the United States of America.

     "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

     "Venture Trust Instrument" means the Agreement, dated December 28, 1987, as amended and restated on February 16, 1994, as amended, among the Principal, as Trustee, and the Principal, as Settlor, Beneficiary and Special Advisor, as such agreement may be amended in accordance with the terms hereof.

     "VHT Trustee" means the Principal, as trustee under the Venture Trust Instrument, and any successor or replacement trustee or any co-trustee appointed pursuant to the terms of the Venture Trust Instrument.

     "Voting Stock" of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, trustees or similar persons thereof.

     "WhollyOwned Subsidiary" of a Person means any Subsidiary of such Person for which at least 99% of the outstanding Voting Stock of such Subsidiary shall at the time be owned or controlled, directly or indirectly, by such Person.

     "Working Capital" means, as of any date, the amount, if any, by which Consolidated Current Assets exceeds Consolidated Current Liabilities.

     "Year 2000 Issues" means anticipated costs, problems and uncertainties associated with the inability of certain computer applications to effectively handle data including dates on and after January 1, 2000, as such inability affects the business, operations and financial condition of the Borrower and its Subsidiaries and of the Borrower's and its Subsidiaries' material customers, suppliers and vendors.

     "Year 2000 Program" is defined in Section 5.28.

     The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.


2.   THE CREDITS

     a.   Revolving Credit Commitments of the Lenders

               (1) Dollar Revolving Credit Loans. Each Revolving Credit Lender agrees, for itself only, subject to the terms and conditions of this Agreement, to make Dollar Revolving Credit Loans to the Borrower from time to time from and including the Effective Date to but excluding the Termination

                    Date, not to exceed in aggregate principal amount at any time outstanding the amount determined pursuant to Section 2.1(c). Dollar Revolving Credit Loans or any portion thereof at the Borrower's option, may be Floating Rate Loans or Eurodollar Loans or any combination thereof subject to the terms thereof, with the initial selection by the Borrower in accordance with procedures acceptable to the Administrative Agent and the subsequent selections in accordance with Sections 2.10 or 2.11 .

               (2) Multicurrency Revolving Credit Loans Each Multicurrency Revolving Credit Lender agrees, for itself only, subject to the terms and conditions of this Agreement, to make Multicurrency Revolving Credit Loans to the Borrower from time to time from and including the Effective Date to but excluding the Termination Date, not to exceed in aggregate principal amount at any time outstanding the amount determined pursuant to Section 2.1(c). Multicurrency Revolving Credit Loans shall be Eurocurrency Loans, with the initial selection by the Borrower in accordance with procedures acceptable to the Administrative Agent and any subsequent selections in accordance with Sections 2.10 and 2.11.

               (3) Limitation on Amount of Advances. Notwithstanding anything in this Agreement to the contrary, (i) the Dollar Equivalent of the aggregate principal amount of the Revolving Credit Loans, the Swing Loans and the Facility Letter of Credit Obligations at any time outstanding to the Borrower shall not exceed the lesser of (A) the amount of the Borrowing Base as of the most recently received Borrowing Base Certificate and (B) the Aggregate Revolving Credit Commitment as of the date any such Advance is made, provided, however, that the Dollar Equivalent of the aggregate Facility Letter of Credit Obligations at any time shall not exceed $50,000,000 and the Dollar Equivalent of the aggregate of Swing Loans at any time outstanding shall not exceed $15,000,000, (ii) the Dollar Equivalent of the Aggregate Revolving Credit Outstandings of any Revolving Credit Lender shall not exceed the Revolving Credit Commitment of such Lender, and (iii) the Dollar Equivalent of the Aggregate Multicurrency Revolving Credit Outstandings of any Multicurrency Revolving Credit Lender shall not exceed the Multicurrency Revolving Credit Commitment of such Lender.

               (4)  Swing Loans.

                    (a) Making of Swing Loans. The Administrative Agent may elect in its sole discretion to make revolving loans (the "Swing Loans") to the Borrower from time to time prior to the Termination Date in Dollars or any Eligible Currency up to an aggregate Dollar Equivalent at any one time outstanding not to exceed the lesser of
                         (i) $15,000,000 or (ii) the amount allowable under Section 2.1(c). The Administrative Agent may make Swing Loans (provided that the Administrative Agent has received a request in writing or via telephone from an Authorized Officer for funding of a Swing Loan) no later than noon, Detroit time, on the Business Day on which such Swing Loan is requested to be made, or 11:00 a.m., London time, on such Business Day, in the case of any Swing Loan in an Eligible Currency. Each outstanding Swing Loan shall be payable on the Business Day following demand therefor and in any event no later than five Business Days after the Borrowing Date for such Swing Loan, with interest at such rate as the Borrower and the Administrative Agent shall agree, shall be secured as part of the Secured Obligations by the Collateral and shall otherwise be subject to all the terms and conditions applicable to Loans, except that all interest thereon shall be payable to the Administrative Agent solely for its own account.

                    (b) Swing Loan Borrowing Requests. The Borrower agrees to deliver promptly to the Administrative Agent a written confirmation of each telephonic notice for Swing Loans signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Administrative Agent, the records of the Administrative Agent shall govern, absent manifest error.

                    (c) Repayment of Swing Loans. At any time after making a Swing Loan, the Administrative Agent may request the Borrower to, and upon request by the Administrative Agent the Borrower shall, promptly request a Revolving Credit Loan from all the Revolving Credit Lenders and apply the proceeds of such Revolving Credit Loan to the repayment of any Swing Loan owing by the Borrower not later than three Business Days following the Administrative Agent's request. Notwithstanding the foregoing, upon the earliest to occur of (a) 12 noon, Detroit time, on the sixth Business Day after a Swing Loan is made, (b) three Business Days after demand is made by the Administrative Agent, (c) the date a Swing Loan is to be refunded with a Revolving Credit Loan, and (d) the Termination Date, the Borrower agrees that each Swing Loan outstanding in an Eligible Currency shall be immediately and automatically converted to and redenominated in Dollars equal to the Dollar Equivalent of each such Swing Loan determined as of the date of such conversion, and each Revolving Credit Lender (other than the Administrative Agent) shall irrevocably and unconditionally purchase from the Administrative Agent, without recourse or warranty, an undivided interest and participation in such Swing Loan in an amount equal to such

                         Lender's Pro Rata Share of such Swing Loan and promptly pay such amount to the Administrative Agent in immediately available funds. Such payment shall be made by the other Lenders whether or not a Default or Unmatured Default is then continuing or any other condition precedent set forth in Section 4.2 is then met and whether or not the Borrower has then requested an Advance in such amount; and such Swing Loan shall thereupon be deemed to be a Floating Rate Advance hereunder made on the date of such purchase (except, as aforesaid, with respect to the existence of any Default or Unmatured Default or the meeting of any condition precedent specified in Section 4.2 on such date). If any Lender fails to make available to the Administrative Agent any amounts due to the Administrative Agent pursuant to this Section, the Administrative Agent shall be entitled to recover such amount, together with interest thereon at the Federal Funds Effective Rate for the first three Business Days after such Lender receives notice of such required purchase and thereafter, at the Floating Rate, payable
                         (i) on demand, (ii) by setoff against any payments made to the Administrative Agent for the account of such Lender or (iii) by payment to the Administrative Agent by the Administrative Agent of amounts otherwise payable to such Lender under this Agreement. The failure of any Revolving Credit Lender to make available to the Administrative Agent its Pro Rata Share of any unpaid Swing Loan shall not relieve any other Revolving Credit Lender of its obligation hereunder to make available to the Administrative Agent its Pro Rata Share of any unpaid Swing Loan on the date such payment is to be made, but no Lender shall be responsible for the failure of any other Lender to make available to the Administrative Agent its Pro Rata Share of any unpaid Swing Loan.

b.   Facility Letters of Credit.

     i. Obligation to Issue. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Borrower and the Guarantors in the Loan Documents, the Issuer hereby agrees to issue for the account of the Borrower through such of the Issuer's Lending Installations as the Issuer and the Borrower may jointly agree, one or more Facility Letters of Credit in accordance with this Section 2.2, from time to time during the period, commencing on the Effective Date and ending on the Business Day prior to the Termination Date.

     ii. Conditions for Issuance. In addition to being subject to the satisfaction of the conditions contained in Section 4.2, the obligation of the Issuer to issue any Facility Letter of Credit is subject to the satisfaction in full of the following conditions:

               (a) the aggregate maximum amount then available for drawing under Letters of Credit issued by the Issuer, after giving effect to the Facility Letter of Credit requested hereunder, shall not exceed any limit imposed by law or regulation upon the Issuer;

               (b) after giving effect to the requested issuance of any Facility Letter of Credit, the sum of (a) the Facility Letter of Credit Obligations and (b) the total aggregate unpaid principal balance of the Revolving Credit Loans and Swing Loans does not exceed the amount permitted under 2.1(c).

               (c) the requested Letter of Credit has an expiration date prior to the earlier of the Termination Date or the date one year after the issuance of such Letter of Credit;

               (d) the Borrower shall have delivered to the Issuer at such times and in such manner as the Issuer may reasonably prescribe such documents and materials as may be required pursuant to the terms of the proposed Letter of Credit and the proposed Letter of Credit shall be reasonably satisfactory to the Issuer as to form and content; and

               (e) as of the date of issuance, no order, judgment or decree of any court, arbitrator or governmental authority shall purport by its terms to enjoin or restrain the Issuer from issuing the Facility Letter of Credit and no law, rule or regulation applicable to the Issuer and no request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over the Issuer shall prohibit or request that the Issuer refrain from the issuance of Letters of Credit generally or the issuance of that Facility Letter of Credit.

     iii. Procedure for Issuance of Facility Letters of Credit.

          (1) The Borrower shall give the Issuer two Business Day's prior written notice of any requested issuance of a Facility Letter of Credit under this Agreement (except that, in lieu of such written notice, the Borrower may give the Issuer (x) notice of such request by tested telex or other tested arrangement satisfactory to the Issuer or (y) telephonic notice of such request if confirmed in writing by delivery to the Issuer (i) immediately
               (A) of a telecopy of the written notice required hereunder which has been signed by an Authorized Officer of the Borrower or (B) of a telex containing all information required to be contained in such written notice and (ii) promptly (but in no event later than the requested time of issuance) of a copy of the written notice required hereunder containing the original signature of an Authorized Officer of the Borrower); such notice shall be irrevocable and shall specify the stated amount of the Facility Letter of Credit requested, the effective date (which day shall be a Business Day) of issuance of such requested Facility Letter of Credit, the date on which such requested Facility Letter of Credit is to expire (which date shall be a Business Day and shall in no event be later than the earlier of Termination Date or the date one year after the issuance of such Letter of Credit), the purpose for which such Facility Letter of Credit is to be issued, and the Person for whose benefit the requested Facility Letter of Credit is to be issued. At the time such request is made, the Borrower shall also provide the Issuer with a copy of the form of the Facility Letter of Credit it is requesting be issued. Such notice, to be effective, must be received by the Issuer not later than 2:00 p.m. (Detroit time) or the time agreed upon by the Issuer and the Borrower on the last Business Day on which notice can be given under this
               Section 2.2.3(a). The Issuer shall promptly forward to the Lenders a copy of the Borrower's request for the issuance of a Letter of Credit hereunder.

          (2) Subject to the terms and conditions of this Section 2.2.3 and provided that the applicable conditions set forth in Sections 4.2 and 2.2.2 hereof have been satisfied, the Issuer shall, on the requested date, issue a Facility Letter of Credit on behalf of the Borrower in accordance with the Issuer's usual and customary business practices.

          (3) The Issuer shall not extend or amend any Facility Letter of Credit unless the requirements of this Section 2.2.3 are met as though a new Facility Letter of Credit was being requested and issued.

     iv.  Reimbursement Obligations.

          (1) The Borrower agrees to pay to the Administrative Agent, without duplication, the amount of all Reimbursement Obligations, interest and other amounts payable to the Administrative Agent under or in connection with any Facility Letter of Credit immediately when due, irrespective of any claim, setoff, defense or other right which the Borrower or any Subsidiary may have at any time against the Issuer or any other Person, under all circumstances, including without limitation, any of the following circumstances:

               (a) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

               (b) the existence of any claim, setoff, defense or other right which the Borrower or any Subsidiary may have at any time against a beneficiary named in a Facility Letter of Credit or any transferee of any Facility Letter of Credit (or any Person for whom any such transferee may be acting), the Issuer, any Lender, or any other Person, whether in connection with this Agreement, any Facility Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the Borrower or any Subsidiary and the beneficiary named in any Facility Letter of Credit);

               (c) any draft, certificate or any other document presented under the Facility Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect (provided that, if all Reimbursement Obligations have been paid in full and there is no Default or Unmatured Default, the Issuer shall assign, without recourse, representation or warranty, to the Borrower any claim, if any, it may have against any person that has drawn on a Facility Letter of Credit pursuant to a draft, certificate or other document which was forged, fraudulent, invalid or insufficient in any respect or any statement therein being true or inaccurate in any respect pursuant to such Facility Letter of Credit);

               (d) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;

               (e)  the occurrence of any Default or Unmatured Default.

          (2) The Issuer shall promptly notify the Borrower of any draw under a Facility Letter of Credit. The Borrower shall reimburse the Issuer for drawings under a Facility Letter of Credit issued by it no later than the Business Day after the payment by the Issuer. Any Reimbursement Obligation with respect to any Facility Letter of Credit shall bear interest from the date of the relevant drawings under the pertinent Facility Letter of Credit until paid at the Overdue Rate.

     v.   Participation.

          (1) Immediately upon issuance by the Issuer of any Facility Letter of Credit in accordance with the procedures set forth in Section
               2.2.3 each Revolving Credit Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Issuer, without recourse or warranty, an undivided interest and participation equal to its Pro Rata Share in such Facility Letter of Credit (including, without limitation, all obligations of the Borrower with respect thereto) and any security therefor or guaranty pertaining thereto; provided, that a Letter of Credit issued by the Issuer shall not be deemed to be a Facility Letter of Credit for purposes of this Section 2.2.5 if the Issuer shall have received written notice from any Revolving Credit Lender on or before one Business Day prior to the date of its issuance of such Letter of Credit that one or more of the conditions contained in Section 4.2 is not then satisfied, and, in the event the Issuer receives such a notice, it shall have no further obligation to issue any Letter of Credit until such notice is withdrawn by that Revolving Credit Lender or such condition has been effectively waived in accordance with the provisions of this Agreement.

          (2) In the event that the Issuer makes any payment under any Facility Letter of Credit and the Borrower shall not have repaid such amount to the Issuer pursuant to Section 2.2.4, the Issuer shall promptly notify each Revolving Credit Lender of such failure, and each Revolving Credit Lender shall promptly and unconditionally pay to the Administrative Agent for the account of the Issuer the amount of such Revolving Credit Lender's Pro Rata Share of the unreimbursed amount of any such payment. If any Revolving Credit Lender fails to make available to the

               Issuer, any amounts due to the Issuer pursuant to this Section 2.2.5(b), the Issuer shall be entitled to recover such amount, together with interest thereon at the Federal Funds Effective Rate, for the first three Business Days after such Revolving Credit Lender receives such notice and thereafter, at the Floating Rate, payable (i) on demand, (ii) by setoff against any payments made to the Issuer for the account of such Revolving Credit Lender or (iii) by payment to the Issuer by the Administrative Agent of amounts otherwise payable to such Revolving Credit Lender under this Agreement. The failure of any Revolving Credit Lender to make available to the Administrative Agent its Pro Rata Share of the unreimbursed amount of any such payment shall not relieve any other Revolving Credit Lender of its obligation hereunder to make available to the Administrative Agent its Pro Rata Share of the unreimbursed amount of any payment on the date such payment is to be made, but no Revolving Credit Lender shall be responsible for the failure of any other Revolving Credit Lender to make available to the Administrative Agent its Pro Rata Share of the unreimbursed amount of any payment on the date such payment is to be made.

          (3) Whenever the Issuer receives a payment on account of a Reimbursement Obligation, including any interest thereon, it shall promptly pay to each Revolving Credit Lender which has funded its participating interest therein, in immediately available funds, an amount equal to such Revolving Credit Lender's Pro Rata Share thereof.

          (4) The obligations of a Revolving Credit Lender to make payments to the Administrative Agent with respect to a Facility Letter of Credit shall be absolute, unconditional and irrevocable, not subject to any counterclaim, setoff, qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances.

          (5) In the event any payment by the Borrower or any Subsidiary received by the Administrative Agent with respect to a Facility Letter of Credit and distributed by the Administrative Agent to the Revolving Credit Lenders on account of their participations is thereafter set aside, avoided or recovered from the Administrative Agent in connection with any receivership, liquidation, reorganization or bankruptcy proceeding, each Revolving Credit Lender which received such distribution shall, upon demand by the Administrative Agent, contribute such Revolving Credit Lender's Pro Rata Share of the amount set aside, avoided or recovered together with interest at the rate required to be paid by the Administrative Agent upon the amount required to be repaid by it.

     vi.  Compensation for Facility Letters of Credit.

          (1) The Issuer shall have the right to receive from the Borrower, solely for the Issuer's own account, an issuance fee of 0.25% per annum on the average daily undrawn amount under each Facility Letter of Credit issued by it as well as the Issuer's reasonable and customary costs of issuing and servicing the Facility Letters of Credit.

          (2) The Borrower shall pay to the Administrative Agent, for the benefit of the Revolving Credit Lenders, a fee computed at the Applicable Margin calculated on the maximum amount available to be drawn from time to time under each Facility Letter or Credit, which fee shall be paid annually in advance at the time each Facility Letter of Credit is issued for the period from and including the date of issuance thereof to and including the stated expiry date thereof.

     vii. Letter of Credit Collateral Account. The Borrower hereby agrees that it will, until the final expiration date of any Facility Letter of Credit and thereafter as long as any amount is payable to the Lenders in respect of any Facility Letter of Credit, maintain a special collateral account (the "Letter of Credit Collateral Account") at the Administrative Agent's office at the address specified pursuant to
          Article XIII, in the name of the Borrower but under the sole dominion and control of the Administrative Agent, for the benefit of the Lenders and in which the Borrower shall have no interest other than as set forth in Section 8.1. The Borrower is not required by this Section
          2.2.7 to deposit any funds in the Letter of Credit Collateral Account, and the obligation to make deposits into the Letter of Credit Collateral Account are described in Section 8.1. The Administrative Agent will invest any funds on deposit from time to time in the Letter of Credit Collateral Account in certificates of deposit of the Administrative Agent having a maturity not exceeding 30 days. Nothing in this Section 2.2.7 shall either obligate the Administrative Agent to require the Borrower to deposit any funds in the Letter of Credit Collateral Account or limit the right of the Administrative Agent to release any funds held in the Letter of Credit Collateral Account other than as required by Section 8.1.

     viii. Nature of Obligations. As among the Borrower, the Issuer and the Lenders, the Borrower assumes all risks of the acts and omissions of, or misuse of the Facility Letters of Credit by, the respective beneficiaries of the Facility Letters of Credit. In furtherance and not in limitation of the foregoing, the Issuer and the Lenders shall not be responsible for (i) the forms, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Facility Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Facility Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of a Facility Letter of Credit to comply fully with conditions required in order to draw upon such Facility Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise; (v) errors in interpretation of technical terms; (vi) misapplication by the beneficiary of a Facility Letter of Credit of the proceeds of any drawing under such Facility Letter of Credit; (vii)
               any consequences arising from causes beyond the control of the Issuer or the Lenders. In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuer or any Lender under or in connection with the Facility Letters of Credit or any related certificates, if taken or omitted in good faith, shall not put the Issuer or such Lender under any resulting liability to the Borrower or relieve the Borrower of any of its obligations hereunder to the Issuer, the Administrative Agent or any Lender. Notwithstanding anything to the contrary contained in this
               Section 2.2, the Borrower shall not have any obligation to indemnify an Issuer under this Section 2.2 in respect of any liability incurred by such Issuer arising primarily out of the gross negligence or willful misconduct of such Issuer, as determined by a court of competent jurisdiction.

     c. Term Loan A. Subject to the terms and conditions hereof, each Term Loan A Lender, severally and for itself alone, agrees to make an Advance of Term Loan A to the Borrower in Dollars, in a single disbursement on the Effective Date, in an aggregate amount not to exceed such Lender's Term Loan A Commitment. Term Loan A, or any portion thereof at the Borrower's option, may be Floating Rate Loans or Eurodollar Loans, or a combination thereof subject to the terms hereof, with the initial selection by the Borrower in accordance with procedures acceptable to the Administrative Agent and any subsequent selections in accordance with Sections 2.10 or 2.11.

     d. Term Loan B. Subject to the terms and conditions hereof, each Term Loan B Lender, severally and for itself alone, agrees to make an Advance of Term Loan B to the Borrower in a single disbursement on the Effective Date, in Dollars in an aggregate amount not to exceed such Lender's Term Loan B Commitment. Term Loan B or any portion thereof at the Borrower's option, may be Floating Rate Loans or Eurodollar Loans, or any combination thereof in accordance with the terms hereof, with the initial selection by the Borrower in accordance with procedures acceptable to the Administrative Agent and any subsequent selections in accordance with Sections 2.10 or 2.11.

     e. Interim Term Loan. Subject to the terms and conditions hereof, each Interim Term Loan Lender, severally and for itself alone, agrees to make an Advance of the Interim Term Loan to the Borrower in a single disbursement on the Effective Date, in Dollars in an aggregate amount not to exceed such Lender's Interim Term Loan Commitment. The Interim Term Loan or any portion thereof at the Borrower's option, may be Floating Rate Loans or Eurodollar Loans, or any combination thereof in accordance with the terms hereof, with the initial selection by the Borrower in accordance with procedures acceptable to the Administrative Agent and any subsequent selections in accordance with Sections 2.10 or 2.11.

     f. Ratable Loans. (a) Subject to Section 2.6(b), each Dollar Revolving Credit Advance hereunder shall consist of Dollar Revolving Credit Loans made from the several Revolving Credit Lenders ratably in proportion to the ratio that their respective Dollar Revolving Credit Commitments bear to the Aggregate Dollar Revolving Credit Commitment. Each Multicurrency Revolving Credit Advance hereunder shall consist of Multicurrency Revolving Credit Loans made from the several Multicurrency Revolving Credit Lenders ratably in proportion to the ratio that their respective Multicurrency

          Revolving Credit Commitments bear to the Aggregate Multicurrency Revolving Credit Commitment. Each Term Loan A Advance hereunder shall consist of Term Loan A Loans made from the several Term Loan A Lenders ratably in proportion to the ratio that their respective Term Loan A Commitments bear to the Aggregate Term Loan A Commitments. Each Term Loan B Advance hereunder shall consist of Term Loans B made from the several Term Loan B Lenders ratably in proportion to the ratio that their respective Term Loan B Commitments bear to the Aggregate Term Loan B Commitments.

          (b) If on any Borrowing Date on which the Borrower has requested Multicurrency Revolving Credit Loans (the "Requested Multicurrency Loans"), (i) the Dollar Equivalent of the aggregate principal amount of the Requested Multicurrency Revolving Credit Loans exceeds the Aggregate Available Multicurrency Revolving Credit Commitments on such Borrowing Date (before giving effect to the making and payment of any Loans required to be made pursuant to this clause (b) on such Borrowing Date) and (ii) the Dollar Equivalent of the amount of such excess is less than or equal to the Aggregate Available Revolving Credit Commitments of all Multicurrency Revolving Credit Lenders (before giving effect to the making and payment of any Loans pursuant to this clause (b) on such Borrowing Date), each Dollar Revolving Credit Lender shall make a Dollar Revolving Credit Loan to the Company on such Borrowing Date, and the proceeds of such Loans shall be simultaneously applied to repay outstanding Dollar Revolving Credit Loans of the Multicurrency Revolving Credit Lenders, in amounts such that, after giving effect to (1) such borrowings and repayments and (2) the borrowing from the Multicurrency Revolving Credit Lenders of the Requested Multicurrency Loans, the Aggregate Revolving Credit Outstandings of each Lender will equal (as nearly as possible) its Pro Rata Share. To effect such borrowings and repayments, (x) not later than 11:00 A.M., Detroit time, on such Borrowing Date, the proceeds of such Dollar Revolving Credit Loans shall be made available by each Dollar Revolving Credit Lender to the Administrative Agent at its applicable Lending Installation in immediately available funds and the Administrative Agent shall apply the proceeds of such Dollar Revolving Credit Loans toward repayment of outstanding Dollar Revolving Credit Loans of the Multicurrency Revolving Credit Lenders and (y) concurrently with the repayment of such outstanding Dollar Revolving Credit Loans of such Multicurrency Revolving Credit Lender on such Borrowing Date, (1) such Multicurrency Revolving Credit Lenders shall, in accordance with the applicable provisions hereof, make the Requested Multicurrency Loans in an aggregate amount equal to the amount so requested (but not in any event greater than the amount allowed under Section 2.1(c)) after giving effect to the making of such repayment of any Loans on such Borrowing Date and (2) the Borrower shall pay to the Administrative Agent for the account of the Lenders whose Loans to such Borrower are paid on such Borrowing Date pursuant to this clause (b) all interest accrued on the amounts repaid to the date of such repayment, together with any amounts payable pursuant to Section 3.4 in connection with such repayment. If any borrowing of Dollar Revolving Credit Loans is required pursuant to this clause (b), the Borrower shall notify the Administrative Agent in the manner provided for Dollar Revolving Credit Loans in Section 2.10.

     g. Revolving Credit Commitment Fee; Reductions in Aggregate Revolving Credit Commitment. The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Credit Lender a commitment fee at the Applicable Margin on the daily unborrowed portion of such Lender's Revolving Credit Commitment from the date hereof to and including the Termination Date, payable on each Payment Date hereafter and on the Termination Date. For purposes of computing the commitment fee payable hereunder, Swing Loans shall not be considered usage of a Lender's Revolving Credit Commitment until such time as such Lender shall be required to fund its Pro Rata Share of such Swing Loans pursuant to Section 2.1(d)(iii). The Borrower may permanently reduce the Aggregate Revolving Credit Commitment in whole, or in part ratably among the Revolving Credit Lenders in amounts of not less than $5,000,000 and integral multiples of $1,000,000 thereafter, upon at least five Business Days' written notice to the Administrative Agent, which notice shall specify the amount of any such reduction, provided, however, that the amount of the Aggregate Revolving Credit Commitment may not be reduced below the aggregate principal amount of the outstanding Revolving Credit Loans, Swing Loans and Facility Letters of Credit.

     h. Types of Advances; Minimum Amount of Each Advance. Advances denominated in Dollars may be Floating Rate Advances or Eurodollar Advances and Advances denominated in Eurocurrencies may be Eurocurrency Advances, or a combination thereof, selected by the Borrower in accordance with Sections 2.10 and 2.11 Each Eurodollar Advance shall be in the minimum amount of $5,000,000 (and in multiples of $1,000,000 if in excess thereof), and each Floating Rate Advance shall be in the minimum amount of $5,000,000 (and in multiples of $1,000,000 if in excess thereof), provided, however, that any Floating Rate Advance may be in the amount of the unused Aggregate Revolving Credit Commitment. Each Eurocurrency Advance shall be in the minimum Dollar Equivalent of $5,000,000 (and in multiples of $1,000,000 if in excess thereof or such other lesser multiple as the Administrative Agent deems appropriate)

     i.   Principal Payments.

          i. Revolving Credit Advances. Unless earlier payment is required under this Agreement, the Borrower shall pay to the Revolving Credit Lenders on the Termination Date the entire outstanding principal amount of the Revolving Credit Loans and Facility Letters of Credit outstanding to it. If the Revolving Credit Loans and Facility Letters of Credit at any time exceed the amount allowed pursuant to Section 2.1(c), the Borrower shall prepay the Revolving Credit Loans and Facility Letters of Credit by an amount equal to or greater than such excess.

          ii. Term Loan A. The Borrower hereby unconditionally promises to pay to the Administrative Agent for the pro rata account of each Term Loan A Lender in Dollars the unpaid principal amount of each Term Loan A of such Lender in twenty quarterly principal payments as follows:


Payment Date                                        Principal Installment
------------                                        ---------------------
September 30, 1999                                         $700,000

Payment Date                                        Principal Installment
------------                                        ---------------------
December 31, 1999                                           $700,000

March 31, 2000                                              $700,000

June 30, 2000                                               $700,000

September 30, 2000                                        $4,500,000

December 31, 2000                                         $4,500,000

March 31, 2001                                            $4,500,000

June 30, 2001                                             $4,500,000

September 30, 2001                                        $5,500,000

December 31, 2001                                         $5,500,000

March 31, 2002                                            $5,500,000

June 30, 2002                                             $5,500,000

September 30, 2002                                        $6,500,000

December 31, 2002                                         $6,500,000

March 31, 2003                                            $6,500,000

June 30, 2003                                             $6,500,000

September 30, 2003                                        $7,800,000

Payment Date                                        Principal Installment
------------                                        ---------------------
December 31, 2003                                         $7,800,000

March 31, 2004                                            $7,800,000

May 27, 2004                                              $7,800,000


     On the Term Loan A Maturity Date each Term Loan A shall be paid in full.

                    iii. Term Loan B. The Borrower hereby unconditionally
                         promises to pay to the Administrative Agent for the pro rata account of each Term Loan B Lender in Dollars the unpaid principal amount of Term Loan B of such Lender in twenty-three quarterly principal payments on the last day of each calendar quarter and at the Term Loan B Maturity Date as follows:


Payment Dates                                        Principal Installment
-------------                                        ---------------------
September 30, 1999-June 30, 2004                             $375,000

September 30, 2004                                         $7,800,000

December 31, 2004                                          $7,800,000

April 1, 2005                                            $126,900,000


On the Term Loan B Maturity Date, Term Loan B shall be paid in full.

                    iv. Interim Term Loan. The Borrower hereby unconditionally promises to pay to the Administrative Agent for the pro rata account of each Interim Term Loan Lender in Dollars the unpaid principal amount of the Interim Term Loan of such Lender in full on the Interim Term Loan Maturity Date.

               j. Method of Selecting Types and Interest Periods for New Advances. The Borrower shall select the Type of Advance and, in the case of each Eurodollar Advance and Eurocurrency Advance, the Interest Period applicable to each Advance from time to time, provided, however, that unless the Administrative Agent in its sole discretion shall have consented, the Borrower may not select an Interest Period of longer than 7 days until the first to occur of (a) the date 90 days after the Effective Date, and (b) the date the Administrative Agent shall have determined that the syndication of the Commitments under this Agreement is complete. The Borrower shall give the Administrative Agent irrevocable notice (a "Borrowing Notice") not later than noon (Detroit time) at least one Business Day before the Borrowing Date of each Floating Rate Advance, three Business Days before the Borrowing Date for each Eurodollar Advance, and four Business Days before the Borrowing Date for each Eurocurrency Advance (which in each case the Agent will promptly forward to the appropriate Lenders), specifying:

                              (a) the Borrowing Date, which shall be a Business Day, of such Advance,

                              (b)  the aggregate amount of such Advance,

                              (c)  the Type of Advance selected,

                              (d) in the case of each Eurodollar Advance or Eurocurrency Advance, the Interest Period applicable thereto,

                              (e) in the case of each Eurocurrency Advance, the Eurocurrency of such Advance; and

                              (f)  payment and wiring instructions.

Not later than 2:00 p.m. (Detroit time) on each Borrowing Date, each Lender shall make available its Loan or Loans, in funds immediately available in Detroit to the Administrative Agent at its address specified pursuant to Article XIII, provided, however, that in the case of Eurocurrency Loans, each Lender shall make available its Loan not later than noon, local time, at the Administrative Agent's Lending Installation for such currency, in such funds as may then becustomary for the settlement of international transactions in such currency in the city of and at the address of the Administrative Agent's Lending Installation for such currency. Unless the Administrative Agent determines that any applicable condition specified in Article IV has not been satisfied, the Administrative Agent will make the funds so received from the Lenders available to the Borrower at the Administrative Agent's aforesaid address.

               k. Conversion and Continuation of Outstanding Advances. Floating Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Eurodollar Advances. Each Eurodollar and Eurocurrency Advance shall continue as a Eurodollar or Eurocurrency Advance until the end of the then applicable Interest Period therefor, at which time such Advance shall be automatically converted into a Floating Rate Advance in the case of Eurodollar Advances and converted to a Eurocurrency Advance in the same currency and with an Interest Period of one month in the case of Eurocurrency Advances, unless the Borrower shall have given the Administrative Agent a Conversion/Continuation Notice requesting that, at the end of such Interest Period, such Eurodollar or Eurocurrency Advance either continue as a Eurodollar Advance for the same or another Interest Period or be converted into an Advance of another Type. Subject to the terms of Sections 2.8 and 2.10, the Borrower may elect from time to time to convert all or any part of anAdvance of any Type into any other Type or Types of Advances; provided that any conversion of any Eurodollar and Eurocurrency Advance shall be made on, and only on, the last day of the Interest Period applicable thereto. The Borrower shall give the Administrative Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion of an Advance or continuation of a Eurodollar and Eurocurrency Advance not later than noon (Detroit time) at least one Business Day, in the case of a conversion into a Floating Rate Advance, three Business Days, in the case of a conversion into or continuation of a

                    Eurodollar Advance, or four Business Days, in the case of a conversion into or continuation of a Eurocurrency Advance, prior to the date of the requested conversion or continuation, specifying:

                              (a) the requested date which shall be a Business Day, of such conversion or continuation,

                              (b) the aggregate amount and Type of the Advance which is to be converted or continued, and

                              (c) the amount and Type(s) of Advance(s) into which such Advance is to be converted or continued and, in the case of a conversion into or continuation of a Eurodollar Advance, the duration of the Interest Period applicable thereto.

               l. Changes in Interest Rate, etc. Each Floating Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is converted from a Eurodollar Advance into a Floating Rate Advance pursuant to Section 2.11 to but excluding the date it becomes due or is converted into a Eurodollar Advance pursuant to Section 2.11 hereof, at a rate per annum equal to the Floating Rate for such day. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each Eurodollar and Eurocurrency Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such Eurodollar or Eurocurrency Advance. No Interest Period (a) with respect to any Revolving Credit Loan may end after the Termination Date, (b) with respect to any Term Loan A may end after the Term Loan A Maturity Date, and (c) with respect to any Term Loan B may end after the Term Loan B Maturity Date. Additionally, the Borrower shall select Interest Periods with respect to the Term Loans to avoid breaking any Interest Period with respect to any principal installment due on the Term Loans.

               m. Rates Applicable After Default. Notwithstanding anything to the contrary contained in Section 2.10 or 2.11, during the continuance of a Default or Unmatured Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that no Advance may be made as, converted into or continued as a Eurodollar or Eurocurrency Advance. During the continuance of a Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that each Advance (including each Multicurrency Advance) shall bear interest at the Overdue Rate, provided that each Advance (including each Multicurrency Advance) shall automatically bear interest at the Overdue Rate in connection with any Default pursuant to
                    Section 7.6 or 7.7.

               n. Method of Payment. (i) All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in Same Day Funds to the Administrative Agent at the Administrative Agent's address specified pursuant to
                    Article XIII, or at any other Lending Installation of the Administrative Agent specified in writing by the

                    Administrative Agent to the Borrower, by 11:00 a.m. (local time) on the date when due and shall be applied ratably by the Administrative Agent among the Lenders. All payments to be made by the Borrower hereunder in any currency other than Dollars shall be made in such currency on the date due in Same Day Funds for the account of the Administrative Agent, at its Lending Installation for such currency and shall be applied ratably by the Administrative Agent among the Lenders. Each payment delivered to the Administrative Agent for the account of any Lender shall be delivered promptly by the Administrative Agent to such Lender in the same type of funds that the Administrative Agent received at its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Administrative Agent from such Lender. The Administrative Agent is hereby authorized to charge the account of the Borrower maintained with the Administrative Agent or any of its Affiliates for each payment of principal, interest and fees as it becomes due hereunder.

     (ii) Notwithstanding the foregoing provisions of this Section, if, after the making of any Advance in any currency other than Dollars, currency control or exchange regulations are imposed in the country which issues such currency with the result that the type of currency in which the Advance was made (the "Original Currency") no longer exists or the Borrower is not able to make payment to the Administrative Agent for the account of the Lenders in such currency, then all payments to be made by the Borrower hereunder in such currency shall instead be made when due in Dollars in an amount equal to the Dollar Equivalent (as of the date of repayment) of such payment due, it being the intention of the parties hereto that the Borrower take all risks of the imposition of any such currency control or exchange regulations.

               o. Noteless Agreement; Recordation; Telephonic Notices. (i) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(ii) The Administrative Agent shall also maintain accounts in which it will record (a) the amount of each Loan made hereunder, the Type thereof and the Interest Period and currency with respect thereto, (b) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (c) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

(iii) The entries maintained in the accounts maintained pursuant to paragraphs
(i) and (ii) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.

(iv) Any Lender may request that its Loans be evidenced by the appropriate Note(s). In such event, the Borrower shall prepare, execute and deliver to such Lender Note(s) payable to the order of such Lender in a form supplied by the Administrative Agent. Thereafter, the Loans evidenced by such Note(s) and interest thereon shall at all times (including after any assignment pursuant to Section 12.3) be represented by one or more Notes payable to the order of the payee named therein or any assignee pursuant to Section 12.3, except to the extent that any such Lender or assignee subsequently returns any such Note(s) for cancellation and requests that such Loans once again be evidenced as described in paragraphs (i) and (ii) above. Each Lender is hereby authorized to record the principal amount of each of its Loans and each repayment on the schedule attached to its Note(s), provided, however, that neither the failure to so record nor any error in such recordation shall affect the Borrower's obligations under such Note(s).

(v) The Borrower hereby authorizes the Lenders and the Administrative Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic or facsimile notices made by any person or persons the Administrative Agent or any Lender in good faith believes to be an Authorized Officer or authorized to act on behalf of an Authorized Officer. The Borrower agrees to deliver promptly to the Administrative Agent a written confirmation, if such confirmation is requested by the Administrative Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Administrative Agent and the Lenders, the records of the Administrative Agent and the Lenders shall govern absent manifest error.

p. Interest Payment Dates; Interest and Fee Basis. Interest accrued on each Floating Rate Advance shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof, on any date on which the Floating Rate Advance is prepaid, whether due to acceleration or otherwise, and at maturity. Interest accrued on that portion of the outstanding principal amount of any Floating Rate Advance converted into a Eurodollar Advance on a day other than a Payment Date shall be payable on the date of conversion. Interest accrued on each Eurodollar Advance and Eurocurrency Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Eurodollar Advance or Eurocurrency Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Eurodollar Advance and Eurocurrency Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest and commitment fees shall be calculated for actual days elapsed on the basis of a 360-day year, except that interest on any Loan denominated in British Pounds Sterling shall be calculated for actual days elapsed on the basis of a 365 day-year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

q. Notification of Advances, Interest Rates, Prepayments and Revolving Credit Commitment Reductions. Promptly after receipt thereof, the Administrative Agent will notify each Lender of the contents of each Aggregate Revolving Credit Commitment reduction notice, Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. The Administrative Agent will notify each Lender of the interest rate applicable to each Eurodollar and Eurocurrency Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

r. Lending Installations. Subject to the terms of this Agreement, each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Notes and Loans shall be deemed held by each Lender for the benefit of such Lending Installation. Each Lender may, by written or telex notice to the Administrative Agent and the Borrower, designate a Lending Installation through which Loans will be made by it and for whose account Loan payments are to be made.

s. NonReceipt of Funds by the Administrative Agent. Unless the Borrower or a Lender, as the case may be, notifies the Administrative Agent prior to the date on which it is scheduled to make payment to the Administrative Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Administrative Agent for the account of the Lenders, that it does not intend to make such payment, the Administrative Agent may assume that such payment has been made. The Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Administrative Agent, the recipient of such payment shall, on demand by the Administrative Agent, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (i) in the case of payment by a Lender, the Federal Funds Effective Rate for the first five such days and at the interest rate applicable to the relevant Loan for each such day thereafter, or (ii) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan for each such day.

t. Market Disruption. Notwithstanding the satisfaction of all conditions referred to in Article II and Article IV with respect to any Advance in any Eurocurrency, if there shall occur on or prior to the date of such Advance any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which would in the reasonable opinion of the Administrative Agent or the Required Multicurrency Revolving Credit Lenders make it impracticable for the Eurocurrency Loans comprising such Advance to be denominated in the Eurocurrency specified by the Borrower, then the Administrative Agent shall forthwith give notice thereof to the Borrower and the Lenders, and such Loans shall not be denominated in such Eurocurrency but shall be made on such Borrowing Date in Dollars, in an aggregate principal amount equal to the Dollar Equivalent of the aggregate principal amount specified in the related Borrowing Notice as Floating Rate Loans, unless the relevant Borrower notifies the Administrative Agent at least two Business Days before such date that (i) it elects not to borrow on such date or (ii) it elects to borrow on such date in a different Eurocurrency, as the case may be, in which the denomination of such Loans would in the opinion of the Administrative Agent and the Required Multicurrency Revolving Credit Lenders be practicable and in an aggregate principal amount equal to the Dollar Equivalent of the aggregate principal amount specified in the related Borrowing Notice.

u. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from the Borrower hereunder in the currency expressed to be payable herein (the "specified currency") into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with such other currency at the Administrative Agent's main office on the Business Day preceding that on which final, non-appealable judgment is given. The obligations of the Borrower in respect of any sum due to any Lender or the Administrative Agent hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such other currency such Lender or the Administrative Agent (as the case may be) may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due on the judgment to such Lender or the Administrative Agent, as the case may be, in the specified currency, the Borrower agrees, to the fullest extent that they may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Administrative Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due on the judgment to any Lender or the Administrative Agent, as the case may be, in the specified currency and (b) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under
Section 11.2, such Lender or the Administrative Agent, as the case may be, agrees to remit such excess to the relevant Borrower.

v. Optional Prepayments. The Borrower may at any time and from time to time prepay Floating Rate Loans, in whole or in part, without penalty or premium, upon at least one Business Day's irrevocable notice to the Administrative Agent, specifying the date and amount of prepayment. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein. Partial prepayment of Floating Rate Loans shall be in a minimum aggregate amount of $2,500,000 or any integral multiple of $1,000,000 in excess thereof.


i. The Borrower may at any time and from time to time prepay, without premium or penalty (but together with payment of any amount payable pursuant to Section 3.4), its Eurodollar Loans and its Multicurrency Loans in whole or in part, upon at least three Business Days' irrevocable notice to the Administrative Agent specifying the date and amount of prepayment. Partial payments of Eurodollar Loans shall be in a minimum aggregate amount of $5,000,000 or any integral multiple of $1,000,000 in excess thereof. Partial prepayments of Multicurrency Loans shall be in an aggregate principal amount in the relevant Eurocurrency of 5,000,000 units or any integral multiple of 1,000,000 units in excess thereof, or such lesser principal amount as may equal the outstanding Multicurrency Loans or such lesser amount as may be agreed to by the Administrative Agent.

ii. Each prepayment pursuant to this Section 2.22 and each conversion pursuant to Section 2.11 shall be accompanied by accrued and unpaid interest on the amount prepaid to the date of prepayment and any amounts payable under Section
3.4 in connection with such payment.

iii. Prepayments pursuant to this Section 2.22 shall be applied as the Borrower may direct, provided that all prepayments of the Term Loans, will be applied to the maturities thereof in inverse order and prepayments of Term Loan B shall be subject to Section 2.23.3.

w.   Mandatory Prepayments.

i. Within 30 Business Days prior to the consummation of any transaction which would cause a Change in Control, the Borrower shall notify (a "Change in Control Notice") the Administrative Agent and each

Lender of such expected transaction, including as to such Change in Control Notice the expected closing date of such transaction. Within 15 Business Days of receipt of such Change in Control Notice by any Lender, such Lender may, at its option, give notice to the Administrative Agent and the Borrower that such Lender elects to terminate its Commitments hereunder. Unless an earlier date is otherwise agreed upon between the Borrower, the Administrative Agent and the terminating Lender, such Lender's Commitments shall terminate simultaneously with the closing of such transaction and the Borrower shall repay at such time all Obligations owing to such Lender, together with accrued interest thereon, any accrued fees with respect to such Lender's Revolving Credit Commitment, any costs, losses or expenses incurred by such Lender in connection with such prepayment payable by the Borrower pursuant to Section 3.4 and any other obligations of the Borrower to such Lender hereunder.

ii. In addition to all payments of the Term Loans required hereunder, the Borrower shall prepay the Term Loans by an amount equal to:

(1) 100% of the Net Cash Proceeds after the Effective Date of any capital contribution to the Borrower (other than a capital contribution by the Principal) or issuance of any Capital Stock of the Borrower or any of its Subsidiaries (excluding the issuance of any Capital Stock of any Subsidiaries to the Borrower or to a Wholly Owned Subsidiary);

(2) 100% of the Net Cash Proceeds of the issuance of any Indebtedness for borrowed money, asset securitizations or similar obligations incurred at any time after the Effective Date, other than Indebtedness permitted by Section 6.11(i)-(vi) or (viii);

(3) 100% of the Net Cash Proceeds from any Asset Sale in excess of $10,000,000 in aggregate amount in any fiscal year of the Borrower (excluding the Net Cash Proceeds from any Asset Sale permitted by Section 6.13(i), (iii),
(iv), (v) or (vi) and other than such Net Cash Proceeds from the sale of fixed assets to the extent permitted by Section 6.13(ii) which are used within 360 days of the date received for the purposes allowed by Section 6.13(ii), and provided that if, but only if, any cash proceeds are received pursuant to any condemnation award or casualty insurance in connection with any loss or damage to any Property which are not used to repair or replace such Property within 360 days, they shall be considered Net Cash Proceeds from an Asset Sale) which payments shall be due (subject to the terms of the following sentence) 20 days after the end of each month for all such sales and other dispositions during such month. The Borrower shall provide a certificate to the Administrative Agent within 20 days after each sale of assets which, but for the above parenthetical as to Section 6.13(ii), would cause a prepayment under this Section 2.23.2(c), which certificate shall describe such sale of assets and estimate when such Net Cash Proceeds will be used to purchase assets of a comparable value, and if such Net Cash Proceeds are not used within 360 days after such sale or such earlier date when the Borrower has determined not to purchase assets of comparable value with such Net Cash Proceeds, the Borrower will then prepay the Loans with such Net Cash Proceeds; and

(4) 75% of Excess Cash Flow for any fiscal year ending after December 31, 1999, in which the ratio of Total Debt to EBITDA was 3.0 to 1.0 or higher.

iii. The Borrower shall give the Administrative Agent at least ten Business Days' notice of each prepayment that the Borrower expects to make on Term Loan B, in each case specifying the amount of such prepayment and a brief description of the event or events which cause such prepayment to be made.

          (i) At least five Business Days before the date (an "Unscheduled Prepayment Date") on which any prepayment of the Term Loan B (a "Term Loan B Unscheduled Prepayment") would, but for the provisions of this subsection (i), become payable hereunder, the Borrower shall deliver a notice conforming to the requirements of paragraph (ii) below (a "Term Loan B Prepayment Notice") to the Administrative Agent and on or before such Unscheduled Prepayment Date, the Borrower shall deposit in a cash collateral account with the Administrative Agent an amount equal to such Term Loan B Unscheduled Prepayment (together with interest accrued thereon to but excluding the Deferred Term Loan B Prepayment Date specified in such Term Loan B Prepayment Notice). Such Term Loan B Unscheduled Prepayment shall not be made on such Unscheduled Payment Date but shall instead be deferred as provided in this subsection (i). Upon receipt of any Term Loan B Prepayment Notice, the Administrative Agent shall promptly notify each Term Loan B Lender of the contents hereof.

          (ii) Each Term Loan B Prepayment Notice shall (w) set forth the amount of the relevant Term Loan B Unscheduled Prepayment and the portion thereof that each Term Loan B Lender will be entitled to receive if it accepts prepayment of its Term Loan B Loans in accordance with this subsection, (x) contain an offer to prepay on a specified date (a "Deferred Term Loan B Prepayment Date"), which shall not be less than 10 days or more than 25 days after the date of such Term Loan B Prepayment Notice, the Term Loan B Loans of such Term Loan B Lender by an aggregate principal amount equal to such Term Loan B Lender's share of such Term Loan B Unscheduled Prepayment, (y) request such Term Loan B Lender to notify the Borrower and the Administrative Agent in writing, no later than the fifth Business Day before the Deferred Term Loan B Prepayment Date, of such Term Loan B Lender's acceptance or rejection (in each case, in whole and not in part) of such offer of prepayment and (z) inform such Term Loan B Lender that, if it fails to reject such offer in writing on or before the fifth Business Day before such Deferred Term Loan B Prepayment Date, it shall be deemed to accept such offer. Each Term Loan B Prepayment Notice shall be given by facsimile and confirmed by hand delivery or overnight courier service, in each case addressed to the Administrative Agent and each Term Loan B Lender as provided herein.

          (iii) On each Deferred Term Loan B Prepayment Date, the Administrative Agent shall withdraw from such cash collateral account the amount deposited therein with respect to the relevant Term Loan B Unscheduled Prepayment (and any interest earned thereon) and shall apply such amount as follows:

          (x) to prepay a portion of the principal of the Term Loan B Loans of each Term Loan B Lender that shall have accepted (or be deemed to have accepted) such prepayment in accordance with the related Term Loan B Prepayment Notice (an "Accepting Term Loan B Lender") equal to the portion of the relevant Term Loan B Unscheduled Prepayment initially allocated to such Accepting Term Loan B Lender;

          (y) to prepay a portion of the principal of the Term Loan A and the Term Loan B Loans of the Accepting Term Loan B Lenders, ratably in proportion to the then outstanding principal amounts thereof, in an aggregate amount equal to the portion of the relevant Term Loan B Unscheduled Prepayment initially allocated to the Term Loan B Lenders that rejected such prepayment; and

          (z) to pay interest accrued on the principal amounts so prepaid to the date of prepayment in the case of optional prepayments.

If the amount withdrawn from such cash collateral account is not sufficient to make the foregoing payments, the Borrower shall pay to the Administrative Agent on such Deferred Term Loan B Prepayment Date an amount equal to the shortfall. Notwithstanding anything herein to the contrary, if Term Loan A is paid in full, the Term Loan B Lenders may not refuse a prepayment on Term Loan B.

                    iv. Notwithstanding anything herein to the contrary, each mandatory prepayment of the Term Loans pursuant to
                         Section 2.23.2 shall be applied first to the Interim Term Loan. After payment in full of the Interim Term Loan, each mandatory prepayment under Section 2.23.2 shall be applied ratably to Term Loan A and Term Loan B and applied to the outstanding principal installments thereof ratably, subject to Section 2.23.3.

               x. Prepayment Premium; Sublimits. In the event that the Borrower makes any prepayment of Term Loan B at any time on or prior to the date one year after the Effective Date the Borrower shall pay to each Term Loan B Lender a prepayment premium equal to 1.00% of the amount prepaid to such Lender. The Borrower agrees that the amounts payable pursuant to this Section are a reasonable preestimate of loss and not a penalty. Such amounts are payable as liquidated damages for the loss of bargain and payment of such amounts shall not in any way reduce, affect or impair any other obligations of the Borrower under this Agreement.

                    i. In addition to all other payments required hereunder, as of the last Business Day of each month and as of the date each Advance is made or continued or converted hereunder, if the Dollar Equivalent of the Aggregate Revolving Credit Outstandings of all Revolving Credit Lenders exceeds the Aggregate Revolving Credit Commitment, the Borrower shall prepay (or cash collateralize in the case of Letters of Credit) the Revolving Credit Advances, in such order as determined by the Borrower, in an amount such that the Dollar Equivalent of the Aggregate Revolving Credit Outstandings of all Revolving Credit Lenders does not exceed the Aggregate Revolving Credit Commitment as of such date, together with all amounts owing to the applicable Banks under Section 3.4.

                    ii. In addition to all other payments required hereunder, as of the last Business Day of each month and as of the date each Revolving Credit Advance is made or continued or converted hereunder, if the Dollar Equivalent of all Revolving Credit Advances denominated in Eurocurrencies exceeds $75,000,000, the Borrower shall prepay the Advances, in such order as determined by the Borrower, in an amount equal to such excess as of such date, together with all amounts owing to the applicable Lenders under Section 3.4.

               y. Multicurrency Participation. Immediately and automatically upon the occurrence of a Default under Sections 7.2, 7.6 or 7.7, (A) each Dollar Revolving Credit Lender shall be deemed to have unconditionally and irrevocably purchased from each Multicurrency Revolving Credit Lender, without recourse or warranty, an undivided interest in and participation in each Multicurrency Revolving Credit Loan ratably in accordance with such Lender's Pro Rata Share, (B) immediately and automatically all Multicurrency Revolving Credit Loans shall be converted to and redenominated in Dollars equal to the Dollar Equivalent of each such Multicurrency Loan determined as of the date of such conversion, (C) each Multicurrency Revolving Credit Lender shall be deemed to have unconditionally and irrevocably purchased from each Dollar Revolving Credit Lender, without recourse or warranty, an undivided interest in and participation in each Dollar Revolving Credit Loan ratably in accordance with such Multicurrency Revolving Credit Lender's Revolving Credit Commitment Percentage. Each of the Dollar Revolving Credit Lenders shall pay to the applicable Multicurrency Revolving Credit Lender not later than two (2) Business Days following a request for payment from such Lender, in Dollars, an amount equal to the undivided interest in and participation in the Multicurrency Revolving Credit Loan purchased by such Dollar Revolving Credit Lender pursuant to this Section 2.25, and each of the Multicurrency Revolving Credit Lenders shall pay to the applicable Dollar Revolving Credit Lender not later than two (2) Business Days following a request for payment from such Revolving Credit Lender, in Dollars, an amount equal to the undivided interest in and participation in the Dollar Revolving Credit Loan purchased by such Multicurrency Revolving Credit Lender pursuant to this Section 2.25, it being the intent of the Revolving Credit Lenders that following such equalization payments, each Revolving Credit Lender shall hold its Pro Rata Share of the Aggregate Revolving Credit Outstandings.

               z. Contribution Among Borrower and Guarantors. In order to provide for just and equitable contribution among the Borrower and the Guarantors, the Borrower and the Guarantors shall execute a subrogation and contribution agreement (which shall be deemed a Loan Document) in form and substance satisfactory to the Required Lenders.

               aa. Financial Condition of Borrower. Neither the Administrative Agent nor any Lender shall have any obligation to the Borrower or any Guarantor to disclose or discuss with such Borrower or any Guarantor the Administrative Agent's or any Lender's assessment of the financial condition of the Borrower or any Guarantor, and the Borrower and each Guarantor hereby waives any obligation of any Lender to disclose any matter, fact or thing relating to the business, operations or conditions of the Borrower or any Guarantor now or hereafter known by the Administrative Agent or any Lender. The Borrower and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of each other Borrower and each Guarantor and of all circumstances bearing upon the risk of nonpayment of the Secured Obligations by any other Borrower. No Lender shall have any obligation to the Borrower or any Guarantor arising from any Lender's assessment of, or failure to assess, the Borrower's or any Guarantor's financial condition in connection with the granting of any Loans or other extensions of credit hereunder.

               bb.  Collateral Security; Further Assistance.

                    (1) As security for the payment of the Obligations, the Borrower shall cause to be granted to the Administrative Agent, for the ratable benefit of the Lenders, a Lien on and security interest in all of the following, whether now or hereafter existing or acquired: (i) all of the shares of Capital Stock of each Subsidiary now or hereafter directly owned by the Borrower or any Guarantor and all proceeds thereof, all as more specifically described in the Pledge Agreements; (ii) all other Property now or hereafter owned by the Borrower or any Domestic Subsidiary of the Borrower; (iii) all other Property of each Foreign Subsidiary which is a Guarantor to the extent the obtaining of such collateral is determined to be practical, cost effective and not unduly burdensome; and (iv) all other Property described in the Collateral Documents.

                        (2) Concurrently with the consummation of any Acquisition or the formation of any new Subsidiary of the Borrower which is permitted hereunder, the Borrower shall:

                                (a) in the case of an Acquisition of Capital Stock by the Borrower or a Subsidiary or the formation of a new Subsidiary: (A) deliver or cause to be delivered to the Administrative Agent, for the ratable benefit of the Lenders, (I) in the case of the Acquisition of the stock of a Domestic Subsidiary or the formation of a Domestic Subsidiary, all of the certificates representing the capital stock (or other instruments or securities evidencing ownership) of such new Domestic Subsidiary which is being acquired or formed, and (II) in the case of the Acquisition of the stock of a Foreign Subsidiary or the formation of a Foreign Subsidiary, now or hereafter directly owned by the Borrower or any Guarantor, all of the shares of Capital Stock of such new Foreign Subsidiary which is being acquired or formed, as additional collateral for the Secured Obligations, to be held by the Administrative Agent; (B) cause each new Subsidiary which qualifies as a Guarantor hereunder and which is being acquired or formed to deliver to the Administrative Agent a Guaranty and Collateral Documents, granting to the Administrative Agent, for the ratable benefit of the Lenders, a Lien on and security interest in all of the Property now or hereafter owned by such new Subsidiary; and (C) deliver to the Administrative Agent such other documents as the Administrative Agent, individually or on behalf of the Lenders, may have reasonably requested;

                                (b)     in any case, provide such other
                                        documentation to the Administrative
                                        Agent, including, without limitation,
                                        one or more opinions of counsel
                                        satisfactory to the Administrative
                                        Agent, environmental surveys, articles
                                        of incorporation, bylaws and
                                        resolutions, which in the reasonable
                                        opinion of the Administrative Agent is
                                        necessary or advisable in connection
                                        with such Acquisition or formation of
                                        such new Subsidiary.

                    cc. Liability of Grantor, Beneficiary or Trustee. The grantor or Beneficiary or the Special Advisor or Successor Special Advisor Group of the Borrower shall not be subject to any personal liability whatsoever under the Loan Documents. The Loan Documents and each representation, warranty, undertaking and agreement herein made on the part of the Borrower is made and intended not as a personal representation, warranty, undertaking and agreement by the VHT Trustee or for the purpose or with the intention of binding the VHT Trustee personally but is made and intended for the purpose of binding only the trust estate held pursuant to the Venture Trust Instrument and this Agreement is executed and delivered by the VHT Trustee solely in the exercise of the powers expressly conferred upon it as VHT Trustee; and no personal liability or responsibility is assumed hereunder by nor shall this Agreement at any time be enforceable against the VHT Trustee or its successor in trust on account of this Agreement or any representation, warranty, covenant, undertaking or agreement hereunder of the VHT Trustee, either express or implied, all such personal liability, if any, being expressly waived. Except as expressly provided in the preceding sentence, all liability hereunder of the Borrower shall be limited solely to recourse against the assets of the trust estate held pursuant to the Venture Trust Instrument or otherwise of the Borrower.

                    dd. Application of Payments with Respect to Defaulting Lenders. No payments of principal, interest or fees delivered to the Administrative Agent for the account of any Defaulting Lender shall be delivered by the Administrative Agent to such Defaulting Lender. Instead, such payments shall, for so long as such Defaulting Lender shall be a Defaulting Lender, be held by the Administrative Agent, and the Administrative Agent is hereby authorized and directed by all parties hereto to hold such funds in escrow and apply such funds as follows:

                        (a) First, if applicable to any payments due to the Administrative Agent pursuant to Section 2.1(d) and to the Issuer under Section 2.2.5; and

                        (b) Second, to Loans required to be made by such Defaulting Lender on any Borrowing Date to the extent such Defaulting Lender fails to make such Loans.

Notwithstanding the foregoing, upon the termination of the Aggregate Revolving Credit Commitment and the payment and performance of all of the Obligations (other than those owing to a Defaulting Lender), any funds then held in escrow by the Administrative Agent pursuant to the preceding sentence shall be distributed to each Defaulting Lender, pro rata in proportion to amounts that would be due to each Defaulting Lender but for the fact that it is a Defaulting Lender.

3.   CHANGE IN CIRCUMSTANCES

     a. Yield Protection. (a) If, on or after the date of this Agreement, the adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or applicable Lending Installation with any new or changed request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency,

                    (a) subjects any Lender or any applicable Lending Installation to any tax, duty, charge or withholding on or from payments due from the Borrower (excluding federal, state and local taxation of the overall net income of any Lender or applicable Lending Installation), or changes the basis of taxation of payments to any Lender in respect of its Loans or other amounts due it hereunder, or

                    (b) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Advances), or

                    (c) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining loans or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with loans, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of loans held or interest received by it, by an amount deemed material by such Lender, then, within 15 days of demand by such Lender, the Borrower shall pay such Lender that portion of such increased expense incurred or reduction in an amount received, without duplication of any other amount claimed pursuant to this Section 3.1 or any other provision herein, which such Lender determines is attributable to making, funding and maintaining its Loans and its Commitments.

          (b) If any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive of any jurisdiction outside of the United States of America or any subdivision thereof (whether or not having the force of law) imposes or deems applicable any reserve requirement against or fee with respect to assets of, deposits with or for the account of, or credit extended by, any lender or any applicable Lending Installation, and the result of the foregoing is to increase the cost to such lender or applicable Lending Installation of making or maintaining its Multicurrency Loans to the Borrower or its Commitment or to reduce the return received by such Lender or applicable Lending Installation in connection with such Multicurrency Loans or Commitment, then within 15 days of demand by such Lender, the Borrower shall pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction in amount received, provided that the Borrower shall not be required to compensate any lender for such reserve costs or fees to the extent that an amount equal to such reserve costs or fees is received by such lender as a result of the calculation of the interest rate applicable to Multicurrency Advances.

     b. Changes in Capital Adequacy Regulations. If a Lender determines the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a Change, then, within 15 days of demand by such Lender, the Borrower shall pay such Lender the amount necessary, without duplication of any other amount claimed pursuant to this Section 3.2 or any other provision of this Agreement, to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender determines is attributable to this Agreement, its Loans or its obligation to make Loans hereunder (after taking into account such Lender's policies as to capital adequacy). "Change" means (i) any change after the date of this Agreement in the RiskBased Capital Guidelines or (ii) any adoption of or change in any other law, governmental or quasigovernmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "RiskBased Capital Guidelines" means (i) the riskbased capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and
          (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

     c. Availability of Types of Advances. If any Lender determines that maintenance of its Eurodollar Loans or Eurocurrency Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if the Required Lenders or, with respect to Eurocurrency Loans, the Required Multicurrency Revolving Credit Lenders, determine that (i) deposits of a type and maturity appropriate to match fund Eurodollar Advances or Eurocurrency Advances are not available or (ii) the interest rate applicable to a Type of Advance or a Eurocurrency Advance does not accurately reflect the cost of making or maintaining such Advance, then the Administrative Agent shall suspend the availability of the affected Type of Advance or Eurocurrency Advance and require any Eurodollar Advances of the affected Type or affected Eurocurrency Advances to be repaid.

     d. Funding Indemnification. If any payment of a Eurodollar Advance or Eurocurrency Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurodollar Advance or Eurocurrency Advance is not made on the date specified by the Borrower for any reason other than default by the Lenders, the Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain the Eurodollar Advance or Eurocurrency Advance.

     e. Alternative Lending Installation; Lender Statements; Survival of Indemnity. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Loans or Eurocurrency Loans to reduce any liability of the Borrower to such Lender under Sections 3.1 and 3.2 or to avoid the unavailability of a Type of Advance or a Eurocurrency Advance under Section 3.3 or 2.20, so long as such designation is not disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to the Borrower (with a copy to the Administrative Agent) as to the amount due, if any, under Section 3.1, 3.2 or 3.4. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar or Eurocurrency Loan shall be calculated as though each Lender funded its Eurodollar or Eurocurrency Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar or Eurocurrency Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Borrower of such written statement. The obligations of the Borrower under Sections 3.1, 3.2 and 3.4 shall survive payment of the Obligations and termination of this Agreement.

     f.   Taxes.

          i. (a) All payments of principal and interest made by the Borrower under this Agreement and any Note, if any, and all Reimbursement Obligations shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding income taxes and franchise taxes and State of Michigan single business tax (imposed in lieu of income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Administrative Agent, any Issuer or any Lender hereunder or under any Note or Facility Letter of Credit, the amounts so payable to the Administrative Agent, such Issuer or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates and in the amounts specified in this Agreement provided, however, that (i) with respect to any Loan or Facility Letter of Credit in Dollars to or for the account of the Borrower, the Borrower shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of Section 3.6.2, and (ii) with respect to any Loan in any Eurocurrency, the Borrower shall not be required to increase any such amounts payable to any Lender if such Lender fails to comply with the requirements of Section
          3.6.3. Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent, the Issuer and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent, the Issuer or any Lender as a result of any such failure. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          (b) If any Lender or the Administrative Agent shall become aware that it is entitled to receive a refund or credit (such credit to include any increase in any foreign tax credit as a result of Non-Excluded Taxes) as to which it has been indemnified by the Borrower pursuant to this Section 3.6.1, it shall promptly notify the Borrower of the availability of such refund or credit and shall, within 45 days after receipt of a request by the Borrower, apply for such refund or credit at the Borrower's expense, and in the case of any application for such refund or credit by the Borrower, shall, if legally able to do so, deliver to the Borrower such certificates, forms or other documentation as may be reasonably necessary, and reasonably acceptable to the Lender or the Administration Agent, to assist the Borrower in such application. If any Lender or the Administrative Agent receives a refund or credit (such credit to include any increase in any foreign tax credit) in respect to any Non-Excluded Taxes as to which it has been indemnified by the Borrower pursuant to this Section 3.6.1, it shall promptly notify the Borrower of such refund or credit and shall, within 45 days after receipt of such refund or the benefit of such credit, repay the amount of such refund or benefit of such credit (with respect to the credit, as determined by the Lender or the Administrative Agent in its sole judgment) to the Borrower (to the extent of amounts that have been paid by the Borrower under this Section 3.6.1 with respect to Non-Excluded Taxes giving rise to such refund or credit), net of all reasonable out-of-pocket expenses of such Lender or the Administrative Agent and without interest (other than interest actually received from the relevant taxing authority or other Governmental Authority with respect to such refund or credit); provided however, that the Borrower, upon the request of such Lender or the Administrative Agent, agrees to return the amount of such refund or benefit of such credit to such Lender or the Administrative Agent in the event such Lender or the Administrative Agent is required to repay the amount of such refund or benefit of such credit to the relevant taxing authority or other Governmental Authority.

          ii. Each Lender that is not organized under the laws of the United States of America or a state thereof shall:

               (1) at least five Business Days before the date of the initial payment to be made by the Borrower under this Agreement to such

                    Lender, deliver to the Borrower and the Administrative Agent
                    (A) if such Lender is a "bank" within the meaning of Section 881 (c) (3) (A) of the Code, deliver to the Borrower and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 (or other appropriate form), certifying in either case that such Lender is entitled to receive payments under the Loan Documents without deduction or withholding of any United States federal income taxes or (B) if such Lender is not a "bank within the meaning of Section 881 (c) (3) (A) of the Code and intends to claim exemption from U.S. Federal withholding tax under Section 871 (h) or 881 (c) of the Code with respect to payments of "portfolio interest", a Form W-8, or any subsequent versions thereof or successors thereto (and, if such non-U.S. Lender delivers a Form W-8, a certificate representing that such non-U.S. Lender is not a bank for purposes of Section 881 (c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871
                    (h) (3) (B) of the Code of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864 (d) (4) of the Code)), properly completed and duly executed by such non-U.S. Lender claiming complete exemption from U.S. Federal withholding tax on payments of interest by the Borrower under the Loan Documents. Each Lender which so delivers a Form 1001 or 4224 further undertakes to deliver to the Borrower and the Administrative Agent two additional copies of such form (or a successor form) on or before the date that such form (or a replacement of an expired form) expires (currently, three successive calendar years for Form 1001 and one calendar year for Form 4224) or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Administrative Agent, in each case certifying that such Lender is entitled to receive payments under the Loan Documents without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender promptly advises the Borrower and the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

          iii. If any payments by the Administrative Agent or the Borrower to any Multicurrency Revolving Credit Lender are subject to any withholding tax, such Multicurrency Revolving Credit Lender shall file such forms and take such other actions to avoid the payment of the withholding tax by the Administrative Agent or the Borrower to the extent the Multicurrency Revolving Credit Lender is able to do so.

4.   CONDITIONS PRECEDENT; WITHHOLDING TAX EXEMPTION

     a. Effectiveness of Agreement. This Agreement shall become effective only upon receipt by the Administrative Agent of all of the documents and other materials described below, with sufficient copies for the Lenders, and satisfaction of all of the other conditions set forth below, to wit:

               (1) Copies of the trust agreement, articles of incorporation or other organizational documents of the Borrower and each Guarantor, and in the case of any corporation or limited liability company a certificate of good standing.

               (2) Copies, certified by the secretary or assistant secretary or trustee, as the case may be, of the Borrower and each Guarantor, of its bylaws or operating agreement and of its Board of Directors' resolutions (and resolutions of other bodies, if any are deemed necessary by the Administrative Agent) authorizing the execution of the Loan Documents.

               (3) An incumbency certificate, executed by the secretary or assistant secretary or trustee, as the case may be, of the Borrower and each Guarantor, which shall identify by name and title and bear the signature of the officers or other Person of the Borrower and each Guarantor authorized to sign the Loan Documents and to make borrowings hereunder, upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower.

               (4) A certificate, signed by the chief financial officer of the Borrower, stating that on the Effective Date no Default or Unmatured Default has occurred and is continuing.

               (5) The written opinion of the Borrower's and Guarantors' counsel, addressed to the Lenders, in substantially the form of Exhibit H hereto.

               (6) The Foreign Subsidiary Opinions and such other legal opinions as may be required by the Administrative Agent.

               (7) Written money transfer instructions, in substantially the form of Exhibit I hereto (to the extent required by the Administrative Agent), addressed to the Administrative Agent and signed by an Authorized Officer, together with such other related money transfer authorizations as the Administrative Agent may have reasonably requested.

               (8) The Collateral Documents duly executed on behalf of the Borrower and the Guarantors, as the case may be, or amendments thereto, confirming the continuing effectiveness of such documents, granting to the Lenders and the Administrative Agent the collateral and security intended to be provided pursuant to
                    Section 2.28, together with:

                    (a) Recordation, filing and other action (including payment of any applicable taxes or fees) in such jurisdictions as the Lenders or the Administrative Agent may deem necessary or appropriate with respect to the Security Documents, including the filing of financing statements and similar documents which the Lenders or the Administrative Agent may deem necessary or appropriate to create, preserve or perfect the liens, security interests and other rights intended to be granted to the Lenders or the Administrative Agent thereunder, together with Uniform Commercial Code record searches in such offices as the Lenders or the Administrative Agent may request;

                    (b) Policies of mortgage title insurance issued by an insurer and in amounts satisfactory to the Lenders and the Administrative Agent, insuring the interest of the Lenders and the Administrative Agent under the Mortgages without standard exceptions and without any special exceptions not acceptable to the Lenders and the Administrative Agent and containing such further endorsements, affirmative coverage and other terms as the Lenders and the Administrative Agent may request;

                    (c) Surveys of the property subject to the Mortgages made by a land surveyor licensed in the State in which such property is located and acceptable to the Lenders and the Administrative Agent complying with the Minimum Standard Detail Requirements for Land Title Surveys as adopted by the American Title Association and the American Congress on Surveying and Mapping and showing such details as the Lenders and the Administrative Agent may request, certified to the Lenders and the Administrative Agent and the issuer of such mortgage title insurance policy in form acceptable to the Lenders and the Administrative Agent, or such surveys recertified by such a surveyor sufficient to permit the issuers of all mortgage title insurance policies to remove their standard exceptions;

                    (d) A schedule setting forth all real property leased by the Borrower, together with copies of the related leases, certified as true and correct as of the Effective Date by a duly authorized officer of such Borrower, and an agreement of each landlord under such leases, in form and substance acceptable to the Lenders and the Administrative Agent, waiving its distraint, lien and similar rights with respect to any property subject to the Security Documents and agreeing to permit the Lenders and the Administrative Agent to enter such premises in connection therewith; and

                    (e) Evidence that the casualty and other insurance required pursuant to the Loan Documents is in full force and effect.

               (9) The terms and provisions of the 1999 Subordinated Debt Documents, and the 1999 Senior Unsecured Debt Documents shall have been approved by the Administrative Agent and the Lenders, which approval shall be deemed given upon delivery of such Lender's signature page to this Agreement, and the Borrower shall be in compliance with all material provisions of the 1999 Subordinated Debt Documents and the 1999 Senior Unsecured Debt Documents.

               (10) Copies of all governmental and nongovernmental consents, approvals, authorizations, declarations, registrations or filings required on the part of the Borrower or any Guarantor in connection with the execution, delivery and performance of the Loan Documents, or the transactions contemplated hereby or thereby or as a condition to the legality, validity or enforceability of the Loan Documents, certified as true and correct in full force and effect as of the Effective Date by a duly authorized officer of the Borrower, or if none are required, a certificate of such officer to that effect;

               (11) Payment of all fees owing by the Borrower to the Lenders and the Administrative Agent as of the Effective Date.

               (12) An Environmental Certificate executed by the Borrower together with all environmental audits and reports required by the Administrative Agent.

               (13) Evidence of the satisfactory completion of the Peguform
                    Acquisition and all due diligence with respect to the Borrower, its Subsidiaries, Peguform and the Peguform Acquisition, including but not limited to, the satisfactory review (reasonably acceptable to the Administrative Agent) of all Peguform Acquisition Documents, all terms, conditions and provisions of the Peguform Acquisition, all final projections, all pro forma and prospective financial statements, audited year end financial statements for Peguform and the Borrower, all sources and uses statements, pro forma covenant compliance projections and certificates, the organizational structure of the Borrower and its Subsidiaries after the Peguform Acquisition, all environmental matters relating to Peguform, and the form and structure, including the financial, legal, accounting, tax and all other aspects of the Peguform Acquisition, all of which shall be satisfactory to the Administrative Agent and its counsel.

               (14) Evidence satisfactory to the Administrative Agent that no
                    Material Adverse Effect with respect to Peguform or any its Subsidiaries since September 30, 1998 and as shown in, or since, the pro forma financial statement dated December 31, 1998 and delivered to the Administrative Agent prior to the Effective Date.

               (15) The Borrower shall have received the Net Cash Proceeds from the 1999 Senior Subordinated Notes and the 1999 Senior Unsecured Notes.

               (16) The initial funding shall have occurred by no later than May
                    31, 1999.

               (17) Evidence satisfactory to the Administrative Agent that the
                    Borrower shall have (or will with the proceeds of the first Advance) paid or defeased all outstanding obligations under the 1997 Credit Agreement (and it is acknowledged and agreed by the Borrower that this Agreement refunds, refinances and replaces the 1997 Credit Agreement) and the senior subordinated notes due April 1, 2004.

               (18) Evidence that the Borrower shall have entered into such Rate
                    Hedging Agreements with respect to the Obligations and 1997 Senior Unsecured Notes as shall be required by the Administrative Agent.

               (19) Delivery of such other agreements and documents, and the satisfaction of such other conditions as may be reasonably required by the Administrative Agent, including without limitation a subrogation and contribution agreement executed by the Borrower and Guarantors, such funding instructions, sources and uses certificate and other certificates required by the Administrative Agent and such evidence of the perfection and priority of all liens and security interests as required by the Administrative Agent.

               (20) Evidence satisfactory to the Administrative Agent that the
                    Borrower shall be in compliance, both before and after giving effect to this Agreement, the Peguform Acquisition and the other transactions contemplated hereby, with all terms and conditions of the 1997 Senior Unsecured Debt Documents, the 1999 Senior Unsecured Debt Documents and the 1999 Senior Subordinated Debt Documents.


     b. Each Advance. The Lenders shall not be required to make any Advance unless on the applicable Borrowing Date:

                    (a)  There exists no Default or Unmatured Default.

                    (b) The representations and warranties contained in Article V of this Agreement (excluding Section 5.5 and 5.24 with respect to the Borrower and its Subsidiaries (other than the Subsidiaries being acquired in connection with the Peguform Acquisition) in connection with the Advances made on the Effective Date only) and the other representations and warranties contained in the Loan Documents are true and correct as of such Borrowing Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct on and as of such earlier date.

                    (c) All legal matters incident to the making of such Advance shall be reasonably satisfactory to the Lenders and their counsel.

     Each Borrowing Notice with respect to each such Advance shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 4.2(i) and (ii) have been satisfied. The Administrative Agent may require a duly completed compliance certificate in substantially the form of Exhibit J hereto as a condition to making an Advance.

5.   REPRESENTATIONS AND WARRANTIES

     The Borrower represents and warrants to the Lenders that:

     a. Corporate Existence and Standing. Each of the Borrower and its Subsidiaries is a corporation or trust duly incorporated or organized as the case may be, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

     b. Authorization and Validity. The Borrower and each Guarantor has the corporate and trust power, as the case may be, and authority and legal right to execute and deliver the Loan Documents and to perform its obligations thereunder. The execution and delivery by the Borrower and each Guarantor of the Loan Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by proper corporate or trust proceedings, and the Loan Documents constitute legal, valid and binding obligations of the Borrower and each Guarantor enforceable against the Borrower and each Guarantor in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

     c. No Conflict; Government Consent. Neither the execution and delivery by the Borrower and each Guarantor of the Loan Documents to which it is a party, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any of its Subsidiaries or the Borrower's or any Subsidiary's articles of incorporation, operating agreement, bylaws, Venture Trust Instrument or other organizational document or the provisions of any indenture, instrument or agreement to which the Borrower or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien in, of or on the Property of the Borrower or its Subsidiary pursuant to the terms of any such indenture, instrument or agreement. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents.

     d. Financial Statements. The December 31, 1998 and the March 31, 1999 consolidated financial statements of the Borrower and its Subsidiaries heretofore delivered to the Lenders were prepared in accordance with Agreement Accounting Principles in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations of the Borrower and its Subsidiaries at such date and the consolidated results of their operations for the period then ended, subject, in the case of interim statements, to routine year-end adjustments and the absence of footnotes. The Pro Forma Financial Statements and Projections fairly present the pro forma consolidated financial condition of the Borrower and its Subsidiaries after giving effect to the Peguform Acquisition in accordance with Agreement Accounting Principles and subject to adjustments based on the final debt structure, and contain reasonable assumptions and give appropriate effect to those assumptions, and are based on estimates and assumptions considered reasonable by the Borrower's management and the best information available to the Borrower's management at the time made, and use information consistent with the plans of the Borrower.

     e. Material Adverse Change. Since March 31, 1999, there has been no change in the business, Property, prospects, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

     f. Taxes. The Borrower and its Subsidiaries have filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Borrower or any of its Subsidiaries, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with Agreement Accounting Principles. The United States income tax returns of the Borrower and its Subsidiaries have been audited by the Internal Revenue Service as shown on Schedule 5.6. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of any taxes or other governmental charges are adequate.

     g.   Litigation and Contingent Obligations. Other than as set forth on
          Schedule 5.7, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Borrower or any of its Subsidiaries which could have a Material Adverse Effect or which seeks to prevent, enjoin or delay the Peguform Acquisition or the making of the Loans or Advances, and there is no basis for any of the foregoing. The Borrower and its Subsidiaries have no material contingent obligations not provided for or disclosed in the financial statements referred to in Section 5.4.

     h. Subsidiaries. Schedule 5.8 hereto contains an accurate list of all Subsidiaries of the Borrower as of the date of this Agreement, setting forth their respective jurisdictions of incorporation and the percentage of their respective capital stock owned by the Borrower or other Subsidiaries. All of the issued and outstanding shares of Capital Stock of such Subsidiaries have been duly authorized and issued and are fully paid and nonassessable.

     i. ERISA; Etc. The Unfunded Liabilities of all Single Employer Plans do not in the aggregate exceed $5,000,000 at any time within 10 days after the Borrower knows of the amount of such Unfunded Liabilities. Neither the Borrower nor any other member of the Controlled Group has incurred, or is reasonably expected to incur, any withdrawal liability to Multiemployer Plans. Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan, neither the Borrower nor any other members of the Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan. Each Foreign Plan is in compliance in all material respects with all Requirements of Law. The aggregate of the accumulated unfunded liabilities under all Foreign Pension Plans does not exceed the Dollar Equivalent of $50,000,000. There are no actions, suits or claims (other than routine claims for benefits) pending or, to the knowledge of the Borrower, threatened against the Borrower or any Subsidiary with respect to any Foreign Plan.

     j. Accuracy of Information. No information, exhibit or report furnished by the Borrower or any of its Subsidiaries to the Administrative Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading; provided, however, that to the extent any such information, exhibits or reports include or incorporate by reference any forward-looking statement (each, a "Forward-Looking Statement") which reflects the Borrower's current view (as of the date such Forward-Looking Statement is made) with respect to future events, prospects, projections or financial performance, such Forward-Looking Statement is subject to uncertainties and other factors which could cause actual results to differ materially from such Forward-Looking Statement.

     k. Regulation T, U and X. Margin Stock constitutes less than 25% of those assets of the Borrower and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.

     l. Material Agreements. Neither the Borrower nor any Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction which could have a Material Adverse Effect. Neither the Borrower nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, which default could have a Material Adverse Effect or (ii) any agreement or instrument evidencing or governing Indebtedness.

     m. Compliance With Laws. Other than with respect to Environmental Laws (which is addressed in Section 5.16), the Borrower and its Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property if failure to comply could reasonably be expected to have a Material Adverse Effect.

     n. Ownership of Properties. Except as set forth on Schedule 5.14 hereto, on the date of this Agreement, the Borrower and its Subsidiaries will have good title, free of all Liens other than those permitted by
          Section 6.15, to all of the Property and assets reflected in the financial statements as owned by it.

     o. Plan Assets; Prohibited Transactions. The Borrower is not an entity deemed to hold "plan assets" within the meaning of 29 C.F.R. 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code); and neither the execution of this Agreement nor the making of Loans hereunder gives rise to a prohibited transaction within the meaning of Section 406 of ERISA or
          Section 4975 of the Code.

     p. Environmental Matters. All representations and warranties contained in the Environmental Certificate are true and correct.

     q. Investment Company Act. Neither the Borrower nor any Subsidiary thereof is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Trust Act of 1940, as amended.

     r. Public Utility Holding Company Act. Neither the Borrower nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     s. PostRetirement Benefits. The present value of the expected cost of postretirement medical and insurance benefits payable by the Borrower and its Subsidiaries to its employees and former employees, as estimated by the Borrower in accordance with procedures and assumptions deemed reasonable by the Required Lenders, does not exceed $2,000,000.

     t. Insurance. The certificate signed by the President or Chief Financial Officer of the Borrower, that attests to the existence and adequacy of, and summarizes, the property and casualty insurance program carried by the Borrower and its Subsidiaries and that has been furnished by the Borrower to the Administrative Agent and the Lenders, is complete and accurate. This summary includes the insurer's or insurers' name(s), policy number(s), expiration date(s), amount(s) of coverage, type(s) of coverage, exclusion(s), and deductibles. This summary also includes similar information, and describes any reserves, relating to any selfinsurance program that is in effect.

     u.   Solvency.

               (a) Immediately after the consummation of the Peguform Acquisition and immediately following the making of each Loan, if any, made on the date hereof and after giving effect to the application of the proceeds of such Loans, (a) the fair value of the assets of the Borrower and the Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of the Borrower and the Subsidiaries on a consolidated basis; (b) the present fair saleable value of the property of the Borrower and the Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Borrower and the Subsidiaries on a consolidated basis on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Borrower and the Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Borrower and the Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted after the date hereof.

               (b) The Borrower does not intend to, or to permit any of its Subsidiaries to, and does not believe that it or any of its Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.

     v. Labor Controversies. There are no labor controversies pending or, to the best of the

          Borrower's knowledge, threatened against the Borrower or any Subsidiary, which could have a Material Adverse Effect.

     w. No Adverse Development. Since March 31, 1999, neither the consolidated financial position nor the business as a whole of the Borrower and its Subsidiaries nor any Substantial Portion of the properties and assets of the Borrower and its Subsidiaries has been materially adversely affected as a result of any legislative or regulatory change or of any fire, explosion, tidal wave, flood, windstorm, earthquake, landslide, land subsidence, accident, condemnation or governmental intervention, order of any court or governmental agency or commission, technological development in the industries in which the Borrower operates, act of God or of the public enemy or of armed forces, rebellion, strike, labor disturbance or embargo, or otherwise, whether or not insured against, which could reasonably be expected to impair materially the ability of the Borrower and the Guarantors to fulfill punctually their Obligations under the Loan Documents.

     x. Burdensome Obligations. Neither the Borrower nor any Subsidiary is a party to or is bound by any agreement, deed, lease, or other instrument, or subject to any charter, bylaw or other corporate restriction which, in the opinion of the management of the Borrower, is so unusual or burdensome as in the foreseeable future might cause a Material Adverse Effect. The Borrower does not presently anticipate that future expenditures needed to meet the provisions of federal or state statutes, orders, rules or regulations will be so burdensome as to affect or impair in a materially adverse manner the consolidated financial condition, business, operations or property of the Borrower.

     y. Payment of Wages. The Borrower and its Domestic Subsidiaries are in substantial compliance in all material respects with the Fair Labor Standards Act, as amended, and have paid all minimum and overtime wages required by law to be paid to its employees.

     z. Intellectual Property. Set forth on Schedule 5.26 is a complete and accurate list of all patents, trademarks, trade names, service marks and copyrights, and all applications therefor and licenses (other than those licenses implicit in purchase orders and supply agreements of customers and suppliers) thereof, of the Borrower and each of its Subsidiaries showing as of the Effective Date the jurisdiction in which registered, the registration number and the date of registration. The Borrower and each of its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, service marks, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted (the "Intellectual Property") except for those the failure to own or licenses which could not be reasonably be expected to have a Material Adverse Effect. No claim has been asserted and is pending by any person challenging or questioning the use by the Borrower or any of its Subsidiaries of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Borrower or any of its Subsidiaries know of any valid basis for any such claim, the use of such Intellectual Property by the Borrower and each of its Subsidiaries does not infringe on the rights of any Person, and, to the knowledge of the Borrower, no such Intellectual Property of the Borrower and its Subsidiaries has been infringed, misappropriated or diluted by any other Person except for such claims, infringements, misappropriation and dissolution that, in the aggregate, could not have a Material Adverse Effect.

     aa. Other Representations. To the best knowledge of the Borrower, all representations and warranties contained in the Peguform Acquisition Documents are true and correct except as disclosed on the Schedules to this Agreement.

     bb. Year 2000. The Borrower has made a full and complete assessment of the Year 2000 Issues and has a realistic and achievable program for remediating the Year 2000 Issues on a timely basis (the "Year 2000 Program"). Based on such assessment and on the Year 2000 Program the Borrower does not reasonably anticipate that Year 2000 Issues will have a Material Adverse Effect.

     cc. 1997 Senior Unsecured Debt Documents. All representations and warranties of the Borrower contained in any Senior Unsecured Debt Documents are true and correct in all material respects when made. This Agreement and the other Loan Documents are the "Credit Agreement" as defined in the 1997 Senior Unsecured Indenture. The incurrence of the Secured Obligations is in full compliance with the 1997 Senior Unsecured Debt Documents. The Term Loans are being incurred pursuant to, and in full compliance with, the 1997 Senior Unsecured Indenture, and the Term Loans are classified as Indebtedness incurred under the "Debt Incurrence Ratio". There is no event of default or event or condition which could become an event of default with notice or lapse of time or both, under the 1997 Senior Unsecured Debt Documents and each of the 1997 Senior Unsecured Debt Documents is in full force and effect.

     dd. 1999 Senior Subordinated Debt Documents and 1999 Senior Unsecured Debt Documents. All representations and warranties of the Borrower contained in any 1999 Senior Subordinated Debt Documents and in any 1999 Senior Unsecured Debt Documents are true and correct in all material respects when made. This Agreement and the other Loan Documents are the "Credit Agreement" as defined in the 1999 Senior Unsecured Indenture and the 1999 Subordinated Indenture. The Borrower will receive net proceeds in the approximate amount of $121,406,250 on the Effective Date from its issuance of the 1999 Senior Subordinated Notes and in the approximate amount of $121,562,500 on the Effective Date from its issuance of the 1999 Senior Unsecured Notes, and all agreements, instruments and documents executed or delivered pursuant to the issuance of the 1999 Senior Subordinated Notes or the 1999 Senior Unsecured Notes are described on Schedule 5.30 hereto. The incurrence of the Secured Obligations is in full compliance with the 1997 Senior Unsecured Debt Documents, the 1999 Senior Unsecured Debt Documents and the 1999 Subordinated Debt Documents. All Secured Obligations are "Senior Debt " and all Obligations are "Designated Senior Debt" as defined in the 1999 Subordinated Debt Documents and, other than the Obligations and the 1997 Senior Unsecured Notes (or any permitted refinancing thereof), there is no other "Designated Senior Debt" thereunder. There is no event of default or event or condition which could become an event of default with notice or lapse of time or both, under the 1999 Senior Subordinated Debt Documents or the 1999 Unsecured Debt Documents and each of the 1999 Senior Subordinated Debt Documents and the 1999 Senior Unsecured Debt Documents is in full force and effect.

     ee. Peguform Acquisition. Simultaneously with the disbursement of initial Advance hereunder, the Borrower will have completed the Peguform Acquisition in accordance with the Peguform Acquisition Documents and in accordance with all laws and regulations and all other Requirements of Law, and will acquire, free and clear of all

          Liens, good and marketable title to all Capital Stock to be acquired pursuant to the Peguform Acquisition. Complete and correct copies of all Peguform Acquisition Documents have been delivered to the Administrative Agent on or before the Peguform Acquisition Date, and the Borrower has satisfied all conditions precedent required as of closing under the Peguform Acquisition to complete the Peguform Acquisition. The total consideration paid or payable for the Peguform Acquisition will not exceed $475,000,000 plus $45,000,000 of Indebtedness assumed in connection with the Peguform Acquisition.

     ff. Subsidiary Advances. The making of any loans or other advances by any Foreign Subsidiary to the Borrower which are subordinated to all Secured Obligations does not violate or contravene (a) any provision of any security issued by the Foreign Subsidiary or of any agreement, instrument or other undertaking to which the Foreign Subsidiary is a party or by which it or any of its property is bound (each a "Contractual Obligation") or (b) the certificate of incorporation and by-laws or other organizational or governing documents of such Foreign Subsidiary, or any Requirement of Law. Other than the restrictions described on Schedule 5.32, there are no restrictions on any dividends or other distributions which may be paid by any Foreign Subsidiary upon its Capital Stock, whether under any Contractual Obligation, Requirement of Law or otherwise.


6.   COVENANTS

     During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

     a. Financial Reporting. The Borrower will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with Agreement Accounting Principles, and furnish to the
          Lenders:

               (a) Within 90 days after the close of each of its fiscal years, an unqualified audit report certified by independent certified public accountants, acceptable to the Lenders, prepared in accordance with Agreement Accounting Principles on a consolidated basis for itself and the Subsidiaries, including balance sheets as of the end of such period, related profit and loss and reconciliation of surplus statements, and a statement of cash flows, accompanied by
                    (a) any management letter prepared by said accountants, and
                    (b) a certificate of said accountants that, in the course of their examination necessary for their certification of the foregoing, they have obtained no knowledge of any Default or Unmatured Default, or if, in the opinion of such accountants, any Default or Unmatured Default shall exist, stating the nature and status thereof.

               (b) Within 45 days after the close of the first three quarterly periods of each of its fiscal years, for itself and the Subsidiaries, consolidated unaudited balance sheets as at the close of each such period and consolidated unaudited profit and loss and unaudited reconciliation of surplus statements and an unaudited statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer.

               (c) Within 30 Business Days after the close of each fiscal month end, a Borrowing Base Certificate prepared as of the close of business on the last day of each month and such supporting schedules requested by the Administrative Agent, certified as true and correct by an authorized officer of the Borrower.

               (d) Within 30 days of the request of the Administrative Agent, a report containing an aging as of the end of the preceding month of accounts receivable and accounts payable of the Borrower and its Subsidiaries, in a form satisfactory to the Administrative Agent, and a report identifying the inventory of the Borrower and its Subsidiaries, and the cost and location thereof as of the end of the preceding month, in form satisfactory to the Administrative Agent.

               (e) Promptly and in any event within 10 days after receipt, a copy of any management letter or comparable analysis prepared by the auditors for the Borrower and its Subsidiaries.

               (f) Together with the financial statements required under Sections 6.1(i) and (ii), a compliance certificate in substantially the form of Exhibit J hereto signed by an authorized officer showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.

               (g) Within 270 days after the close of each fiscal year, a statement of the Unfunded Liabilities of each Single Employer Plan, certified as correct by an actuary enrolled under ERISA.

               (h) As soon as possible and in any event within 10 days after the Borrower or any Subsidiary knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by the chief financial officer of the Borrower, describing said Reportable Event and the action which the Borrower proposes to take with respect thereto.

               (i) As soon as possible and in any event within 10 days after receipt by the Borrower or any Subsidiary, a copy of (a) any notice or claim to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the release by the Borrower, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and

                    (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Borrower or any of its Subsidiaries, which, in either case, could have a Material Adverse Effect.

               (j) Promptly upon the furnishing thereof to the shareholders or Beneficiary or trustees of the Borrower or any holder of the 1999 Subordinated Debt, the 1999 Senior Unsecured Notes, or the 1997 Senior Unsecured Notes or trustee therefor, copies of all financial statements, reports, proxy statements and other documents so furnished.

               (k) Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission.

               (l) Promptly and in any event within three calendar days after becoming aware of the occurrence of a Default or an Unmatured Default, or the occurrence of an event of default under the Peguform Acquisition Documents, a certificate of the chief financial officer of the Borrower stating the nature and status thereof.

               (m) Such other information (including nonfinancial information) as the Administrative Agent or any Lender may from time to time reasonably request.

     b. Use of Proceeds. The Borrower will, and will cause each Subsidiary to, use the proceeds of the Advances for working capital and other corporate purposes. The Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Advances to purchase or carry any Margin Stock.

     c. Notice of Default. The Borrower will, and will cause each Subsidiary to, give prompt notice in writing to the Lenders of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise, which could have a Material Adverse Effect.

     d. Conduct of Business. The Borrower will, and (subject to Sections 6.12 and 6.13) will cause each Subsidiary to, carry on and conduct its business in substantially the same fields of enterprise as it is presently conducted and to do all things necessary to remain duly incorporated, validly existing and in good standing as a corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted; provided, however, that any Domestic Subsidiary may transfer its jurisdiction of incorporation to another State of the United States of America. The Borrower will not permit the organizational documents of any successor to the Borrower under
          Section 6.12 to be modified in any manner materially adverse to the Lenders without the consent of the Administrative Agent.

     e. Taxes. The Borrower will, and will cause each Subsidiary to, timely file complete and correct United States federal and applicable foreign, state and local tax returns required by law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with Agreement Accounting Principles.

     f. Insurance. The Borrower will maintain fire and extended coverage insurance on its and each Subsidiary's equipment, inventory, real property and other tangible assets containing a lender's loss payable and mortgagee clause in favor of the Administrative Agent and providing that said insurance will not be terminated except after at least 30 days' written notice from the insurance company to the Administrative Agent. The certificate signed by the President or Chief Financial Officer of the Borrower, that attests to the existence and adequacy of (as comparable to insurance customarily maintained by similar companies in the Borrower's line of business), and summarizes, the property and casualty insurance program carried by the Borrower and that has been furnished by the Borrower to the Administrative Agent and the Lenders, is complete and accurate. This summary includes the insurer's or insurers' name(s), policy number(s), expiration date(s), amount(s) of coverage, type(s) of coverage, exclusion(s), and deductibles. This summary also includes similar information, and describes any reserves, relating to any selfinsurance program that is in effect.

     g. Compliance with Laws. The Borrower will, and will cause each Subsidiary to, comply in all material respects with all Requirements of Law.

     h. Maintenance of Properties. Except as to Property which is obsolete or is not being used in the business or is to be replaced, the Borrower will, and will cause each Subsidiary to, do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times.

     i. Inspection. The Borrower will, and will cause each Subsidiary to, permit the Administrative Agent and the Lenders, by their respective representatives and agents, to inspect any of the Property, corporate books and financial records of the Borrower and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Borrower and each Subsidiary, and to discuss the affairs, finances and accounts of the Borrower and each Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Lenders may designate.

     j. Dividends. The Borrower will not declare or pay any dividends or make any distributions of any kind (including without limitation any distribution of assets) on its Capital Stock (other than dividends payable in its own Capital Stock) or redeem, repurchase or otherwise acquire or retire any of its Capital Stock at any time outstanding, except that the Borrower may make distributions to any Beneficiary of the Borrower required to pay the aggregate federal, state and local income and intangibles tax liability of such Beneficiary attributable solely to earnings of the Borrower, provided that such amounts shall be paid only so long as the Borrower is an entity described in Section 1361(a)(1), 1361(c)(2), 1361(d) or 1361(e) of the Code, an S
          Corporation, a limited liability company or a partnership or an entity that is disregarded as an entity separate from its owner(s) for tax purposes (each a "Pass Through Entity") and such distributions may be made only as and when such tax liability of the Beneficiary is due (the "Permitted Tax Distributions"), and the Borrower shall comply with all requirements of the 1997 Senior Unsecured Debt Documents, 1999 Senior Unsecured Debt Documents and 1999 Subordinated Debt Documents in connection with the payment of any such dividends or other distributions. The Borrower will not issue any Disqualified Stock. For purposes of the calculation and distribution in this Section 6.10, the Beneficiary shall be the Person ultimately liable for the payment of taxes on the earnings of the Borrower.

     k. Indebtedness. The Borrower will not, nor will it permit any Subsidiary to, create, incur or suffer to exist any Indebtedness, except:

               (a) The Loans and Facility Letters of Credit and other Indebtedness under the Loan Documents;

               (b)  Indebtedness existing on the date hereof and described in
                    Schedule 6.11 hereto, including the 1997 Senior Unsecured Notes, the 1999 Senior Unsecured Notes and the 1999 Subordinated Notes, but no increase in the principal amount thereof, as reduced from time to time;

               (c) Indebtedness arising under Rate Hedging Agreements, provided that such Rate Hedging Agreements are entered into to hedge the Borrower's and its Subsidiaries' reasonably estimated interest rate, foreign currency or commodity exposure and are not entered into for purposes of financial speculation;

               (d) Indebtedness incurred solely to refinance or replace any then existing Indebtedness permitted hereunder, provided that such Indebtedness does not in any case exceed the amount of existing Indebtedness refinanced or replaced and such existing Indebtedness is paid and discharged to the extent of the new Indebtedness incurred;

               (e) Indebtedness of the Borrower or any of its Subsidiaries owing to the Borrower or any of its Subsidiaries, provided that (w) if such Indebtedness is owing to a Borrower or a Guarantor, the Administrative Agent shall have a first priority, perfected and enforceable lien and security interest in form and substance acceptable to the Administrative Agent in such Indebtedness and all rights and interests of the Borrower or such Guarantor with respect thereto, (x) if the Borrower or the Guarantor is the obligor on such Indebtedness, such Indebtedness, if required by the Administrative Agent, shall be expressly subordinated, by written agreement in form and substance acceptable to the Administrative Agent, to the Secured Obligations, (y) the aggregate principal amount of such Indebtedness to the Borrower or any Guarantor owing by all Subsidiaries which are not Guarantors shall not exceed the sum of the amount incurred to complete the Peguform Acquisition and the Peguform Restructuring and $100,000,000 at any time outstanding and (z) the aggregate principal amount of such Indebtedness owing by all Subsidiaries which are not Wholly-Owned Subsidiaries shall not exceed $10,000,000 at any time outstanding;

               (f) Indebtedness in connection with any receivables factoring in the ordinary course of business in an aggregate amount at any one time outstanding not to exceed an amount equal to the Dollar Equivalent of $10,000,000;

               (g)  The Additional Subordinated Notes; and

               (h) Other Indebtedness in an aggregate amount at any one time outstanding not to exceed $50,000,000, provided that the aggregate amount of such other Indebtedness owing by Foreign Subsidiaries shall not exceed $25,000,000.

Notwithstanding the above, the Borrower will not, nor will it permit any Subsidiary to, create, incur or suffer to exist any Indebtedness, other than the Loan Documents and the Additional Subordinated Notes, which is classified as "Credit Facilities" under the 1999 Senior Unsecured Indenture or the 1999 Subordinated Indenture and which would limit the ability of the Borrower to borrow the full amount of the Commitments.

     l. Merger. The Borrower will not, nor will it permit any Subsidiary to, merge or consolidate with or into any other Person, except that a Subsidiary may merge into the Borrower or a WhollyOwned Subsidiary and any non Wholly-Owned Subsidiary may merge into any Subsidiary for which the Borrower owns an equal or greater percentage of the Capital Stock of such Subsidiary.

    Notwithstanding anything contained in this Agreement to the contrary, the Borrower is permitted to contribute or transfer all of the Capital Stock of the Subsidiaries then held by the Borrower (other than the Capital Stock of the Subsidiary which is to receive such contribution from the Borrower or the Capital Stock of a Subsidiary of which such receiving Subsidiary is a Subsidiary) to Venture Holdings Corporation or any other successor to the Borrower (a "Trust Contribution") provided that (A) any successor or surviving corporation or limited liability company is organized and existing under the laws of the United States, any state thereof or the District of Columbia, pursuant to organizational documents acceptable to the Administrative Agent, (B) such contribution or reorganization is not materially adverse to the Lenders; it being understood, however, that such contribution or reorganization shall not be considered materially adverse to the Lenders solely because the successor or surviving corporation or limited liability company is subject to income taxation as a corporate or limited liability entity, (C) immediately after giving effect to such transaction, no Default of Unmatured Default exists, (D) the actions comprising such contribution or reorganization (e.g., the contribution of Capital Stock of the Subsidiaries, or the issuance of Capital Stock of the corporation or limited liability company or the Capital Stock of a Subsidiary of which such receiving Subsidiary is a Subsidiary in exchange for assets of or Capital Stock in the Borrower or in exchange for Capital Stock of a corporation or limited liability company or the Capital Stock of a Subsidiary of which such receiving Subsidiary is a Subsidiary holding such Capital Stock, or the merger or consolidation of such corporations) will not themselves directly result in material income tax liability to the successor or surviving corporation or limited liability company or the Subsidiary of which such receiving Subsidiary is a Subsidiary, (E) the successor or surviving corporation or limited liability company has assumed all Secured Obligations of the Borrower, in each case pursuant to agreements in a form reasonably satisfactory to the Administrative Agent and the Lenders and (F) the Lenders will not recognize income, gain or loss for federal or income tax purposes as a result of such contribution or reorganization and will be subject to federal income tax on the same amounts, in the same manner, and at the same time as would have been the case if such contribution or reorganization had not occurred. If the successor or surviving corporation or limited liability company after a Trust Contribution is not a Pass Through Entity, the Borrower's ability to make Permitted Tax Distributions terminates (except with respect to tax distributions in respect of taxable periods ending on or prior to the date such contribution or reorganization is effective for relevant tax purposes), other than tax distributions in respect of beneficiaries' income tax liability that results from the actions comprising such contribution or reorganization. The Borrower shall deliver to the Administrative Agent prior to such contribution or reorganization an officers' certificate covering paragraphs (A) through (F) and the preceding sentence of this paragraph, stating that such contribution or reorganization and such agreements comply with this Agreement, and an opinion of counsel covering paragraphs (A), (D), (E) and (F) above and the preceding sentence of this paragraph.

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all of the assets of the Borrower (other than the Capital Stock of the Subsidiary which is to receive such contribution from the Borrower or the Capital Stock of a Subsidiary of which such receiving Subsidiary is a Subsidiary) in accordance with this Section 6.12 the successor corporation or limited liability company formed by such consolidation or into or with which the Borrower is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Agreement referring to the "Borrower" shall refer instead to the successor corporation or limited liability company and not to Venture Holdings Trust), and may exercise every right and power of the Borrower under this Agreement with the same effect as if such successor person had been named as the Borrower herein, and the predecessor Borrower shall be relieved from the obligation to pay the Obligations provided that such predecessor Borrower shall be released from its obligations on all of its Indebtedness other than Indebtedness in an aggregate outstanding amount not to exceed $7,500,000.

     m. Sale of Assets. The Borrower will not, nor will it permit any Subsidiary to, lease, sell or otherwise dispose of its Property to any other Person, except:

               (a) Sales and other dispositions of inventory in the ordinary course of business and the sales and other dispositions of obsolete material or equipment in the ordinary course of business;

               (b) Sales of equipment if 100% of the Net Cash Proceeds from the sale of any such equipment are used within 360 days of such sale to purchase equipment of comparable or greater value which is subject to the lien and security interest of the Administrative Agent or are used to repay the Loans (and if any such payment is applied to Revolving Credit Loans, the Revolving Credit Commitments shall be permanently reduced by such amount) or, if there are no Loans outstanding, to repay amounts outstanding under the 1997 Senior Unsecured Notes or the 1999 Senior Unsecured Notes (and such payment shall not be considered a Default under Section 6.16), and permanently reduce the Revolving Credit Commitments by such amounts;

               (c) Transfers of assets between Guarantors and between the Borrower and Guarantors;

               (d) Transfers of assets between Subsidiaries which are not Guarantors and transfers of assets from any Subsidiaries which are not Guarantors to any Guarantor or the Borrower.

               (e) Transfers of assets pursuant to, and as described in, the Peguform Restructuring;

               (f) Subject to Section 6.11(vi), the sale of receivables in connection with any receivables factoring arrangement in the ordinary course of business; and

               (g) Leases, sales or other dispositions of its Property that, together with all other Property of the Borrower and its Subsidiaries previously leased, sold or disposed of (other than inventory in the ordinary course of business) as permitted by this clause (vii) during the twelvemonth period ending with the month in which any such lease, sale or other disposition occurs, does not exceed $10,000,000 in aggregate amount, provided that no such lease, sale or other disposition may be made if any Default or Unmatured Default exists or would be caused thereby.

Notwithstanding anything in this Section 6.13 to the contrary, (A) any leases, sales or other dispositions of the assets (other than as permitted by clauses
(i), (iii), (iv), (v) or (vi) above) of the Borrower and its Subsidiaries which in the aggregate exceed a Substantial Portion shall not be permitted, (B) no such leases, sales or other dispositions of Property may be made (other than pursuant to clause (i) above) if any Default or Unmatured Default has occurred and is continuing and (c) all leases, sales and other disposition of Property (other than as permitted by clauses (iii), (iv) and (v) above) at any time shall be for not less than the fair market value of such Property as determined in good faith by the Borrower and at least 75% of the consideration therefor received by the Borrower or such Subsidiary shall be in the form of cash, Cash Equivalents or the assumption of Indebtedness of the Borrower or its Subsidiaries (exclusive of any Subordinated Indebtedness or Contingent Obligations).

     n. Investments and Acquisitions. The Borrower will not, nor will it permit any Subsidiary to, make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or to create any Subsidiary or to become or remain a partner in any partnership or Joint Venture, or to make any Acquisition of any Person, except:

               (a)  Cash Equivalents;

               (b) Existing Investments in Subsidiaries and other Investments in existence on the date hereof and described in Schedule
                    6.14 hereto;

               (c) Advances of Loans and other advances among the Borrower and its Subsidiaries, subject to the provisions of Section 6.11(v);

               (d) Capital contributions by the Borrower or Guarantors to one or more Subsidiaries which are not Guarantors in aggregate amount not to exceed the sum of the aggregate amount of capital contributions to such Subsidiaries required to complete the Peguform Acquisition and Peguform Restructuring plus $10,000,000, capital contributions by the Borrower or

                    Guarantors to one or more of the other Guarantors and capital contributions by any Subsidiaries which are not Guarantors to the Borrower or any Subsidiary;

               (e) Acquisitions of any Persons (including Investments made to accomplish such Acquisitions) if (a) as of the end of the fiscal quarter of the Borrower immediately preceding any Acquisition and on a Pro Forma Basis, satisfactory to the Administrative Agent, after giving effect to the Acquisition, the Borrower is in compliance with all covenants contained in this Agreement and no Default or Unmatured Default then exists, (b) the total consideration paid or payable for Acquisitions (including all indebtedness assumed) does not exceed $50,000,000 in an aggregate amount for all such Acquisitions or $25,000,000 for any single Acquisition or related series of Acquisitions, and (c) on a Pro Forma Basis, satisfactory to the Administrative Agent, giving effect to the Acquisition, the Borrowing Base and the Aggregate Revolving Credit Commitment each exceeds the Aggregate Revolving Credit Outstandings by not less than $20,000,000;

               (f) Other Investments in Joint Ventures not to exceed $20,000,000 in aggregate amount; and

               (g) Investments received in connection with the collection or compromise of accounts receivable or other rights to payment;

               (h)  The Peguform Acquisition and the Peguform Restructuring;

               (i)  Rate Hedging Obligations to the extent permitted hereunder;
                    and

               (j) Other Investments not to exceed $20,000,000 in aggregate amount.

     o. Liens. The Borrower will not, nor will it permit any Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower or any of its Subsidiaries, except:

               (a) Liens for taxes, assessments, judgments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with generally accepted principles of accounting shall have been set aside on its books;

               (b) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books;

               (c) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;

               (d) Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Borrower or the Subsidiaries;

               (e)  Liens existing on the date hereof and described on Schedule
                    6.15 hereto but no increase in the amount secured thereby, as reduced from time to time, and Liens granted in connection with any refinancing of such indebtedness provided that the Liens are on the same assets and the indebtedness secured is not increased;

               (f) Liens in favor of the Administrative Agent, for the benefit of the Lenders and securing the Secured Obligations, granted pursuant to any Collateral Document;

               (g) Liens in favor of the Borrower or any Guarantor, provided that such Liens against the Borrower or any Guarantor are subordinate to all Liens in favor of the Administrative Agent by written agreement and other documents satisfactory to the Administrative Agent, and Liens in favor of any Subsidiary which is not a Guarantor against any Subsidiary which is not a Guarantor; and

               (h) Any Lien to secure payment of a portion of the purchase price of any tangible fixed asset acquired by the Borrower or any Guarantor may be created or suffer to exist upon such fixed asset if the outstanding principal amount of the Indebtedness is secured by such Lien does not at any time exceed the purchase price paid for such fixed asset, provided that such Lien does not encumber any other asset at any time owned by the Borrower or any Guarantor, and provided, further, that not more than one such Lien shall encumber such fixed asset at any one time.

     p. Modification and Prepayment of Indebtedness. The Borrower will not, and will not permit any Subsidiary to, make any amendment or modification to the indenture, note or other agreement evidencing or governing any Subordinated Indebtedness or any other Indebtedness described in Schedule 6.11, including without limitation any 1999 Subordinated Debt Document, any 1999 Senior Unsecured Debt Document, any 1997 Senior Unsecured Debt Document, which in any case would be adverse to the Lenders (provided that any modification to the 1997 Senior Unsecured Debt Documents which makes the covenants thereunder less restrictive on the Borrower shall not be deemed adverse to the Lenders) or materially more burdensome to the Borrower, or directly or indirectly voluntarily prepay, defease or in substance defease, purchase, redeem, retire or otherwise acquire, any Subordinated Indebtedness, including without limitation the 1999

          Subordinated Debt, the 1999 Senior Unsecured Notes, the 1997 Senior Unsecured Notes or any other Indebtedness described on Schedule 6.11.

     q. Sale of Accounts. The Borrower will not, nor will it permit any Subsidiary to, sell or otherwise dispose of any notes receivable or accounts receivable, with or without recourse, other than (i) a sale by the Borrower to a Wholly-Owned Subsidiary or by any Subsidiary to the Borrower or to a Wholly-Owned Subsidiary and (ii) in connection with receivables factoring to the extent permitted by Section 6.11(vi).

     r. Financial Contracts. The Borrower will not, nor will it permit any Subsidiary to, enter into or remain liable upon any Financial Contract, except Rate Hedging Agreements permitted under Section 6.11 and any other Financial Contract not entered into for purpose of market speculation.

     s. Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, assume or suffer to exist any consensual restriction on the ability of any Subsidiary of the Borrower to pay dividends or make other distributions to or on behalf of, or to pay any obligation to or on behalf of, or otherwise to transfer assets or property to or on behalf of, or make or pay loans or advances to or on behalf of, the Borrower or any Subsidiary of the Borrower, except (a) restrictions imposed by this Agreement,
          (b) restrictions imposed by applicable law, (c) existing restrictions under Indebtedness outstanding on the Effective Date specified on
          Schedule 6.19, (d) restrictions under any acquired Indebtedness not incurred in violation of this Agreement or any agreement relating to any property, asset, or business acquired by the Borrower or any of its Subsidiaries, which restrictions in each case existed at the time of an Acquisition, were not put in place in connection with or in anticipation of such Acquisition and are not applicable to any person, other than the person acquired, or to any property, asset or business, other than the property, assets and business so acquired, (e) any such restriction or requirement imposed by Indebtedness incurred under the 1999 Subordinated Debt Documents, the 1999 Senior Unsecured Debt or the 1997 Senior Unsecured Debt Documents provided such restriction or requirement is not materially less favorable than that imposed by this Agreement, (f) restrictions with respect solely to a Subsidiary of the Borrower imposed pursuant to a binding agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary, provided such restrictions apply solely to the Capital Stock or assets of such Subsidiary, which are being sold, and (g) in connection with and pursuant to permitted refinancing Indebtedness, replacements of restrictions imposed pursuant to clauses (a), (c), (d) or (e) of this paragraph that are not materially less favorable than those being replaced and do not apply to any other person or assets than those that would have been covered by the restrictions in the Indebtedness so refinanced. Notwithstanding the foregoing, customary provisions restricting subletting or assignment of any lease entered into in the ordinary course of business, consistent with industry practice shall not in and of themselves be considered a restriction on the ability of the applicable Subsidiary to transfer such agreement or assets, as the case may be.

     t. Additional Covenants re: Indebtedness. Except for the agreements and instruments described in Schedule 6.20, at any time the Borrower or any Guarantor shall enter into or be a party to any instrument or agreement, including all such instruments or agreements in existence as of the date hereof and all such instruments or agreements entered into after the date hereof, relating to or amending any terms or conditions applicable to any of its Indebtedness which includes covenants, terms, conditions or defaults not substantially provided for in this Agreement or more favorable to the lender or lenders thereunder than those provided for in this Agreement, then the Borrower shall promptly so advise the Administrative Agent and the Lenders. Thereupon, if the Administrative Agent shall request, upon notice to the Borrower, the Administrative Agent and the Lenders shall enter into an amendment to this Agreement or an additional agreement (as the Administrative Agent may request), providing for substantially the same covenants, terms, conditions and defaults as those provided for in such instrument or agreement to the extent required and as may be selected by the Administrative Agents. In addition to the foregoing, any covenants, terms, conditions or defaults in the 1999 Subordinated Debt Documents, the 1999 Senior Unsecured Debt Documents or the 1997 Senior Unsecured Debt Documents not substantially provided for in this Agreement, or more favorable to the holders of the 1999 Subordinated Debt, the holders of the 1999 Senior Unsecured Notes or the holders of the 1997 Senior Unsecured Notes, are hereby incorporated by reference into this Agreement to the same extent as if set forth fully herein, (provided that any references in such covenants as incorporated herein to the "Trustee" shall be deemed references to the Administrative Agent and any references to the holders of the debt thereunder shall be deemed references to the Administrative Agent and the Lenders hereunder), and no subsequent amendment waiver or modification thereof shall affect any such covenants, terms, conditions or defaults as incorporated herein, provided that amendments to the covenants, terms, conditions or defaults of 1997 Senior Unsecured Debt Documents shall be deemed to amend such covenants, terms, conditions or defaults of the 1997 Senior Unsecured Debt Documents as incorporated herein.

     u. Nature of Business. The Borrower will not, and will not permit any of the Subsidiaries, to make or suffer any change in the nature of its business from that engaged in on the Effective Date or engage in any other businesses other than those in which it is engaged on the Effective Date.

     v. Operating Leases. The Borrower will not permit the aggregate amount paid or payable under all Operating Leases of the Borrower and its Subsidiaries in any consecutive twelve month period to exceed $35,000,000.

     w. Year 2000. The Borrower will take and will cause each of its Subsidiaries to take all such actions as are reasonably necessary to successfully implement the Year 2000 Program and to assure that Year 2000 Issues will not have a Material Adverse Effect. At the request of the Administrative Agent or any Lender, the Borrower will provide a description of the Year 2000 Program, together with any updates or progress reports with respect thereto.

     x. Negative Pledge Limitation. Enter into any agreement with any Person, other than the Lenders or the Administrative Agent pursuant hereto and other than the existing provisions of the 1997 Senior Unsecured Debt Documents, the 1999 Senior Unsecured Debt Documents, the 1999 Subordinated Debt Documents and the agreements listed on Schedule 6.24, without amendment, which prohibits or limits the ability of the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien in favor of the Administrative Agent and the Lenders upon any of its assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether now owned or hereafter acquired.

     y. Consolidated Net Worth. The Borrower will maintain Consolidated Net Worth at all times of not less than the sum of $59,500,000 plus (a) 50% of the consolidated net income (after taxes and Permitted Tax Distributions) of the Borrower and its Subsidiaries, as determined in accordance with the Agreement Accounting Principles, such 50% of consolidated net income to be added as of the end of each fiscal year of the Borrower, provided that if such income is negative in any fiscal year, the amount added for such fiscal year shall be zero and it shall not reduce the amount to be added for any other fiscal year and (b) 75% of the Net Cash Proceeds from any capital contribution to the Borrower or the issuance of any Capital Stock of the Borrower.

     z. Interest Coverage Ratio. The Borrower will maintain an Interest Coverage Ratio of at least (a) 2.0 to 1.0 as of September 30, 1999 and as of the end of each fiscal quarter thereafter through the fiscal quarter ending March 31, 2000, (b) 2.5 to 1.0 as of June 30, 2000 and as of the end of each fiscal quarter thereafter through the fiscal quarter ending April 30, 2001, and (c) 3.0 to 1.0 as of June 30, 2001 and as of the end of each fiscal quarter thereafter.

     aa. Fixed Charge Coverage Ratio. The Borrower will maintain a Fixed Charge Coverage Ratio of at least (a) 1.0 to 1.0 as of June 30, 2000 and (b)
          1.05 to 1.0 as of the end of each fiscal quarter thereafter.

     bb. Leverage Ratio. The Borrower will maintain a Leverage Ratio of not more than (i) 5.75 to 1.0 at any time from and including the Effective Date to and including June 29, 2000, (ii) 4.50 to 1.0 at any time from and including June 30, 2000 to and including June 29, 2001, (iii) 3.75 to 1.0 at any time from and including June 30, 2001 to and including June 29, 2002, and (iv) 3.50 to 1.0, at any time thereafter.


7.   DEFAULTS

     The occurrence of any one or more of the following events shall constitute a Default:

     a. Any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries to the Lenders or the Administrative Agent under or in connection with this Agreement, any Loan, any Facility Letter of Credit, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made.

     b. Nonpayment of principal of any Loan or Reimbursement Obligations when due, or nonpayment of interest upon any Loan or of any commitment fee or other Obligation under any of the Loan Documents within five days after the same becomes due.

     c. The breach by the Borrower or any of its Subsidiaries of any of the terms or provisions of Article VI, other than Sections 6.1, 6.5, 6.7, 6.8, 6.15 and 6.22.

     d. The breach by the Borrower or any Subsidiary (other than a breach which constitutes a Default under Section 7.1, 7.2 or 7.3) of any of the terms or provisions of, or any other default under, this Agreement or any other Loan Document which is not remedied within ten days after written notice from the Administrative Agent.

     e. Failure of the Borrower or any of its Subsidiaries to pay when due any Indebtedness aggregating in excess of $7,500,000 ("Material Indebtedness"); or the default by the Borrower or any of its Subsidiaries in the performance of any term, provision or condition contained in any agreement under which any such Material Indebtedness was created or is governed, or any other event shall occur or condition exist, the effect of which is to cause, or to permit the holder or holders of such Material Indebtedness to cause, such Material Indebtedness to become due prior to its stated maturity; or any Material Indebtedness of the Borrower or any of its Subsidiaries shall be declared in default or declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; or the Borrower or any of its Subsidiaries shall not pay, or admit in writing its inability to pay, its debts generally as they become due.

     f. The Borrower or any of its Significant Subsidiaries shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws or under any other bankruptcy, insolvency or similar law (whether under any U.S. or non-U.S. law) as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws or under any other bankruptcy, insolvency or similar law (whether under any U.S. or non-U.S. law) as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any action to authorize or effect any of the foregoing actions set forth in this
          Section 7.6 or (vi) fail to contest in good faith any appointment or proceeding described in Section 7.7.

     g. Without the application, approval or consent of the Borrower or any of its Significant Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any of its Significant Subsidiaries or any material portion of its Property, or a proceeding described in Section 7.6 (iv) shall be instituted against the Borrower or any of its Significant Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 30 consecutive days.

     h. Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of (each a "Condemnation"), all or any portion of the Property of the Borrower and its Subsidiaries which, when taken together with all other Property of the Borrower and its Subsidiaries so condemned, seized, appropriated, or taken custody or control of, during the twelvemonth period ending with the month in which any such Condemnation occurs, constitutes a Substantial Portion.

     i. The Borrower or any of its Subsidiaries shall fail within 30 days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $7,500,000 or the Dollar Equivalent thereof in any currency, which is not stayed on appeal or otherwise being appropriately contested in good faith.

     j. The Unfunded Liabilities of all Single Employer Plans shall exceed in the aggregate $5,000,000, the unfunded liabilities under all Foreign Plans shall exceed in the aggregate $50,000,000, or any Reportable Event shall occur in connection with any Plan, in each case which is not remedied within ten days after written notice from the Administrative Agent.

     k. The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Borrower or any other member of the Controlled Group as withdrawal liability (determined as of the date of such notification), exceeds $2,500,000 or requires payments exceeding $2,500,000 per annum.

     l. The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Borrower and the other members of the Controlled Group (taken as a whole) to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years of each such Multiemployer Plan immediately preceding the plan year in which the reorganization or termination occurs by an amount exceeding $2,500,000.

     m. The Borrower or any of its Subsidiaries shall be the subject of any proceeding or proceedings pertaining to the release by the Borrower or any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, or any violation of any federal, state or local or foreign environmental, health or safety law or regulation, which, in either case, could reasonably be expected to have a Material Adverse Effect.

     n. Except as otherwise permitted hereunder, any Guaranty shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Guaranty, or any Guarantor shall fail to comply with any of the terms or provisions of any Guaranty to which it is a party, or any Guarantor denies that it has any further liability under any Guaranty to which it is a party, or gives notice to such effect.

     o. Any Collateral Document shall for any reason fail to create a valid and perfected first priority security interest in any collateral purported to be covered thereby, except as permitted by the terms of any Collateral Document, or any Collateral Document shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Collateral Document, or the Borrower or any Subsidiary shall fail to comply with any of the terms or provisions of any Collateral Document.

     p. The representations and warranties set forth in "Section 5.15 Plan Assets; Prohibited Transactions" shall at any time not be true and correct.

     q. The Borrower or any Subsidiary shall fail to pay when due any amount due under, or the breach by the Borrower or any Subsidiary of any term, provision or condition contained in, any Rate Hedging Obligation, Operating Lease, Letter of Credit, obligation under sale and leaseback transaction or Contingent Obligation.

     r. (i) the Peguform Acquisition shall be unwound, reversed or otherwise rescinded in whole or in any material part for any reason, or (ii) the Borrower shall agree to any material amendment to, or waiver of any material rights under, or otherwise change any material terms of, any of the Peguform Acquisition Document, in a manner adverse to the Borrower or any of its Subsidiaries or to Lenders without the prior written consent of Administrative Agent.

     s. The Borrower shall not become a corporation or a limited liability company in accordance with the provisions of Section 6.12 and the definition of Borrower on or before seven Business Days after the Effective Date.

     t. The Borrower shall fail to issue the Additional Subordinated Notes in the face amount of at least $125,000,000 on or before November 30, 2000 and receive the Net Cash Proceeds thereof.


8.   ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

     a.   Acceleration.

               (1) If any Default described in Section 7.6 or 7.7 occurs, (i) the Revolving Credit Commitment shall automatically terminate and the Obligations shall immediately become due and payable without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives and without any election or action on the part of the Administrative Agent or any Lender and (ii) the Borrower will be and become thereby unconditionally obligated, without the need for demand or the necessity of any act or evidence, to deliver to the Administrative Agent, at its address specified pursuant to Article XIII, for deposit into the Letter of Credit Collateral Account, an amount (the "Collateral Shortfall Amount") equal to the excess, if any, of

                    (a) 100% of the sum of the aggregate maximum amount remaining available to be drawn under the Facility Letters of Credit (assuming compliance with all conditions for drawing thereunder) issued by Issuer outstanding as of such time, over

                    (b) the amount on deposit in the Letter of Credit Collateral Account at such time that is free and clear of all rights and claims of third parties and that has not been applied by the Lenders against the Obligations.

               (2) If any Default occurs and is continuing (other than a Default described in Section 7.6 or 7.7), (i) the Required Revolving Credit Lenders may terminate or suspend the Revolving Credit Commitments, (ii) the Required Lenders may declare the Obligations to be due and payable, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives and (iv) the Required Lenders may, upon notice delivered to the Borrower and in addition to the continuing right to demand payment of all amounts payable under this Agreement, make demand on the Borrower to deliver (and the Borrower will, forthwith upon demand by the Required Lenders and without necessity of further act or evidence, be and become thereby unconditionally obligated to deliver), to the Administrative Agent, at its address specified pursuant to Article XIII, for deposit into the Letter of Credit Collateral Account an amount equal to the Collateral Shortfall Amount.

               (3) If at any time while any Default is continuing, the Administrative Agent determines that the Collateral Shortfall Amount at such time is greater than zero, the Administrative Agent may make demand on the Borrower to deliver (and the Borrower will, forthwith upon demand by the Administrative Agent and without necessity of further act or evidence, be and become thereby unconditionally obligated to deliver), to the Administrative Agent as additional funds to be deposited and held in the Letter of Credit Collateral Account an amount equal to such Collateral Shortfall Amount at such time.

               (4) The Administrative Agent may at any time or from time to time after funds are deposited in the Letter of Credit Collateral Account, apply such funds to the payment of the Obligations and any other amounts as shall from time to time have become due and payable by the Borrower to the Lenders under the Loan Documents.

               (5) Neither the Borrower nor any Person claiming on behalf of or through the Borrower shall have any right to withdraw any of the funds held in the Letter of Credit Collateral Account. After all of the Obligations have been indefeasibly paid in full, any funds remaining in the Letter of Credit Collateral Account shall be returned by the Administrative Agent to the Borrower or paid to whoever may be legally entitled thereto at such time.

               (6) The Administrative Agent shall exercise reasonable care in the custody and preservation of any funds held in the Letter of Credit Collateral Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Administrative Agent accords its own property, it being understood that the Administrative Agent shall not have any responsibility for taking any necessary steps to preserve rights against any Persons with respect to any such funds.

     b. Amendments. Subject to the provisions of this Article VIII, the Required Lenders (or the Administrative Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower under the Loan Documents or waiving any Default hereunder; provided, however, (a) no such supplemental agreement shall, without the consent of the Required Revolving Credit Lenders, allow the Borrower to obtain a

          Revolving Credit Loan or Facility Letter of Credit if it would otherwise be unable to absent such supplemental agreement, (b) no such supplemental agreement shall, without the consent of the Required Term Loan A Lenders, waive or amend any condition to the making of any Term Loan A, (c) no such supplemental agreement shall, without the consent of the Required Term Loan B Lenders, waive or amend any condition to the making of any Term Loan B or Section 2.23.3, (d) no such supplemental agreement shall, without the consent of the Required Interim Loan Lenders, waive or amend any condition to the making of any Interim Term Loan, and (e) prior to any Lender other than First Chicago being a Lender hereunder, the Borrower will not withhold its consent to any amendment to this Agreement or any Loan Documents determined by the Administrative Agent as necessary to syndicate a portion of the Commitments and Advances hereunder to additional Lenders, and provided, further, that no such supplemental agreement shall, without the consent of each Lender affected thereby:

               (a) Extend the maturity of any Loan or any Note or postpone or reduce any regularly scheduled payment of principal of any Loan or forgive all or any portion of the principal amount thereof, or reduce the rate or extend the time of payment of interest or fees thereon.

               (b) Reduce the percentage specified in the definition of Required Lenders, Required Revolving Credit Lenders, Required Interim Term Loan Lenders, Required Term Loan A Lenders or Required Term Loan B Lenders.

               (c) Extend the Termination Date or increase the amount of the Commitment of any Lender hereunder, or permit the Borrower to assign its rights under this Agreement.

               (d)  Amend this Section 8.2.

               (e) Release the Borrower or any Guarantor or, except as provided herein or in the Collateral Documents, release all or substantially all of the Collateral.

No amendment of any provision of this Agreement relating to the Administrative Agent shall be effective without the written consent of the Administrative Agent. The Administrative Agent may waive payment of the fee required under
Section 12.3.2 without obtaining the consent of any other party to this Agreement. Notwithstanding anything herein to the contrary, any Defaulting Lender shall not be entitled to vote (whether to consent or to withhold its consent) with respect to any amendment, modification, termination or waiver and, for purposes of the determining the Required Lenders, the Revolving Credit Commitments and the Loans of such Defaulting Lender shall be disregarded and the Administrative Agent shall have the ability, but not the obligation, to replace any such Defaulting Lender with another lender or lenders.

     c. Preservation of Rights. No delay or omission of the Lenders or the Administrative Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to
          Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Administrative Agent and the Lenders until the Obligations have been paid in full.


9.   GENERAL PROVISIONS

     a. Survival of Representations. All representations and warranties of the Borrower and each Guarantor contained in this Agreement shall survive delivery of the Notes and the making of the Loans herein contemplated.

     b. Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

     c. Taxes. Any taxes (excluding federal and state income taxes on the overall net income of any Lender and intangible taxes) or other similar assessments or charges made by any governmental or revenue authority in respect of the Loan Documents shall be paid by the Borrower, together with interest and penalties, if any.

     d. Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

     e. Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Borrower, the Guarantors, the Administrative Agent and the Lenders and supersede all prior agreements and understandings among the Borrower, the Guarantors, the Administrative Agent and the Lenders relating to the subject matter thereof other than, with respect to agreements between the Borrower and the Administrative Agent, any fee agreement described in Section 10.13 or other fee letters and commitment letters among the Administrative Agent and the Borrower.

     f. Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Administrative Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

     g. Expenses; Indemnification. The Borrower shall reimburse (i) the Administrative Agent for any costs, internal charges and reasonable and documented outofpocket expenses (including reasonable attorneys' fees and time charges of attorneys for the Administrative Agent, which attorneys may be employees of the Administrative Agent) paid or incurred by the Administrative Agent in connection with the preparation, review, execution, delivery, amendment, modification and administration of the Loan

          Documents and (ii) the Administrative Agent, the Issuer and the Lenders for any costs, internal charges and reasonable and documented outofpocket expenses (including attorneys' fees and time charges of attorneys for the Administrative Agent, the Issuer and the Lenders, which attorneys may be employees of the Administrative Agent, the Issuer or the Lenders) paid or incurred by the Administrative Agent, the Issuer or any Lender in connection with the collection and enforcement of the Loan Documents, any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "workout" or any insolvency or bankruptcy proceedings in respect of the Borrower or any Subsidiary. Expenses being reimbursed by the Borrower under this Section include, without limitation, the cost and expense of obtaining an appraisal of each parcel of real Property or interest in real Property described in the relevant Collateral Documents, which appraisal shall be in conformity with the applicable requirements of any law or any governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation thereof, including, without limitation, the provisions of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, reformed or otherwise modified from time to time, and any rules promulgated to implement such provisions. The Borrower further agrees to indemnify and hold harmless the Administrative Agent, the Issuer, each Lender and their respective directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Administrative Agent or any Lender is a party thereto) arising at any time, and including without limitation due to any actions or omissions before, on or after the Effective Date, which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the Peguform Acquisition, the Peguform Acquisition Documents, any other Acquisition, any matters relating to any Environmental Laws with respect to any property of the Borrower or any Guarantor, the transactions contemplated hereby or thereby, or the direct or indirect application or proposed application of the proceeds of any Advance hereunder, excluding any such losses, claims, damages, penalties, judgments, liabilities and expenses which result from the gross negligence or willful misconduct of the Administrative Agent, the Issuer or any Lender as finally determined by a court of competent jurisdiction. The obligations of the Borrower under this Section shall survive the termination of this Agreement.

     h. Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Administrative Agent with sufficient counterparts so that the Administrative Agent may furnish one to each of the Lenders.

     i. Accounting; Interpretation. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles, except that any calculation or determination which is to be made on a consolidated basis shall be made for the Borrower and all its Subsidiaries, including those Subsidiaries, if any, which are unconsolidated on the Borrower's audited financial statements. In the event that the Borrower or the Required Lenders believe that there has been a change in generally accepted accounting principles from those utilized in preparing the financial statements referred to in Section 5.4 which materially affect (whether favorably or adversely) compliance under Article VI of this Agreement, each of the Lenders and the Borrower agrees to negotiate an amendment to this Agreement to bring the Borrower into substantially the same compliance with respect to Article VI immediately preceding such change in generally accepted accounting principles. If no resolution of such item or items of compliance is effected, the Borrower and the Lenders agree, for the purposes of the disputed item or items only, to determine compliance by using Agreement Accounting Principles. All financial covenants hereunder shall be calculated on a Pro Forma Basis acceptable to the Administrative Agent except to the extent otherwise required hereunder. The Borrower will not change its fiscal year. For purposes of Article VI and VII (including any baskets or limitations expressed in Dollars therein) of this Agreement, any Indebtedness, Investment or other amount made, outstanding or incurred in any currency other than Dollars shall be deemed to be the Dollar Equivalent thereof. The Borrower further agrees to take all necessary and reasonable action to permit the Administrative Agent and the Lenders to rely on the audited financial statements of the Borrower and its Subsidiaries, including without limitation obtaining any acknowledgements or other consents from the Borrower's auditors as may be required under applicable law and are customarily available.

     j. Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

     k. Nonliability of Lenders. The relationship between the Borrower and the Lenders and the Administrative Agent shall be solely that of borrower and lender. Neither the Administrative Agent nor any Lender shall have any fiduciary responsibilities to the Borrower. Neither the Administrative Agent nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's or any Guarantor's business or operations. The Borrower and each Guarantor agree that neither the Administrative Agent nor any Lender shall have liability to the Borrower or any Guarantor (whether sounding in tort, contract or otherwise) for losses suffered by the Borrower or any Guarantor in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined by a court of competent jurisdiction in a final and non-appealable order that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Administrative Agent nor any Lender shall have any liability with respect to, and the Borrower and each Guarantor hereby waives, releases and agrees not to sue for, any special, indirect or consequential damages suffered by the Borrower or any Guarantor in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

     l. Nonreliance. Each Lender hereby represents that it is not relying on or looking to any Margin Stock for the repayment of the Loans provided for herein.

     m. Confidentiality. Each of the Lenders and the Administrative Agent hereby agrees that it will use reasonable efforts (e.g., procedures substantially comparable to those applied by such Lender and the Administrative Agent in respect of nonpublic information as to the business of such Lender or the Administrative Agent) to keep confidential any financial reports and other information previously or from time to time supplied to it by the Borrower hereunder to the extent that such information is not and does not become publicly available through or with the consent or acquiescence of the Borrower and will use such financial reports and other information only in connection with the transactions contemplated by this Agreement and for no other purpose, provided that nothing herein shall affect the disclosure of any such information (i) by the Administrative Agent to any Lender, (ii) to the extent required by law (including statute, rule, regulation or judicial process),
          (iii) to counsel for any Lender, the Administrative Agent or to their respective accountants, each of whom shall also be bound by the confidentiality obligations set forth herein, (iv) to bank examiners and auditors and appropriate government examining authorities, (v) to any Administrative Agent or to any other Lender, (vi) to the extent necessary or appropriate in connection with any litigation to which any Lender or the Administrative Agent is a party. A determination by a Lender or the Administrative Agent as to the application of the circumstances described in the foregoing clauses (i)(v) shall be conclusive if made in good faith.

     n. Limitation of Liabilities. The Borrower (i) agrees that neither the Administrative Agent nor any Lender shall have any liability to the Borrower or any of its Subsidiaries (whether sounding in tort, contract or otherwise) for losses suffered by the Borrower or any of its Subsidiaries in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined by a judgment of a court that is binding on the Administrative Agent, or such Lender, and that is final and not subject to review on appeal, that such losses were the result of acts or omissions on the part of the Administrative Agent or such Lender, as the case may be, constituting gross negligence, willful misconduct or knowing violations of law and (ii) waives, releases and agrees not to sue upon any claim against the Administrative Agent or any Lender (whether sounding in tort, contract or otherwise) except a claim based upon gross negligence, willful misconduct or knowing violations of law. Whether or not such damages are related to a claim that is subject to the waiver effected above and whether or not such waiver is effective, neither the Administrative Agent nor any Lender shall have any liability with respect to, and the Borrower and each of its Subsidiaries hereby waives, releases and agrees not to sue upon any claim for, any special, indirect or consequential damages suffered by the Borrower or any of its Subsidiaries in connection with, arising out of, or in any way related to the transactions contemplated or the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith.

10.  THE ADMINISTRATIVE AGENT

     a. Appointment; Nature of Relationship. First Chicago is hereby appointed by the Lenders as the Administrative Agent hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Administrative Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Administrative Agent agrees to act as such contractual representative upon the express conditions contained in this Article X. Notwithstanding the use of the defined term "Administrative Agent," it is expressly understood and agreed that the Administrative Agent shall have not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Administrative Agent is merely acting as the representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders' contractual representative, the Administrative Agent (i) does not hereby assume any fiduciary duties to any of the Lenders, (ii) is a "representative" of the Lenders within the meaning of Section 9-105 of the Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Administrative Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

     b. Powers. The Administrative Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Administrative Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Administrative Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Administrative Agent.

     c. General Immunity. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except for its or their own gross negligence or willful misconduct.

     d. No Responsibility for Loans, Recitals, etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify
          (i) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (iii) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered to the Administrative Agent; (iv) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; or (v) the value, sufficiency, creation, perfection or priority of any interest in any collateral security. The Administrative Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower or any Guarantor to the Administrative Agent at such time, but is voluntarily furnished by the Borrower or any Guarantor to the Administrative Agent (either in its capacity as Administrative Agent or in its individual capacity).

     e. Action on Instructions of Lenders. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders or the Required Revolving Credit Lenders, as the case may be, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all holders of Notes. The Lenders hereby acknowledge that the Administrative Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders or the Required Revolving Credit lenders, as the case may be. The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

     f. Employment of Administrative Agents and Counsel. The Administrative Agent may execute any of its duties as Administrative Agent hereunder and under any other Loan Document by or through employees, agents, and attorneysinfact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneysinfact selected by it with reasonable care. The Administrative Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder and under any other Loan Document.

     g. Reliance on Documents; Counsel. The Administrative Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Administrative Agent, which counsel may be employees of the Administrative Agent.

     h. AdministrativeAgent's Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Administrative Agent ratably in proportion to their respective Revolving Credit Commitments (or, if the Revolving Credit Commitments have been terminated, in proportion to their Revolving Credit Commitments immediately prior to such termination) (i) for any amounts not reimbursed by the Borrower for which the Administrative Agent is entitled to reimbursement by the Borrower under the Loan Documents, (ii) for any other expenses incurred by the Administrative Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Administrative Agent. The obligations of the Lenders under this
          Section 10.8 shall survive payment of the Obligations and termination of this Agreement.

     i. Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Administrative Agent has received written notice from a Lender or a Borrower referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders.

     j. Rights as a Lender. In the event the Administrative Agent is a Lender, the Administrative Agent shall have the same rights and powers hereunder and under any other Loan Document as any Lender and may exercise the same as though it were not the Administrative Agent, and the term "Lender" or "Lenders" shall, at any time when the Administrative Agent is a Lender, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person. The Administrative Agent, in its individual capacity, is not obligated to remain a Lender.

     k. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

     l. Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Administrative Agent or, if no successor Administrative Agent has been appointed, forty-five days after the retiring Administrative Agent gives notice of its intention to resign. Upon any such resignation, the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Administrative Agent's giving notice of its intention to resign, then the resigning Administrative Agent may appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent. If the Administrative Agent has resigned and no successor Administrative Agent has been appointed, the Lenders may perform all the duties of the Administrative Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Administrative Agent shall be deemed to be appointed hereunder until such successor Administrative Agent has accepted the appointment. Any such successor Administrative Agent shall be a commercial bank having capital and retained earnings of at least $50,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning Administrative Agent. Upon the effectiveness of the resignation of the Administrative Agent, the resigning Administrative Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation of an Administrative Agent, the provisions of this Article X shall continue in effect for the benefit of such Administrative Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder and under the other Loan Documents.

     m. Administrative Agent's Fee. The Borrower agrees to pay to the Administrative Agent, for its own account, the fees agreed to by the Borrower and the Administrative Agent from time to time.

     n. Collateral Management. The Administrative Agent is hereby authorized on behalf of all of the Lenders, without the necessity of any further consent from any Lender, from time to time prior to a Default, to take any action with respect to the Collateral or the Collateral Documents which may be necessary (i) to perfect and maintain perfected the security interest in and liens upon the Collateral granted pursuant to the Security Agreement and the other Collateral Documents; and (ii) to release portions of the Collateral from the security interests and liens imposed by the Collateral Documents in connection with any dispositions of such portions of the Collateral permitted hereby. In the event that the Borrower or Guarantors desire to sell or otherwise dispose of any assets and such sale or disposition is permitted hereby, the Administrative Agent shall, upon timely notice from the Borrower, release such portions of the Collateral from the security interests and liens imposed by the Collateral Documents as may be specified by the Borrower or Guarantors in order for the relevant Borrower or Guarantor to consummate such proposed sale or disposition, provided that at or prior to the time of such proposed sale or disposition no Default or Unmatured Default shall have occurred and be continuing, including, without limitation, any Unmatured Default or Default that would arise upon consummation of such sale or disposition. For purposes of the preceding sentence, the Borrower shall give timely notice if, not less than two Business Days prior to the date of such proposed sale or disposition, it shall furnish to the Administrative Agent an officers' certificate setting forth in reasonable detail the circumstances of such proposed sale or disposition.

     o. Right to Indemnity. The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

     p. Other Agents. No Lender identified on the facing page of this Agreement or otherwise designated pursuant hereto at any time as "Documentation Agent" or "Syndication Agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as Lenders. Without limiting the foregoing, no Lender so identified as a "Documentation Agent" or "Syndication Agent" or the Arranger shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any Lender so identified or the Arranger in deciding to enter into this Agreement or in taking or not taking action hereunder, and any Lender so identified and the Arranger shall be entitled to the same indemnifications and other protections as provided in this Article X for the Administrative Agent.


11.  SETOFF; RATABLE PAYMENTS

     a. Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, if the Borrower or any Guarantor becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender to or for the credit or account of the Borrower and each Guarantor may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part hereof, shall then be due.

     b. Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon its Loans (other than payments received pursuant to Section 3.1, 3.2 or 3.4) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Loans. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.


12.  BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

     a. Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents and (ii) any assignment by any Lender must be made in compliance with Section 12.3.Notwithstanding clause (ii) of this Section, (i) any Lender may at any time, without the consent of the Borrower or the Administrative Agent, pledge or assign all or any portion of its rights under this Agreement and any Notes to a Federal Reserve Bank, and (ii) any Lender which is a fund or commingled investment vehicle that invests in commercial loans in the ordinary course of its business may at any time, without the consent of the Borrower or the Administrative Agent, pledge or assign all or any part of its rights under this Agreement to a trustee or other representative of holders of obligations owed or securities issued by such Lender as collateral to secure such obligations or securities; provided, however, that no such assignment shall release the transferor Lender from its obligations hereunder. The Administrative Agent may treat the payee of any Note as the owner thereof for all purposes hereof unless and until such payee complies with Section 12.3 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Administrative Agent. Any assignee or transferee of a Note agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

     b.   Participations.

          i. Permitted Participants; Effect. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Revolving Credit Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any such Note for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

          ii. Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Revolving Credit Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Loan or Revolving Credit Commitment, postpones any date fixed for any regularlyscheduled payment of principal of, or interest or fees on, any such Loan or Revolving Credit Commitment, releases any guarantor of any such Loan or releases any substantial portion of collateral, if any, securing any such Loan.

          iii. Benefit of Setoff. The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in Section
               11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that without duplication, each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section
               11.2 as if each Participant were a Lender.

     c.   Assignments.

          i. Permitted Assignments. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("Purchasers") all or any part of its rights and obligations under the Loan Documents. Such assignment shall be substantially in the form of Exhibit K hereto or in such other form as may be agreed to by the parties thereto. The consent of the Administrative Agent, and provided that no Default or Unmatured Default shall have occurred and be continuing and such assignment is not to an existing Lender or an Affiliate of an existing Lender, the consent of the Borrower (which consent shall not be unreasonably withheld or delayed) shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof. Each such assignment shall be in an amount not less than the lesser of (i) $5,000,000, or $2,500,000 in the case of assignments of Term Loan B, or any amount in the case of assignments to other Lenders, or (ii) the remaining amount of the assigning Lender's Commitments (calculated as at the date of such assignment) or such other amount agreed to by the Administrative Agent and, with the consent of the Administrative Agent, such assignments may be of any one or more of the Commitments of any Lender.

          ii. Effect; Effective Date. Upon (i) delivery to the Administrative Agent of a notice of assignment, substantially in the form attached as Exhibit L hereto (a "Notice of Assignment"), together with any consents required by Section 12.3.1, and (ii) payment of a $3,500 fee to the Administrative Agent for processing such assignment, such assignment shall become effective on the effective date specified in such Notice of Assignment, provided that the effective date shall be at least five Business Days after delivery to the Administrative Agent of such notice of assignment unless otherwise agreed to by the Administrative Agent. The Notice of Assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Revolving Credit Commitment and Loans under the applicable assignment agreement are "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Lenders or the Administrative Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Revolving Credit Commitment and Loans assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3.2, the transferor Lender, the Administrative Agent and the Borrower shall make appropriate arrangements so that replacement Notes, if any, are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their Revolving Credit

               Commitment, and in exchange for the existing Notes which are being replaced, as adjusted pursuant to such assignment.

     d. Dissemination of Information. The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Borrower and its Subsidiaries; provided that each Transferee and prospective Transferee agrees to be bound by Section 9.13 of this Agreement.

     e. Tax Treatment. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of
          Section 3.6.


13.  NOTICES

     a. Notices. Except as otherwise permitted hereunder with respect to borrowing notices, all notices, requests and other communications to any party hereunder shall be in writing (including bank wire, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower or the Administrative Agent, at its address or facsimile number set forth on the signature pages hereof, (y) in the case of any Lender, at its address or facsimile number set forth below its signature hereto or (z) in the case of any party, such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Borrower. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Administrative Agent under
          Article II shall not be effective until received.

     b. Change of Address. The Borrower, the Administrative Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.


14.  CHOICE OF LAW, CONSENT TO JURISDICTION, WAIVER OF JURY TRIAL

     a. CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF MICHIGAN.

     b. CONSENT TO JURISDICTION. THE BORROWER AND EACH GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR MICHIGAN STATE COURT SITTING IN

          DETROIT IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVE ANY OBJECTION THEY MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER OR ANY GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER OR ANY GUARANTOR AGAINST THE ADMINISTRATIVE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE ADMINISTRATIVE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN DETROIT, MICHIGAN.

     c. WAIVER OF JURY TRIAL. THE BORROWER, EACH GUARANTOR, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.


15.  MISCELLANEOUS

     a. Execution by Guarantors. The Guarantors are joining in the execution of this Agreement for the purpose of acknowledging and agreeing to the terms hereof and confirming the Guaranty with respect to all of the Secured Obligations, and all other obligations to be observed or performed by the Guarantors in connection with this Agreement.

     b. Counterparts This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the Administrative Agent and Lenders and each party has notified the Administrative Agent by telex or telephone, that it has taken such action. Upon receipt of such notification by each of the other parties, the Administrative Agent shall insert the Effective Date in the final paragraph of this Agreement.

IN WITNESS WHEREOF, the Borrower, the Lenders and the Administrative Agent have executed this Agreement as of May 27, 1999 which shall be the Effective Date.


                                        BORROWER:




                                        VENTURE HOLDINGS TRUST




                                        By:         /s/ James E. Butler
                                            -----------------------------------

                                        Print Name:  James E. Butler

                                        Title:  Executive Vice President



                                        Address for notices for the Borrower:

                                        33662 James J. Pompo Dr.
                                        Fraser, Michigan 48026

                                        Attention: President

                                        Telephone: (810) 294-1500
                                        Telecopy: (810) 294-1960

                                        GUARANTORS:
                                        VEMCO, INC.


                                        By:         /s/ James E. Butler
                                            -----------------------------------

                                            Title:   Executive Vice President
                                                   ----------------------------

                                        VEMCO LEASING, INC.

                                        By:         /s/ James E. Butler
                                            -----------------------------------

                                            Title:   Executive Vice President
                                                   ----------------------------

                                        VENTURE INDUSTRIES CORPORATION

                                        By:         /s/ James E. Butler
                                            -----------------------------------

                                            Title:   Executive Vice President
                                                   ----------------------------

                                        VENTURE HOLDINGS CORPORATION

                                        By:         /s/ James E. Butler
                                            -----------------------------------

                                            Title:   Executive Vice President
                                                   ----------------------------

                                        VENTURE LEASING COMPANY

                                        By:         /s/ James E. Butler
                                            -----------------------------------

                                            Title:   Executive Vice President
                                                   ----------------------------

                                        VENTURE MOLD & ENGINEERING COMPANY

                                        By:         /s/ James E. Butler
                                            -----------------------------------

                                            Title:   Executive Vice President
                                                   ----------------------------

                                        VENTURE SERVICE COMPANY

                                        By:         /s/ James E. Butler
                                            -----------------------------------

                                            Title:   Executive Vice President
                                                   ----------------------------

                                        VENTURE EUROPE, INC.

                                        By:         /s/ James E. Butler
                                            -----------------------------------

                                            Title:   Executive Vice President
                                                   ----------------------------

                                        VENTURE EU CORPORATION

                                        By:         /s/ James E. Butler
                                            -----------------------------------

                                            Title:   Executive Vice President
                                                   ----------------------------

                                        VENTURE HOLDINGS COMPANY LLC

                                        By:         /s/ James E. Butler
                                            -----------------------------------

                                            Title:   Executive Vice President
                                                   ----------------------------

                                        EXPERIENCE MANAGEMENT LLC

                                        By:         /s/ James E. Butler
                                            -----------------------------------

                                            Title:   Executive Vice President
                                                   ----------------------------

                                        THE FIRST NATIONAL BANK OF CHICAGO,
                                        as Administrative Agent and a Lender

                                        By:         /s/ Erik W. Bakker
                                            -----------------------------------

                                        Print Name:  Erik W. Bakker

                                        Title:  First Vice President


                                        611 Woodward Avenue
                                        Detroit, Michigan 48226

                                        Attention:

                                        Telephone: (313) 225-2979
                                        Telecopy: (313) 225-2290


106